PROMISSORY NOTE
                       Louis Joliet Mall
                       Joliet, Illinois

$26,000,000.00                           September 14, 1995

      FOR VALUE RECEIVED, CARLYLE REAL ESTATE LIMITED
PARTNERSHIP-XIV, an Illinois limited partnership (hereinafter referred to as the "Maker"), promises to pay to the order of CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, having its principal address at 900 Cottage Grove Road, Bloomfield, Connecticut 06002, (the "Payee") or such other place in the United States as the Holder hereof may designate in writing (the legal holder from time to time of this Note, including Payee as the initial holder, hereinafter referred to as "Holder"), the principal sum of Twenty-Six Million and NO/100 Dollars ($26,000,000.00), or so much thereof as may be advanced to or for the benefit of Maker by Holder (hereinafter referred to as "Principal Indebtedness"), together with interest thereon at an annual rate of eight and three one-hundredths percent (8.03%) (the "Interest Rate"), in accordance with the provisions hereinafter set forth.

      1.   TERMS OF PAYMENT.  (a) If the date on which Principal
Indebtedness is advanced to Maker ("the Advancement Date") is not the first day of a calendar month, then Maker shall pay to Holder on the first day of the first calendar month following the Advancement Date, interest only on the Principal Indebtedness, at

Page 1
the Interest Rate, calculated on the basis of a 365-day year and the number of days from and including the Advancement Date to and including the last day of the calendar month in which the Advancement Date occurs. On the first day of the second calendar month following the Advancement Date (or on the first day of the first calendar month following the date of this
Note if the Advancement Date is the first day of a calendar month), and on the first day of each calendar month thereafter (hereinafter called the "monthly payment dates") until and including the first day of the eighteenth calendar month following the Advancement Date (or the first day of the nineteenth calendar month if the Advancement Date is not the first day of a calendar month), Maker shall pay to Holder the sum of $173,983.33 to be applied to interest on the Principal Indebtedness from time to time outstanding at the Interest Rate for the immediately preceding calendar month. Except as otherwise provided hereinabove, interest shall be calculated and applied on the basis of a 360-day year consisting of twelve 30-day months.

           (b) Commencing on the first day of the nineteenth calendar month following the Advancement Date (or on the first day of the twentieth calendar month if the Advancement Date is not the first day of a calendar month), until October 1, 2002, Maker shall pay to Holder the sum of $201,189.20, to be applied first to interest on the Principal Indebtedness from time to time outstanding at the Interest Rate and the balance to be applied to the reduction of the Principal Indebtedness (based on a 25-year

Page 2
amortization schedule). The interest component of such monthly payments shall be calculated and applied on the basis of a 360-day year consisting of twelve 30-day months, except that interest for any partial month shall be calculated and applied on the basis of a 365-day year and the actual number of days in such partial month during which the Principal Indebtedness is outstanding.

           (c) On October 1, 2002 (the "Maturity Date"), Maker shall pay to Holder the entire Principal Indebtedness then remaining unpaid, together with all accrued and unpaid interest thereon at the Interest Rate, and any other charges due under this Note, the Mortgage (hereinafter defined), and any other documents evidencing or securing or pertaining to the advancement or disbursement of the Principal Indebtedness (collectively, the "Loan Documents"). The period from and including the date hereof to the Maturity Date will be referred to hereinafter as the "Term".

      2. PREPAYMENT. Except as specifically provided herein or in the Mortgage, no prepayment of the Principal Indebtedness shall be allowed during the first two loan years (as hereinafter defined) (the "Closed Period"). Maker, whether or not a debtor in a proceeding under Title 11, United States Code, may prepay the Principal Indebtedness in full, but not in part, on any monthly payment date after the Closed Period, provided Maker gives Holder forty-five (45) days prior written notice of Maker's


Page 3
intent to prepay this Note and pays a prepayment fee (the "Prepayment Fee") as described below.

      The Prepayment Fee shall be calculated as follows:

      The greater of:

      (a) one percent (1%) of the then-existing balance of this Note, or

      (b)  Yield Maintenance as defined below.

      The loan may be prepaid at par during the last six (6) months of the Term (the "Six-Month Period"). The loan years shall be consecutive 12-month periods measured from the initial monthly payment date. The Prepayment Fee will be due when the loan is prepaid prior to the Six-Month Period, whether such prepayment is voluntary or results from default, acceleration or any other cause, except to the extent otherwise set forth herein or in any other Loan Document.

      Notwithstanding anything to the contrary herein, in the event Maker has negotiated a bona fide third party sale of the Security (hereinafter defined) in accordance with the provisions of Section 19(a) of the Mortgage, except that the transferee does not meet the tests set forth in
Section 19(a) of the Mortgage or Holder does not, in its reasonable discretion, approve such

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transferee based on the provisions set forth in said Section 19(a) of the Mortgage, then prepayment shall in such case be allowed with payment of a prepayment fee equal to the greater of (a) one percent (1%) of the then existing balance of this Note, or (b) Yield Maintenance, except that the first variable for the Monthly Interest Shortfall (as defined below) shall in this case be "(i) the positive difference, if any, of the Semi-Annual Equivalent Rate (as defined below) less the sum of the Treasury Yield (as defined below) plus 70 basis points, divided by 12." Any such prepayment shall require a thirty (30) day prior written notice period and shall be simultaneous with the actual transfer of the Security. Any failure by Maker to make any such prepayment following notice given by Maker to Holder shall constitute a default under the Loan Documents unless (i) Maker shall have given Holder written notice of prepayment cancellation no later than 5 days before the scheduled date of the prepayment provided for in the notice of prepayment given in accordance with the preceding sentence and relating to such prepayment or (ii) Maker shall have failed to make such prepayment as a result of a default by a third party lender or purchaser under a commitment from or purchase agreement with such third party lender or purchaser to provide funds for such prepayment; in the event of either (i) or (ii) above, no prepayment shall be due hereunder.

      YIELD MAINTENANCE: "Yield Maintenance" is defined as the sum of the present values on the date of prepayment of each of the Monthly Interest Shortfalls for the remaining Term of the

Page 5
loan discounted at the monthly Treasury Yield plus 50 basis points.

      The "Monthly Interest Shortfall" for each month is the product of
(i) the positive difference, if any, of the Semi-Annual Equivalent Rate less the Treasury Yield, plus 50 basis points, divided by 12, times (ii) the outstanding principal balance of this Note on each monthly payment date for each full and partial month remaining in the Term.

      The present value of each Monthly Interest Shortfall is then determined by discounting each such Monthly Interest Shortfall to the date of prepayment at the Treasury Yield plus 50 basis points, divided by twelve.

      The "Semi-Annual Equivalent Rate" for this loan is 8.17%.

      The "Treasury Yield" will be determined by reference to the Federal Reserve Statistical Release H.15 (519) of Selected Interest Rates (or any similar successor publication of the Federal Reserve) for the first week ending not less than two full weeks prior to the prepayment date. If the remaining Term is less than one year, the Treasury Yield will equal the sum of the yield for 1-Year Treasury Constant Maturities. If the remaining Term is equal to one of the maturities of the Treasury Constant Maturities (e.g., 1-year, 2-year, etc.), then the Treasury Yield will equal the sum of the yield for the Treasury Constant
Page 6
Maturity with a maturity equalling the remaining Term. If the remaining Term is longer than one year, but does not equal one of the maturities of the Treasury Constant Maturities, then the Treasury Yield will equal the sum of the yield for the Treasury Constant Maturity closest to, but not exceeding, the remaining Term.

      FOR EXAMPLE: If a 9% loan were prepaid with 24 months remaining in the Term, at a time when Federal Reserve Statistical Release H.15 (519) reported a two-year Treasury Yield of 7.0%, and the outstanding loan balance was $10,000,000, then:


  Semi-Annual Equivalent Rate                      .0917
  less the Treasury Yield (7.0% plus .50%) -       .0750
                                           -------------
  equals the positive rate difference              .0167
  divided by 12
  equals the monthly rate differential           .001392
  times the principal balance              x $10.000.000
                                           -------------
  equals the Monthly Interest Shortfall    $   13,916.67
                                           =============

        The sum of the present values of each Monthly Interest Shortfall ($13,917.00) discounted at the monthly Treasury Yield plus 50 basis points (7.50% divided by 12 or .625%) equals $309,262.13.


      The aforementioned prepayment fee does not constitute a penalty, but rather represents the reasonable estimate, agreed to between Maker and Payee, of a fair compensation for the loss that may be sustained by Holder due to prepayment of the Principal Indebtedness prior to the Maturity Date.

Any prepayment fee required pursuant to the preceding paragraphs shall be paid without prejudice to the right of Holder to collect any of the amounts owing under this Note or the Mortgage or otherwise to

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enforce any of its rights or remedies arising out of an Event of Default (hereinafter defined) hereunder.

      In no event shall the prepayment fee hereunder exceed the maximum allowed by applicable law.

      3. SECURITY. This Note is given to evidence a loan of TWENTY-SIX MILLION AND 00/100 DOLLARS ($26,000,000.00) made to Maker by Payee (the Maker's receipt of which from Payee is hereby acknowledged) and is secured by, among other things, a Mortgage and Security Agreement (the "Mortgage") of even date herewith (and recorded or intended to be recorded in the office of the Recorder of Deeds of Will County, Illinois) from Maker for the benefit of Holder, and constitutes a first lien on certain real estate and a first priority security interest in personal property and any leasehold interest in such personal property and an assignment of rents and leases relating to such real property (hereinafter collectively referred to as the "Security"), in the City of Joliet, County of Will, State of Illinois, and specifically described in the Mortgage.

      4. LOCATION AND MEDIUM OF PAYMENTS. The sums payable under this Note or under the Mortgage shall be paid to Holder at its principal address hereinabove set forth, or at such other place in the United States as Holder may from time to time hereafter designate to Maker in writing, in legal tender of the United States of America.

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      5. ACCELERATION OF MATURITY. At the option of Holder, which may be exercised at any time after one or more of the following events (each being an "Event of Default") shall have occurred, the whole of the Principal Indebtedness, together with all interest, the applicable Prepayment Fee, if any, and other charges due under any of the Loan Documents, shall immediately become due and payable ("Acceleration of Maturity"): (a) if any payment of any installment of the Principal Indebtedness, including, without limitation, a prepayment of all the Principal Indebtedness following, and in accordance with, a notice of prepayment by Maker to Holder, and/or interest or of any other sum due hereunder is not received by Holder within five (5) business days following the date when such payment was due, or on the scheduled maturity date of this Note, provided that, except for the payments due on the Maturity Date of this Note, no more frequently than once in any twelve (12) month period, Holder shall give Maker notice of nonpayment and five (5) business days from receipt thereof in which to cure such nonpayment; or (b) if an Event of Default (as defined in the Mortgage) shall occur under the Mortgage.

      For purposes hereof, "business day" means any day other than a Saturday, Sunday or legal holiday on which national banking institutions are authorized or required to be closed in Hartford, Connecticut.

Page 9
      6. LATE CHARGES; INTEREST FOLLOWING EVENT OF DEFAULT. If any payment due under this Note, the Mortgage, or any other Loan Document (other than any payment due on the Maturity Date or upon any acceleration of the Principal Indebtedness), is not paid when due, without regard to any cure or grace period, Maker shall pay and Holder shall be entitled to collect a late payment charge for each month or fraction thereof during which such payment is not made when due and for each month thereafter that such sum remains unpaid, equal to the lesser of four percent (4%) of such late payment or the maximum amount permitted by law, for the purpose of defraying the expense incurred by Holder in handling and processing such delinquent payment, and such amount shall be secured by the Loan Documents securing the Note.

      In addition to any late payment charge which may be due under this Note, Maker shall pay interest on all sums due hereunder at a rate (the "Default Rate") equal to the lesser of (i) the Interest Rate plus four percent (4%) per annum, or (ii) the maximum rate permitted by law, from and after the first to occur of the following events: if Holder elects to cause the Acceleration of Maturity upon the occurrence of an Event of Default; if a petition under Title 11, United States Code, shall be filed by Maker or if Maker shall seek or consent to the appointment of a receiver or trustee for itself or for any of the Security, file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, make a general assignment for the benefit of

Page 10
creditors, or be generally unable to pay its material debts as they become due; if any involuntary proceeding under the bankruptcy laws or other similar laws of the United States, any state or other jurisdiction is filed against Maker and is not dismissed within sixty (60) days following the filing thereof; if a court shall enter an order, judgment or decree appointing, with or without the consent of Maker, a receiver or trustee for it or for any of the Security or approving a petition filed against Maker which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and any such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered; or if all sums due hereunder are not paid on the Maturity Date.

      7. COLLECTION AND ENFORCEMENT COSTS. Maker, upon demand, shall pay Holder for all costs and expenses, including without limitation attorneys' fees, paid or incurred by Holder in connection with the collection of any sum due hereunder, or in connection with enforcement of any of Holder's rights or Maker's obligations under this Note, the Mortgage or any of the other Loan Documents.

      8. CONTINUING LIABILITY. Subject to Section 15 hereof, the obligation of Maker to pay the Principal Indebtedness, interest and all other sums due hereunder shall continue in full force and effect and in no ways be impaired, until the actual payment thereof to Holder, and in case of a sale or transfer of

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all or any part of the Security, or in case of any further agreement given to secure the payment of this Note, or in case of any agreement or stipulation extending the time or modifying the terms of payment above recited, Maker shall nevertheless continue to be liable on this Note, as extended or modified by any such agreement or stipulation, unless released and discharged in writing by Holder.

      9.  INTENTIONALLY OMITTED.

      10. NO ORAL CHANGES: WAIVERS. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of a change is sought. The provisions of this Note shall extend and be applicable to all renewals, amendments, extensions, consolidations, and modifications of the Mortgage and/or the other Loan Documents, and any and all references herein to the Mortgage and/or the Loan Documents shall be deemed to include any such renewals, amendments, extensions, consolidations, or modifications thereof.

      Maker and any future endorsers, sureties, and guarantors hereof, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default (except notice of default required hereby, if any), or enforcement of the payment of this Note, and they

Page 12
agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by an indulgence, extension of time, renewal, waiver, or modification granted or consented to by the Holder; and Maker and all future indorsers, sureties and guarantors hereof consent to any and all extensions of time or waivers that may be granted unilaterally by the Holder hereof and to any renewals or modifications that may be agreed to between the Holder hereof and Maker, with respect to the payment or other provisions of this Note, and to the release of the collateral, or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder. The parties hereto recognize and acknowledge that no endorser, surety, guarantor or additional maker currently exists hereunder or is presently required under the Loan Documents.

      Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event. The acceptance by Holder of payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not without the express written consent of Holder: (i) constitute a waiver of

Page 13
the right to exercise any of Holder's remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy.

      No failure to cause an Acceleration of Maturity hereof by reason of an Event of Default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or
(ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of Illinois; and, to the maximum extent permitted by law, Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

      To the maximum extent permitted by law, Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, and appraisement now provided, or which may hereafter be provided, by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal,

Page 14
against the enforcement and collection of the obligations evidenced by this Note.

      11. BIND AND INURE. This Note shall bind and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

      12. APPLICABLE LAW. The provisions of this Note shall be construed and enforceable in accordance with the laws of the State of Illinois.

      If any provision of this Note or the application hereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law, except that if such provision relates to the payment of a monetary sum, then the Holder may, at its option, declare the entire indebtedness evidenced hereby due and payable upon sixty (60) days prior written notice to Maker and, provided no Event of Default is then continuing, without the Prepayment Fee or premium; provided that in the event Maker continues timely to make all payments of principal and interest due to Holder in accordance with the terms of this Note, whether or not any term or provision of this Note shall become invalid or unenforceable, Holder agrees to extend the aforementioned sixty (60) day period

Page 15
to one hundred eighty (180) days, or such shorter period as may be required by applicable law.

      13. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then IPSO FACTO the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity. In no event shall Maker be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the current legal limit; the right to demand any such excess being hereby expressly waived by Holder.

      14. NOTICE. Any notice, request, demand, statement or consent made hereunder shall be in writing signed by the party giving such notice, request, demand, statement or consent, and shall be delivered personally, delivered to a reputable overnight delivery service providing a receipt, or deposited in the United States Mail, postage prepaid and registered or certified return receipt requested, at the address set forth below, or at such other address within the continental United States of America as may have theretofore been designated in writing. The effective date of any notice given as aforesaid shall be the date of

Page 16
personal service, one (1) business day after delivery to such overnight delivery service, or three (3) business days after being deposited in the United States Mail, whichever is applicable. For purposes hereof, the addresses are as follows:

If to Holder:
          Connecticut General Life Insurance Company c/o CIGNA Investment Management - Real Estate 900 Cottage Grove Road
          Hartford, CT 06152-2319
          Attn:  Real Estate Investment Services, S-319

With a copy to:
          CIGNA Companies Investment Law Department 900 Cottage Grove Road Hartford, CT 06152-2215
          Attn:  Real Estate Division, S-215A

If to Maker:
          Carlyle Real Estate Limited Partnership - XIV
          900 North Michigan Avenue
          Chicago, IL 60611-1575
          Attn: Mr.  Stephen  A. Lovelette

With a courtesy copy to:
          Pircher, Nichols & Meeks 1999 Avenue of the Stars 26th Floor Los Angeles, CA 90067
          Attn:  Real Estate Notices (EJML)



     Notwithstanding the foregoing agreement to provide courtesy copies to the above-named persons, such copies shall be courtesy copies only, and failure to provide such courtesy copies shall have absolutely no effect or entitle Maker to any remedy whatsoever. Any notice duly given to Maker shall be effective

Page  17
whether or not the courtesy copies were given to the above-named persons.

     15.  NONRECOURSE.  Except as provided hereinafter in this Section
15, Maker (or any direct or indirect partner [or their respective shareholders] of Maker) shall not be personally liable For the payment of any sums due hereunder or under the other Loan Documents or the performance of any obligations of Maker by Maker hereunder or under any of the other Loan Documents. Without in any way limiting the generality of the foregoing, no judgment for the repayment of the Principal Indebtedness or interest thereon or other sums, charges and amounts owed by Maker (or any direct or indirect partner of Maker [or their respective shareholders]) to Holder will be enforced against Maker (or any direct or indirect partner [or their respective shareholders] of Maker) personally or any property of the Maker (or any direct or indirect partner [or their respective shareholders] of Maker) other than the Security and any other security furnished under the Loan Documents in any action to foreclose the Mortgage or to otherwise realize upon any such security furnished under the Loan Documents or to collect any amount payable under the Loan Documents. Notwithstanding the foregoing:

          (a) Nothing herein contained shall be construed as prohibiting Holder from exercising any and all remedies which the Loan Documents permit or any other remedies available to Holder at law or in equity, or Holder's rights in the Security,

Page  18
including the right to bring actions or proceedings against Maker and to enter a judgment against Maker, (but not any direct or indirect partner [or their respective shareholders] of Maker), so long as the exercise of any remedy does not extend to execution against or recovery out of any property of Maker (or any direct or indirect partner [or their respective shareholders] of Maker) other than the security furnished under the Loan Documents in any action to foreclose the Mortgage or otherwise to realize upon any security furnished under the Loan Documents or to collect any amount payable hereunder, or under any other Loan Document;

          (b) Maker (but not any direct or indirect partner [or their respective shareholders] of Maker) shall be fully and personally liable for
(i) misapplying (i.e., using in a manner other than as required under the Loan Documents) any condemnation awards or insurance awards attributable to the Security, but only to the extent of such awards so misapplied, (ii) at the time of foreclosure or transfer in lieu thereof, failing to turn over any security deposits attributable to the Security and held by Maker under the terms of any of the Leases, but only to the extent of such deposits not turned over, (iii) collecting any rents in advance in violation of any covenant contained in the Loan Documents, but only to the extent that such rents so collected in advance are not applied to the Security or the Loan,
(iv) committing fraud, intentional misrepresentation, or waste in connection with the operation of the Security or the making of the loan evidenced hereby, but only to the extent of any loss,

Page 19
damage, expense or costs (including reasonable attorneys' fees) incurred by Holder resulting from such fraud, intentional misrepresentation, or waste,
(v) gross revenues actually collected from the Security, from and after either (a) nonpayment by Maker of any principal or interest due under this Note or (b) receipt by Maker of notice from Holder of a nonmonetary or other monetary default pursuant to the terms of this Note, the Mortgage, or any of the other Loan Documents, if and only to the extent, such gross revenues are sufficient to pay any portion of the Principal Indebtedness, operating and maintenance expenses, insurance premiums, deposits into a reserve for taxes, insurance, or replacements (if any), or other sums required by the Loan Documents, and Maker fails to make such payments or deposits when due, but only to the extent of any funds diverted from such payments, expenses or deposits.

(c)
There shall be no limitation, in any event, on the Maker's (but not any direct or indirect partner [or their respective shareholders] of Maker) personal liability under, and the exercise of any of Holder's rights under the Environmental Indemnification Agreement of even date herewith from Maker to Holder with regard to the Security except as may be expressly set forth therein.


(d)
There shall be no limitation on the rights of Holder to proceed against any entity or person whatsoever, including Maker, with respect to the enforcement of any


Page  20
indemnifications or guarantees of the Indebtedness by such person or entity or other sums due hereunder or under any of the other Loan Documents or any part thereof, or any master leases by such person or entity, all of which may be entered into for the benefit of Holder after the date hereof, except as may be expressly set forth therein.

     In no event shall any trustee, advisor, beneficiary, director, shareholder, officer, or employee of Maker, or any partner in Maker, or any partner of a partner of Maker, or of JMB Properties Co., Urban Retail Properties Co., Institutional Realty Corporation, or JMB Realty Corporation, or their respective affiliates and subsidiaries (collectively, "JMB") have any personal liability under the Loan Documents, and with respect to the foregoing exceptions to non-recourse, Holder's recourse shall be limited to the assets of the Maker.

     For purposes hereof, an entity will be deemed to be an "affiliate" of if such entity controls, is under common control with, or is controlled by JMB. As used in this definition of "affiliate", "control" (including its correlative usages, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through ownership of voting securities, by contract, or otherwise. For purposes of this definition, any entity that owns, directly or indirectly, 50% or more of the securities having ordinary voting

Page 21
power for the election of the board of directors of the corporation, or 50% or more of the ownership interests of any other entity shall be deemed to control such corporation or other entity. In addition, with respect to any general or limited partnership, an entity which is the managing or co-managing partner of such partnership, or which is a general partner with at least equal power with all general partners to direct and control the partnership, shall be deemed to control such partnership.

     Additionally, and notwithstanding anything to the contrary contained herein, no negative capital account of any partner of Maker or of any sub-tier entities of Maker, or any obligation of any such partner or sub-tier entity to restore a negative capital account or to contribute capital to Maker or any such partner or sub-tier entity, shall be deemed to be the property or an asset of Maker or any such partner or sub-tier entity. Accordingly, neither Holder nor any of its successors or assigns shall have any right to collect, enforce, or proceed against or with respect to such negative capital account or obligation to restore or contribute.

     The provisions of this Section 15 will not affect other legal or equitable remedies available to Holder or Holder's rights in and to the Security or constitute a waiver by Holder or any such remedies or rights in and to the Security.

Page 22
     16. TIME OF THE ESSENCE. Time is of the essence in this Note and the other Loan Documents.

     17. ATTORNEYS' FEES. Any reference to "attorney fees" in this document includes but is not limited to both the fees, charges and costs incurred by Holder through its retention of outside legal counsel and the allocable fees, costs and charges for services rendered by Holder's in-house counsel. Any reference to "attorney fees" shall also include but not be limited to those attorneys or legal fees, costs and charges incurred by Holder in the collection of any Principal Indebtedness, the enforcement of any obligations hereunder, the protection of the Security, the foreclosure of the Mortgage, the sale of the Security, the defense of actions arising hereunder and the collection, protection or setoff of any claim the Holder may have in a proceeding under Title 11, United States Code. Attorneys fees provided for hereunder shall be reasonable in amount and shall accrue whether or not Holder has provided notice of an Event of Default or of an intention to exercise its remedies for such Event of Default.

     18. WAIVER OF TRIAL OF JURY. TO INDUCE HOLDER TO MAKE THE LOAN EVIDENCED BY THIS NOTE, MAKER AND HOLDER EACH HEREBY KNOWINGLY,
VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHTS WHICH MAKER OR HOLDER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDINGS IN WHICH MAKER AND HOLDER ARE

Page 23
ADVERSE PARTIES AS TO ANY MATTER ARISING OUT OF OR CONCERNING
THE SUBJECT MATTER OF THIS NOTE.

     19. SEVERABILITY. No determination by any court or governmental authority that any provision in this Note is invalid, illegal or unenforceable in any instance shall affect the validity, legality or enforceability of (a) any other provision hereof, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with applicable law.

     20. REPLACEMENT OF NOTE. Upon receipt of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Maker or, in the case of any such mutilation, upon surrender and cancellation of this Note, Maker will execute and deliver, in lieu thereof, a replacement Note (the "Replacement Note"), identical in form and substance to this Note and dated as of the date of this Note.





                   (Signatures on next page]

Page 24
     IN WITNESS WHEREOF, Maker has duly executed this Note as a sealed instrument as of the day and year first above written.

                          MAKER:

                          CARLYLE REAL ESTATE LIMITED PARTNERSHIP-
                          XIV, an Illinois limited partnership

                          By: JMB Realty Corporation, a Delaware
                          corporation, its corporate general partner


                          By: K. JAY WEAVER
                          Name: K. Jay Weaver
                          Title: Vice President

































Page 25

                MORTGAGE AND SECURITY AGREEMENT

                       LOUIS JOLIET MALL
                       JOLIET, ILLINOIS






























This instrument                      Date: September 14, 1995
prepared by and after
recording should be returned to:

Andrea F. Levy, Esq.
CIGNA Corporation
Investment Law Department, S-215A
900 Cottage Grove Road
Hartford, CT 06152-2215




                MORTGAGE AND SECURITY AGREEMENT

                       TABLE OF CONTENTS

                                                        PAGE


                                                        ----


1.  Payment of Indebtedness. . . . . . . . . . . . . .   10
2.  Covenants of Title . . . . . . . . . . . . . . . .   11
3.  Usury. . . . . . . . . . . . . . . . . . . . . . .   11
4.  Impositions. . . . . . . . . . . . . . . . . . . .   12
5.  Tax Deposits . . . . . . . . . . . . . . . . . . .   14
6.  Change in Taxes. . . . . . . . . . . . . . . . . .   18
7.  Insurance. . . . . . . . . . . . . . . . . . . . .   19
8.  Insurance/Condemnation Process . . . . . . . . . .   24
9.  Restoration Following Fire and Other Casualty
    or Condemnation. . . . . . . . . . . . . . . . . .   27
10. Disposition of Condemnation or Insurance Proceeds.   36
11. Fire and Other Casualty; Self Help . . . . . . . .   42
12. Rent Insurance Proceeds. . . . . . . . . . . . . .   43
13. Intentionally Omitted. . . . . . . . . . . . . . .   44
14. Repair; Alterations; Waste; Environmental. . . . .   44
15. Environmental Indemnification. . . . . . . . . . .   54
16. Independence of Security . . . . . . . . . . . . .   55
17. No Other Liens . . . . . . . . . . . . . . . . . .   56
18. Management . . . . . . . . . . . . . . . . . . . .   62
19. Permitted Transfers. . . . . . . . . . . . . . . .   64
20. Sidewalks, Municipal Charges . . . . . . . . . . .   73
21. Assignment of Rents and Leases . . . . . . . . . .   74
22. Future Leases. . . . . . . . . . . . . . . . . . .   76
23. Mortgagor's Obligations as Lessor. . . . . . . . .   82
24. Leases; Foreclosure. . . . . . . . . . . . . . . .   84
25. Operating Agreement. . . . . . . . . . . . . . . .   84
26. Events of Default. . . . . . . . . . . . . . . . .   88
27. Remedies Upon Default; Foreclosure . . . . . . . .   91
28. Acceleration Interest. . . . . . . . . . . . . . .   98
29. Late Charge. . . . . . . . . . . . . . . . . . . .  100
30. Waiver of Statutory Rights . . . . . . . . . . . .  100
31. Security Interest. . . . . . . . . . . . . . . . .  101
32. Right of Entry . . . . . . . . . . . . . . . . . .  103
33. Estoppel Certificate . . . . . . . . . . . . . . .  103
34. Annual Statements. . . . . . . . . . . . . . . . .  104
35. Rights Cumulative. . . . . . . . . . . . . . . . .  107
36. Subrogation. . . . . . . . . . . . . . . . . . . .  107
37. No Waiver. . . . . . . . . . . . . . . . . . . . .  107
38. Mortgage Extension . . . . . . . . . . . . . . . .  108
39. Indemnification. . . . . . . . . . . . . . . . . .  108
40. Nonrecourse. . . . . . . . . . . . . . . . . . . .  109

                MORTGAGE AND SECURITY AGREEMENT



                 TABLE OF CONTENTS (continued)




                                                        PAGE
                                                        ----

41. Attorneys' Fees. . . . . . . . . . . . . . . . . .  114
42. Administrative Fees. . . . . . . . . . . . . . . .  114
43. Protection of Security; Cost and Expenses. . . . .  115
44. Notices. . . . . . . . . . . . . . . . . . . . . .  118
45. Business Purpose . . . . . . . . . . . . . . . . .  120
46. Aggregate Indebtedness . . . . . . . . . . . . . .  120
47. Applicable Law . . . . . . . . . . . . . . . . . .  120
48. Invalidity . . . . . . . . . . . . . . . . . . . .  120
49. Captions . . . . . . . . . . . . . . . . . . . . .  121
50. Modifications. . . . . . . . . . . . . . . . . . .  122
51. Bind and Inure . . . . . . . . . . . . . . . . . .  122
52. Replacement of Note. . . . . . . . . . . . . . . .  122
53. Time of the Essence. . . . . . . . . . . . . . . .  123
54. Further Assurances . . . . . . . . . . . . . . . .  123
55. Recordation. . . . . . . . . . . . . . . . . . . .  124
56. Receipt of Documents . . . . . . . . . . . . . . .  124
57. Release. . . . . . . . . . . . . . . . . . . . . .  125
58. Remedies Cumulative. . . . . . . . . . . . . . . .  125
59. Heirs, Successors and Assigns Included in Parties.  125
60. WAIVER OF TRIAL BY JURY. . . . . . . . . . . . . .  126
61. CONSENT TO JURISDICTION, SERVICE OF PROCESS. . . .  126

         EXHIBIT A - Legal Description

                MORTGAGE AND SECURITY AGREEMENT




         THIS MORTGAGE AND SECURITY AGREEMENT (the "Mortgage") is made as of the ________ day of September, 1995 by CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIV, an Illinois limited partnership having its principal place of business at 900 North Michigan Avenue, Chicago, Illinois 60611 (hereinafter referred to as "Mortgagor") whose general partners are JMB Realty Corporation, a Delaware corporation, and Realty Associates - XIV, L.P., an Illinois limited partnership, to CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a specially chartered Connecticut corporation having its principal place of business at 900 Cottage Grove Road, Bloomfield, Connecticut 06002 (hereinafter referred to as the "Mortgagee")

                          WITNESSETH:

         That, to secure (i) payment to Mortgagee of the original principal indebtedness of Twenty-Six Million and No/100 Dollars ($26,000,000.00) together with interest thereon, (hereinafter referred to as the "Loan") as evidenced by that certain promissory note of even date herewith, in the original principle amount of Twenty-Six Million and No/100 Dollars ($26,000,000.00), with an interest rate thereon at an annual rate of eight and three one-hundredths percent (8.03%), and with a maturity date on October 1, 2002, and any renewals, extensions, modifications, amendments, or replacements thereof, given by Mortgagor to

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Mortgagee and made payable to the order of Mortgagee (said note, together with any such renewals, extensions, modifications, amendments and replacements being referred to herein as the "Note"), (ii) the performance of the covenants of Mortgagor herein contained and the payment of any monies expended by the Mortgagee in connection with this Mortgage in accordance with the terms and provisions of this Mortgage, (iii) the payment of all obligations and the performance of all covenants of Mortgagor under any other loan documents, agreements or instruments given by Mortgagor to Mortgagee in connection with or related to the Loan, this Mortgage, or the Note, including, without limitation, the Real Estate Tax Escrow and Security Agreement of even date herewith delivered by the Mortgagor to the Mortgagee (the "Tax Escrow Agreement") , the Borrower's Certificate of even date herewith delivered by Mortgagor to Mortgagee (the "Borrower's Certificate"), and (iv) any and all additional advances made by Mortgagee to protect or preserve the Security (as hereinafter defined) in accordance with the terms and provisions of this Mortgage, or the security interest created hereby on the Security, or for taxes, assessments, or insurance premiums as hereinafter provided or for performance of any of Mortgagor's obligations hereunder, or for any other purpose provided for Mortgagor's obligations hereunder, or for any other purpose provided herein (whether or not the original Mortgagor remains the owner of the Security at the time of such advances) (all of the aforesaid indebtedness and performance of obligations of Mortgagor being herein called the "Indebtedness", and all such

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other documents, agreements and instruments between Mortgagor and Mortgagee now or hereafter evidencing or securing the repayment of, or otherwise pertaining to, the Indebtedness, including, without limitation, the Note, the Mortgage, the Assignment of Rents and Leases of even date herewith from Mortgagor in favor of Mortgagee, the Borrower's Certificate, the Tax Escrow Agreement, and the Environmental Indemnification Agreement of even date herewith from Mortgagor in favor of Mortgagee (the "Environmental Indemnification") being herein collectively called the "Loan Documents"), Mortgagor does hereby warrant, mortgage, grant, bargain, sell, assign, pledge, transfer, and convey its interest unto Mortgagee and to Mortgagee's successors and assigns forever, all of the following described land, improvements, real and personal property and rents and leases and all of its estate, right, title and interest therein (hereinafter collectively called the "Security"):

         The land described in Exhibit A attached hereto and made a part hereof, situate, lying and being in the City of Joliet, County of Will, State of Illinois (the "Land");

         TOGETHER with all buildings and other improvements now or hereafter located on said Land or any part thereof, including but not limited to, all extensions, betterments, renewals, renovations, substitutes and replacements of, and all additions and appurtenances to the Security (the "Improvements");


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         TOGETHER with all of the right, title and interest of Mortgagor in and to the land lying in the bed of any street, road, highway or avenue in front of or adjoining the Land to the center lines thereof;

         TOGETHER with the right to use, in perpetuity, in connection with the operation of the Security the name "Louis Joliet Mall" and any other name similar thereto, to the full extent that such rights are held by Mortgagor;

         TOGETHER with all easements now or hereafter located on or appurtenant to the Land and/or Improvements or under or above the same or any part thereof, rights-of-way, licenses, permits, approvals, and privileges, belonging or in any way appertaining to the Land and/or Improvements including without limitation (i) any drainage ponds or other like drainage areas not located on the Land which may be required for water run-off, (ii) any easements necessary to obtain access from the Land to such drainage areas, or to any other location to which Mortgagor has a right to drain water or sewage, (iii) any land required to be maintained as undeveloped land by the zoning rules and regulations applicable to the Land, and (iv) any easements and agreements which are or may be established to allow satisfactory ingress to, egress from and operation of the Land and/or the Improvements;


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         TOGETHER with any and all awards heretofore made and hereafter to be made by any governmental, municipal or state authorities to the Present and all subsequent owners of the Security for the taking of all or any portion of the Security by power of eminent domain, including, without limitation, awards for damage to the remainder of the Security and any awards for any change or changes of grade of streets affecting the Security, which said awards are hereby assigned to Mortgagee, and Mortgagee, at its option, is hereby authorized, directed and empowered to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the Indebtedness, notwithstanding the fact that such amount may not then be due and payable subject to the terms and provisions of this Mortgage; and Mortgagor hereby covenants and agrees to and with Mortgagee, upon request by Mortgagee, to make, execute and deliver, at Mortgagor's expense, any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid awards to Mortgagee, free, clear and discharged of any and all encumbrances of any kind or nature whatsoever (all of the foregoing Land, Improvements, rights, easements, rights-of-way, licenses, privileges, and awards, collectively, the "Real Property");

         TOGETHER with all proceeds, insurance or otherwise, paid for the damage done to any of the Security and all proceeds of



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the conversion, voluntarily or involuntarily, of any of the Security into cash or liquidated claims;

         TOGETHER with all fixtures, machinery, equipment, goods, and every other article of personal property, tangible and intangible, now or hereafter acquired (including any leased property hereafter purchased), attached to or used in connection with the Real Property, or placed on any part thereof and whether or not attached thereto, appertaining or adapted to the use, management, operation or improvement of the Real Property, insofar as the same and any reversionary right thereto may now or hereafter be owned or acquired by Mortgagor, excluding, however, the personal property that is and continues to be subject to an equipment lease, including, but without limitation: all partitions; screens; awnings; shades; blinds; floor coverings; hall and lobby equipment; heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevator, escalator, air conditioning and communication plants or systems with appurtenant fixtures; vacuum cleaning systems; call systems; sprinkler systems and other fire prevention and extinguishing apparatus and materials; all equipment, manual, mechanical and motorized, for the construction, maintenance, repair and cleaning of, and removal of snow from, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; all equipment, manual, mechanical and motorized, for the transportation of customers or employees to and from the store facilities on the Real Property; all telephone, computer and

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other electronic equipment and appurtenances thereto, including software; and all other machinery, pipes, poles, appliances, equipment, wiring, fittings, panels and fixtures; and any proceeds therefrom, any replacements thereof or additions or accessions thereto; and all building materials, supplies and other property delivered to the Real Property for incorporation into the Improvements thereon, all of which are declared to be a part of the realty and covered by the lien hereof, but said lien shall not cover any fixture, machinery, equipment or article of personal property which is owned by a tenant or not required for the operation or maintenance of the Real Property, provided said fixture, machinery, equipment or article of personal property is not permanently affixed to the realty and may be removed without material damage thereto and is not a replacement of any item which shall have been subject to the lien hereof, but said lien shall include any other fixture, machinery, equipment or article of personal property so incorporated into the Improvements so as to constitute realty under applicable law, whether or not owned by Mortgagor;

         TOGETHER with all of Mortgagor's books of account and records relating to the Security, including all of Mortgagor's computers and software relating thereto;

         TOGETHER with all contracts for sale and leases in the nature of sales of the Real Property, or any portion thereof, now and hereafter entered into and all right, title and interest of

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Mortgagor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees or contract purchasers; all proceeds and revenue arising from or out of the Real Property or any part thereof; all bank accounts of Mortgagor used for holding security deposits under leases to the extent of such security deposits only; any refunds and rebates of taxes and assessments of every kind and nature imposed on the Security; all licenses, permits, franchises, governmental approvals and all sanitary sewer, drainage, water and utility service agreements benefiting the Real Property or any part thereof, together with all accounts, general intangibles, documents, instruments and chattel paper arising from or in connection with the Real Property, including all books and records in connection therewith; and all rights of Mortgagor under any leases, covenants, agreements, easements, restrictions or declarations recorded with respect to, or as an appurtenance to, the Real Property or any part thereof, including, without limitation, all rights of Mortgagor under any equipment lease or conditional sale contract (all of the personal property described in this and the two preceding paragraphs being referred to herein as the "Personal Property");

         TOGETHER with all of the right, title and interest of Mortgagor in and to all and singular the tenements, hereditament and appurtenances belonging to or in any way pertaining to the Security; all the estate, right, title and claim whatsoever of Mortgagor, either in law or in equity, in and to the Security;

Page 8
and any and all other, further or additional title, estate, interest or right which may at any time be acquired by Mortgagor in or to the Security, and if Mortgagor shall at any time acquire any further estate or interest in or to the Security, the lien of this Mortgage shall attach, extend to, cover and be a lien upon such further estate or interest automatically without further instrument or instruments, and Mortgagor, upon request of Mortgagee, shall execute such instrument or instruments as shall reasonably be requested by Mortgagee to confirm such lien, and Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor's attorney-in-fact (which appointment is coupled with an interest), following an Event of Default (as defined in Section 26 hereof), to execute all such instruments if Mortgagor shall fail to do so within ten (10) days after demand;
         TOGETHER with all easements, appurtenances, rights, privileges and benefits of the Mortgagor in, to and under that certain Operating Agreement (as hereinafter defined in Section 25 hereof);

         TOGETHER with all cash, instruments, deposits, certificates of deposit, securities, and other investments held in or pursuant to, and all rights of Mortgagor in, to and under the Tax Escrow Agreement and all proceeds thereof.

         TO HAVE AND TO HOLD the Security, and each and every part thereof, unto Mortgagee and its successors and assigns
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forever, in fee simple, subject only to the operation and effect of those easements, restrictions, liens, leases and encumbrances listed on Schedule B of the policy of title insurance delivered to Mortgagee as of the recordation of this Mortgage (the "Title Policy") (collectively, the "Permitted Encumbrances"), for the purposes and uses herein set forth.

         UPON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth;

         AND, Mortgagor hereby further covenants, agrees and warrants as follows:

     1. PAYMENT OF INDEBTEDNESS. Mortgagor will pay the principal indebtedness and interest thereon in accordance with the provisions of the Note and all prepayment charges, late charges and fees required thereunder, if any, and all extensions, renewals, modifications, amendments and replacements thereof, and will keep and perform all the covenants, promises and agreements, and pay all sums provided in (i) each of the Note or any other promissory note or notes at any time hereafter issued to evidence the Indebtedness, (ii) this Mortgage and (iii) any and all other Loan Documents, all in the manner herein or therein set forth. Subject to
Section 40 of this Mortgage, each of the persons and/or entities constituting Mortgagor hereunder shall be fully liable for such payment and performance, and such liability shall be joint and several.

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     2. COVENANTS OF TITLE. Mortgagor has good and indefeasible title to the entire Real Property in fee simple, has absolute unencumbered title to the Personal Property unless leased or financed in accordance with the provisions of this Mortgage, and has good right and full power to sell, mortgage and convey the same; the Security is free and clear of easements, restrictions, liens, leases and encumbrances, except the Permitted Encumbrances, to which this Mortgage is expressly subject, or which may be permitted or which may hereafter be created in accordance with the terms hereof; and Mortgagor will warrant and defend title to the Security against all claims and demands whatsoever except the Permitted Encumbrances. Mortgagee shall have the right, at its option and at such time or times as it, in its sole discretion, shall deem necessary, to take whatever action it may deem necessary to defend or uphold the lien of this Mortgage or otherwise enforce any of the rights of Mortgagee hereunder or any obligation secured hereby, including without limitation, the right to institute appropriate legal proceedings for such purposes.

     3. USURY. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of the Note, this Mortgage, or any other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then IPSO FACTO the

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obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under the Loan Documents that is in excess of the limit of such validity. In no event shall Mortgagor be bound to pay for the use, forbearance or detention of the money loaned pursuant to the Loan Documents, interest of more than the current legal limit; the right to demand any such excess being hereby expressly waived by Mortgagee.

     4. IMPOSITIONS. Subject to the provisions of Section 5 hereof, Mortgagor will pay, not later than five (5) days before the last day on which the same may be paid without penalty or interest, all real estate taxes, sewer rents, water charges and all other municipal and governmental assessments, rates, charges, impositions and liens (hereinafter referred to as "Impositions") which now or hereafter are imposed by law upon the Security, whether relating directly to the Security or to property adjoining or abutting the Security; provided, however, that in the event any such Imposition may be paid in installments, the Mortgagor may pay such Imposition no later than five (5) days prior to the last day on which such installment may be paid without penalty or interest. If any Imposition is not paid within the time hereinabove specified, Mortgagee shall have the right to pay the same, together with any penalty and interest thereon, and the amount or amounts so paid or advanced shall forthwith be payable by Mortgagor to Mortgagee and shall be secured by the lien of this Mortgage; but Mortgagor may in good

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faith contest, at Mortgagor's own cost and expense, by proper legal proceedings, the validity or amount of any Imposition, on the condition that Mortgagor first shall deposit with Mortgagee, as security for the payment of such contested item, an amount equal to the contested item plus all penalties and interest which would be payable if Mortgagor is ultimately required to pay such contested item, or provide a bond for payment of such sums in form and substance, and issued by a surety, reasonably acceptable to Mortgagee, and on the further condition that no amount so contested may remain unpaid for such length of time as shall permit the Security, or the lien thereon created by the item being contested, to be sold for the nonpayment thereof, or as shall permit an action, either of foreclosure or otherwise, to be commenced by the beneficiary of any such lien. Subject to Section 5 hereof, Mortgagor will, within thirty (30) days after the final date when any Imposition can be paid without penalty, furnish Mortgagee with such evidence as may be reasonably required that all such Impositions have been paid in full. Mortgagor will not claim any credit on, or make any deduction from the Indebtedness by reason of the payment of any Imposition.

         Mortgagor hereby assigns to Mortgagee all rights of Mortgagor now or hereafter arising in and to the refund of any Imposition and any interest thereon. If following receipt of any such refund by Mortgagee, there exists no Event of Default (as hereinafter defined) hereunder, then Mortgagee shall pay over the same to Mortgagor promptly after demand; if there exists an Event

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of Default hereunder, Mortgagee may apply said refund in reduction of the Indebtedness in whatever order Mortgagee may elect.

     5. TAX DEPOSITS. The provisions set forth in this Section 5 shall only be in effect in the event the Tax Escrow Agreement or any replacement thereof is no longer in effect. Mortgagor shall deposit with Mortgagee or with an escrow agent selected by Mortgagee, on the first day of the calendar month immediately following the date of this Mortgage and on the first day of each calendar month thereafter (each of which dates is hereinafter called the "monthly tax deposit date") until the payment in full of the Indebtedness a sum equal to one-twelfth of the real estate taxes to be levied, charged, assessed or imposed upon or for the Security (the "Real Estate Taxes") within one year after said monthly tax deposit date; provided, however, Mortgagor may at its option deposit more than one-twelfth of the Real Estate Taxes each month in order to take advantage of any applicable early payment discount program or installment method payment program offered by the taxing authority. If on any monthly tax deposit date the amount of Real Estate Taxes to be levied, charged, assessed or imposed within the ensuing one year period shall not be fixed, such amount for the purpose of computing the deposit to be made by Mortgagor hereunder, shall be reasonably estimated by Mortgagee, based upon the most recent tax bill; provided, however, Mortgagee agrees that any estimated increase shall not exceed ten percent (10%) of the amount of the

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most recent tax bill, with appropriate adjustment when the amount of such Real Estate Taxes is fixed. If the taxing authority offers a discount for prepayment of taxes and Mortgagor wishes to obtain such discount, Mortgagor shall notify Mortgagee of the details of such discount and of Mortgagor's wish to obtain same, and the monthly escrow amount shall be adjusted to provide the required funds by the required dates.

           The sums deposited by Mortgagor under this Section shall be held in an interest-bearing account at a bank selected by Mortgagor and approved by Mortgagee under an agreement satisfactory to all parties thereto, with interest being retained by Mortgagee and free of trust except to the extent, if any, that applicable law shall otherwise require and applied in payment of such Real Estate Taxes when due.

           Notwithstanding the foregoing provision and so long as Mortgagor, an Approved control Party (as defined in Section 19 hereof) or an approved transferee under Section 19(a) hereof holds title to and controls the Security, Impositions are paid in full when due, there has been no Event of Default or failure to pay any sums due under any of the Loan Documents, and there does not exist any state of facts that with the passage of time would constitute an Event of Default under the Loan Documents (notice thereof having been given by Mortgagee to Mortgagor), the interest earned by such escrows, less reasonable escrow costs, will be paid to Mortgagor on each real estate tax payment date.

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           If for any reason the sums on deposit with Mortgagee or escrow agent under this Section shall not be sufficient to pay the Real Estate Taxes within the time specified in Section 4 hereof, then Mortgagor shall, immediately after notification by Mortgagee or the escrow holder, deliver to Mortgagee or the escrow holder, as applicable, a check drawn on Mortgagor's account which is payable to the appropriate governmental authority and in an amount necessary to pay the Real Estate Taxes in full when combined with funds available in the escrow or other account (exclusive of interest). Mortgagee may reasonably change its estimate of Real Estate Taxes for any period, on the basis of a change in an assessment or tax rate or on the basis of a prior miscalculation, in which event Mortgagor shall deposit with Mortgagee or escrow agent within ten (10) days after demand the amount of any excess of the deposits which would theretofore have been payable under the revised estimate over the sums actually deposited during the applicable period.

           If any Real Estate Taxes shall be levied, charged, assessed or imposed upon or for the Security, or any portion thereof, and if such Real Estate Taxes shall also be a levy, charge, assessment or imposition upon or for any other premises not covered by the lien of this Mortgage, then the computation of the amounts to be deposited under this Section shall be based upon the entire amount of such Real Estate Taxes and Mortgagor shall not have the right to apportion any deposit with respect to such Real Estate Taxes.

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           Upon an assignment of this Mortgage, Mortgagee shall have the right to arrange to transfer all amounts deposited and still in its or the escrow agent's possession to the assignee, and Mortgagee shall thereupon be completely released from all liability with respect to such deposit, provided such assignee shall have expressly assumed all obligations of Mortgagee under the Loan Documents, and Mortgagor or the owner of the Security shall look solely to the assignee or transferee in reference thereto.

           Concurrently with the payment in full by Mortgagor of the entire Indebtedness, any sums then held by Mortgagee or an escrow agent under this Section shall be refunded to Mortgagor.

           All amounts deposited shall be held by Mortgagee or an escrow agent as additional security for the sums secured by this Mortgage, and Mortgagor hereby grants to Mortgagee a security interest in such sums, and upon the occurrence of an Event of Default hereunder Mortgagee may, in its sole and absolute discretion, apply said amounts to the payment of the Indebtedness in whatever order Mortgagee may elect.

           Immediately upon receipt of such by Mortgagor, Mortgagor shall deliver to Mortgagee copies of all notices, demands, claims, bills, and receipts in relation to the Real Estate Taxes.


Page 17
           Notwithstanding the foregoing provisions, Mortgagee will waive the requirement for deposits as to that portion of Real Estate Taxes payable directly to the governmental or other authority by tenants under the terms of Leases (as defined in Section 21, hereof) approved or deemed approved by Mortgagee, provided satisfactory proof of payment is promptly furnished to Mortgagee.

     6. CHANGE IN TAXES. In the event any tax shall be due or become due and payable to the United States of America, the State of Illinois or any political subdivision thereof with respect to the execution and delivery or recordation of this Mortgage or any other Loan Document or the interest of Mortgagee in the Security, Mortgagor shall pay such tax at the time and in the manner required by applicable law and Mortgagor shall hold Mortgagee harmless and shall indemnify Mortgagee against any liability of any nature whatsoever as a result of the imposition of any such tax. In the event of the enactment, after the date of this instrument, of any law changing in any way the present law as to the taxation of notes or debts secured by mortgages or deeds of trust, for federal, state, or local purposes, or the manner of collection of any Impositions, so as to affect this Mortgage, or the Note, then Mortgagor shall no later than thirty (30) days following demand by Mortgagee make such payments to Mortgagee and take such other steps, as may be necessary in Mortgagee's reasonable judgment, to place Mortgagee in the same financial position as it was prior to any such enactment, failing which, or

Page 18
if the Mortgagor is not permitted by law to make such payments, the Indebtedness shall, at the option of Mortgagee, become due and payable at such date as is specified by Mortgagee, which date shall not be less than sixty (60) days following the enactment of the law giving rise to Mortgagee's right to accelerate payment of the Indebtedness; provided that in the event Mortgagor continues timely to make all payments of Indebtedness due to Mortgagee in accordance with the terms of the Note, whether or not any term or provision of the Note, or this Mortgage shall become invalid or enforceable, Mortgagee agrees to extend the aforementioned period to one hundred eighty (180) days or such lesser period as may be required by applicable law.

     7. INSURANCE. Mortgagor shall at all times until the Indebtedness shall be paid in full, keep the Security, exclusive of the cost of excavations, footings and foundations, insured against loss or damage for its full replacement cost (which cost shall be reset once a year at Mortgagee's option in the exercise of its reasonable discretion) under policies of All Risk Replacement Cost Insurance with Agreed Amount Endorsement insuring against loss or damage from causes or events which from time to time are included as covered risk under standard insurance industry practices within such classification, and specifically against at least the following perils: loss from damage by fire, windstorm, cyclone, tornado, hurricane, hail, explosion, riot, riot attending a strike, civil commotion, malicious mischief, vandalism, aircraft, vehicle, smoke damage

Page 19
and sprinkler leakage (including risks of war and nuclear explosion, if available), and shall further provide flood insurance (if the Security is situated in an area which is considered a flood risk area by the U.S. Department of Housing and Urban Development, steam boiler insurance in a minimum amount of $250,000 with respect to any one occurrence, machinery insurance, if applicable, workmen's compensation insurance conforming to applicable laws and including employer's liability insurance in a minimum amount of $500,000, rent loss insurance in an amount sufficient to cover the total of all rents accruing from the Security for a one year period, comprehensive general liability insurance in a minimum amount of $5,000,000 on account of bodily injuries to or death of one person and a minimum amount of $5,000,000 in respect of injury or death to any number of persons arising out of any one occurrence and a minimum amount of $3,000,000 in respect of any instance of property damage, and excess or umbrella liability of at least $10,000,000, and during any period of restoration, a policy or policies of builder's "all risk" insurance in an amount not less than the full insurable value of the Security against such risks as Mortgagee may reasonably request, contractual liability insurance, and such other appropriate insurance as Mortgagee may reasonably require from time to time in such amounts and with such companies as shall be approved by Mortgagee with a Best's rating of A:XII or better unless Mortgagee agrees otherwise, or as provided for in Mortgagor's current insurance program in effect on June 1, 1995, and will assign and deliver to Mortgagee the original policy or

Page 20
policies of such insurance or an original certificate from the insurer (which certificate in the event the policy is a blanket policy which includes land, improvements, personalty or income other than the Security or income derived from the Security, shall evidence the allocation of coverage to the Security and income from the Security). Except as otherwise hereinafter provided, any changes in insurance decreasing the amount of coverage, lowering the Best's rating of any company or otherwise materially or adversely changing the form and substance of Mortgagor's current insurance program is subject to the prior approval of Mortgagee which approval shall not be unreasonably withheld; provided, however, Mortgagee hereby grants Mortgagor the right to renew any of its current insurance program as aforesaid with a company with a Best's rating of A:X. If the Operating Agreement (as defined in Section 25 hereof) or any Lease requires Mortgagor to maintain any other insurance that is not also required under this Mortgage, then Mortgagor shall also provide such additional insurance. Each policy maintained by Mortgagor pursuant to this Section shall:

           (i) name Mortgagee as an additional insured, as its interest may appear, with respect to liability insurance coverage;

           (ii) contain the standard non-contributory mortgagee clause endorsement in favor of Mortgagee with respect to hazard insurance coverage;

Page 21
           (iii) name the Mortgagee as loss payee with respect to insurance coverage except those pertaining to general and excess liability coverage;

           (iv) include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and named insureds other than the Mortgagor (provided that the Mortgagee shall have the right to pay premiums and continue any insurance upon the failure to do so of the Mortgagor) and all rights of subrogation against any named insured and, to the extent required under the terms of any Lease, any lessee under such Lease;

           (v) except in the case of public liability insurance and worker's compensation insurance, provide that any losses shall be payable notwithstanding (A) any act, failure to act, negligence of, or violation or breach of warranties, declarations or conditions contained in such policy by Mortgagor or Mortgagee or any other named insured or loss payee, (B) the occupancy or use of the insured properties for purposes more hazardous than those permitted by the terms of the policy, (C) any foreclosure or other proceeding or notice of sale relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties;




Page 22
           (vi) provide that in the event of a loss all proceeds shall be payable to Mortgagee subject however to the other terms hereof;

           (vii) provide that the same nay not be cancelled or modified except upon thirty (30) days prior written notice to Mortgagee;

           (viii) provide that no act or thing done by Mortgagor shall invalidate the policy as against Mortgagee; and

           (ix) shall otherwise be in such form as shall be reasonably acceptable to Mortgagee, so that at all times until the payment in full of the Indebtedness, Mortgagee shall have and hold the said policy and policies as further collateral for the payment of all Indebtedness.

           If Mortgagor shall fail to obtain any such policy or policies required by Mortgagee, or shall fail to assign and deliver the same to Mortgagee, then Mortgagee may obtain such insurance and pay the premium or premiums therefor, in which event Mortgagor shall, on demand of Mortgagee, repay such premium or premiums to Mortgagee and such repayment shall be secured by the lien of this Mortgage. If Mortgagor fails to maintain the level of insurance required under this Mortgage, then Mortgagor shall indemnify Mortgagee to the extent that a casualty occurs


Page 23
and insurance proceeds would have been available had such insurance been maintained.

           Mortgagor shall promptly provide to Mortgagee copies of any and all notices (including notice of non-renewal), claims, and demands which Mortgagor receives from insurers of the Security.

           In an Event of Default (as defined in Section 26 hereof) by Mortgagor, Mortgagor hereby assigns to Mortgagee all rights of Mortgagor in and to any unearned premiums on any insurance policy required to be furnished by Mortgagor.

           The insurance coverage required under this Section 7 may be effected under a blanket policy or policies covering the Security and other property and assets not constituting a part of the Security; provided that any such blanket policy shall specify, except in the case of general liability insurance, the portion of the total coverage of such policy that is allocated exclusively to the Security, and any sublimits in such blanket policy applicable to the Security, which amounts shall not be less than the amounts required pursuant to this Section 7 and which shall in any case comply in all other respects with the requirements of this Section 7.

     8. INSURANCE/CONDEMNATION PROCEEDS. Mortgagor hereby assigns to Mortgagee all proceeds of any insurance or

Page 24
condemnation awards which Mortgagor nay be entitled to receive for loss or damage to, or a taking of, the Security. In the event of loss or damage to, or a taking of, the Security, the proceeds of said insurance or condemnation award shall be payable to Mortgagee alone and Mortgagor hereby authorizes and directs any affected insurance company or taking authority to make payments of the insurance proceeds or condemnation awards directly to Mortgagee; provided, however, that if there is then no Event of Default and the proceeds of said insurance or condemnation awards do not exceed $1,000,000, the proceeds of said insurance or condemnation awards shall be payable directly to Mortgagor. In the event that any such insurance proceeds or condemnation awards are paid directly to Mortgagor, except to the extent such proceeds or awards are specifically permitted to be paid to Mortgagor under this Section, Mortgagor shall make such proceeds or awards available to Mortgagee within five (5) days of Mortgagor's receipt thereof.

No such loss or damage shall itself reduce the Indebtedness.

           Mortgagee is authorized to adjust and compromise such loss or damage without the consent of Mortgagor, to collect and receive such proceeds or awards in the name of Mortgagee and Mortgagor and to endorse Mortgagor's name upon any check in payment thereof; provided, however, that if there is then no Event of Default, such adjustment or compromise shall be subject to Mortgagor's approval, which approval shall not be unreasonably withheld or delayed; and further provided, however, that if there

Page 25
is then no Event of Default, Mortgagor shall have the right, with the advice of Mortgagee, to lead the negotiation of any such adjustments and compromises, which adjustments and compromises shall be subject to Mortgagee's approval thereof, in which case the proceeds or awards shall be paid to Mortgagee for application in accordance with this Section. Notwithstanding anything to the contrary herein, if there is then no Event of Default and the insurance proceeds or condemnation awards do not exceed $1,000,000, Mortgagor shall have the right to adjust and compromise such loss or damage without Mortgagee's consent and to collect and receive such proceeds or awards directly.

           Subject to the provisions of this Section and Sections 9, 10, 11 and 12 hereof, such proceeds or awards shall be applied first toward reimbursement of all reasonable, out-of-pocket costs and expenses of Mortgagee in collecting said proceeds or awards, then toward payment of the Indebtedness or any portion thereof, whether or not then due and payable (without the payment of any Prepayment Fee [as defined in the Note]), in whatever order Mortgagee may elect, or Mortgagee may, at its option, apply said insurance proceeds or condemnation awards in whole or in part toward restoration of the Security for which such insurance proceeds or condemnation awards shall have been paid.

           In the event of foreclosure of this Mortgage or other transfer of title to the Security and extinguishment, in whole or

Page 26
in part, of the Indebtedness, all right, title, and interest of Mortgagor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee notwithstanding the amount of any bid at such foreclosure sale. Nothing contained herein shall prevent the accrual of interest as provided in the Note on any portion of the principal balance due under the Note until such time as the insurance proceeds or condemnation awards are actually received and applied to reduce the principal balance outstanding.

     9.    RESTORATION FOLLOWING FIRE AND OTHER CASUALTY OR
CONDEMNATION. In the event of damage to the Security by reason of fire or other hazard or casualty, Mortgagor shall give prompt written notice thereof to Mortgagee and shall, subject to the requirements, to the extent applicable, of this Section, proceed with reasonable diligence to perform repair, replacement and/or rebuilding work (hereinafter referred to as the "Work") to restore the Security to its condition prior to such damage in full compliance with all legal requirements. In the event of a taking by power of eminent domain or conveyance in lieu thereof ("condemnation"), if restoration is feasible as reasonably determined by Mortgagee, then Mortgagor shall proceed with reasonable diligence to perform such restoration (also referred to as the "Work"). In the event the cost of the Work would exceed $1,000,000, then before commencing the Work, Mortgagor shall comply with the following requirements:

Page 27
     (a) Mortgagor shall furnish to Mortgagee complete plans and specifications for the Work, for Mortgagee's approval, which approval shall not be unreasonably withheld or delayed. Said plans and specifications shall bear the signed approval thereof by an architect reasonably satisfactory to Mortgagee and shall be accompanied by the architect's signed estimate, bearing the architect's seal, of the entire cost of completing the Work, and shall provide that upon completion of the Work, the Security shall be at least substantially equal in quality of materials and general utility to its quality of materials and general utility prior to the damage or destruction or condemnation.

     (b) Mortgagor shall furnish to Mortgagee certified or photostatic copies of all permits and approvals required by law in connection with the commencement and conduct of the Work.

     (c) Mortgagor shall furnish to Mortgagee, prior to the commencement of the Work, a surety bond for or guaranty of completion of and payment for the Work, which bond or guaranty shall be in form reasonably satisfactory to Mortgagee and shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are reasonably acceptable to Mortgagee, and in an amount not less than the architect's estimate of the entire cost of completing the Work, less the amount of insurance proceeds

Page 28
     or condemnation award, if any, then held by Mortgagee and which Mortgagee shall have elected or shall be required to apply toward restoration of the Security as provided in Section 10 hereof.

           Mortgagor shall not commence any of the Work until Mortgagor shall have complied with the above requirements, and thereafter Mortgagor shall perform the Work diligently and in good faith in accordance with the plans and specifications referred to in subsection (a) above.

           If the costs of the Work could not reasonably be estimated to exceed $1,000,000 as determined by Mortgagee, the insurance and condemnation proceeds shall be made available to Mortgagor without retention or holdbacks, to be used to complete the Work, provided there is no monetary default hereunder, under the Note, or under any of the other Loan Documents, without regard to any notice, grace, or cure periods, nor any nonmonetary default hereunder or under any of the aforementioned documents for which written notice has been provided (and for which Mortgagee is obligated to give notice hereunder or under any of the other Loan Documents), without regard to any grace or cure periods. If the costs of the Work could reasonably be expected to exceed $1,000,000 as determined by Mortgagee, and as provided in Section 10 hereof, Mortgagee shall have elected or is required to apply any insurance proceeds or condemnation awards toward repair or restoration of the Security, then so long as the Work

Page 29
is being diligently performed by Mortgagor in accordance with the provisions of this Mortgage, Mortgagee shall disburse such insurance proceeds or condemnation awards to Mortgagor from time to time during the course of the Work in accordance with the following provisions:

           A. The Work shall be in the charge of an experienced construction manager reasonably satisfactory to Mortgagee with the consultation of an architect or engineer.

           B. Each request for payment shall not be made more often than at thirty (30) day intervals, on ten (10) business days prior notice to Mortgagee, and shall be accompanied by a certificate reasonably satisfactory to Mortgagee of the architect or engineer, dated not more than ten (10) days prior to the application for withdrawal of funds, stating:

                  (i) that all of the Work for which payment is being requested is in place and has been completed in compliance with the approved plans and specifications and all applicable legal requirements; and

                 (ii) that the sum then requested to be withdrawn has been paid by Mortgagor and/or is justly due to contractors, subcontractors, materialmen,

Page 30
     engineers, architects or other persons (whose names and addresses shall be stated) who have rendered or furnished certain services or materials for the Work and giving a brief description of such services and materials and the principal subdivisions or categories thereof and the respective amounts so paid or due to each of said persons in respect thereof and stating the progress of the Work up to the date of said certificate.

Each request for payment shall also be accompanied by evidence reasonably satisfactory to Mortgagee:

           (a) that the sum then requested to be withdrawn, plus (i) all sums previously withdrawn, and (ii) any sums deposited by Mortgagor with Mortgagee, does not exceed the cost of the Work insofar as actually accomplished up to the date of such certificate;

           (b) that the remainder of the moneys held by Mortgagee will be sufficient to pay in full for the completion of the Work;

           (c) that no part of the cost of the services and materials described in the foregoing paragraph (ii) of this clause B has been or is being made the basis of


Page 31
     the withdrawal of any funds in any previous or then pending application; and

           (d) that, except for the amounts, if any, specified in the foregoing paragraph (ii) of this Clause B to be due for services or materials or held back as a retention, there is no outstanding invoices or bills known, after due inquiry, which is then due and payable for work, labor, services or materials in connection with the Work which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialman's statutory or other similar lien upon the Security or any part thereof.

     c. Mortgagor shall, upon Mortgagee's request, deliver to Mortgagee (i) reasonably satisfactory evidence that the work for which funds are sought to be released has actually been performed; (ii) executed waivers or releases of mechanics' liens from each general contractor, first tier subcontractor, vendor or materialman or the bonding thereof or other satisfactory evidence that no such mechanics' liens exist (or that such liens are either insured or bonded over in a manner reasonably acceptable to Mortgagee) or provision for the payment thereof made upon determination of the amount of such lien; and (iii) any other evidence, documents, instruments or certificates required to be


Page 32
delivered by Mortgagor to any party under the terns of any Lease.

     D. Mortgagor shall deliver to Mortgagee reasonably satisfactory evidence that the Security and every part thereof, and all materials and all property described in the certificate furnished pursuant to the foregoing Clause B, are free and clear of all mortgages, liens (unless insured or bonded over as provided in the foregoing Clause C), charges or encumbrances, except (a) encumbrances, if any, securing indebtedness due to persons (whose names and addresses and the several amounts due them shall be stated) specified in said certificate furnished pursuant to the foregoing Clause B, which encumbrances will be discharged upon disbursement of the funds then being requested, and encumbrances permitted by this Mortgage (including the Permitted Exceptions), (b) this Mortgage and (c) any of the other Loan Documents. Mortgagee shall accept as satisfactory evidence under this Clause C a certificate of a title insurance company reasonably acceptable to Mortgagee or an endorsement to Mortgagee's existing loan title policy insuring the lien of this Mortgage, dated as of the date of the making of the disbursement, confirming the foregoing.

     E. Following the completion of any new foundations on the Real Property, Mortgagor shall deliver to Mortgagee a survey of the Security dated as of a date within ten (10)

Page 33
     days prior to the making of the advance (or revised to a date within ten days prior to the advance) showing no encroachments other than those, if any, acceptable to Mortgagee.

           F. There shall be no Event of Default by Mortgagor under the Note or under any of the other Loan Documents.

           Mortgagee at its option may waive any of the foregoing requirements.

           Upon compliance by Mortgagor with the foregoing Clauses A, B, C, D, E, and F (except for such requirements, if any, as Mortgagee at its option may have waived), Mortgagor shall, to the extent of the insurance proceeds or condemnation award, if any, which Mortgagee shall have elected or shall be required to apply to restoration of the Security, pay or cause to be paid to the persons named in the certificate furnished pursuant to the foregoing Clause B, the respective amounts stated in said certificate to be due them, and Mortgagee shall pay to Mortgagor the amounts stated in said certificate to have been paid by Mortgagor.

           If upon completion of the Work there shall be insurance proceeds or condemnation awards held by Mortgagee over and above the amounts withdrawn pursuant to the foregoing provisions, then Mortgagee, at Mortgagee's option, may either retain such proceeds

Page 34
or awards and apply the same in reduction of the Indebtedness (without any prepayment fee) in whatever order Mortgagee may elect (but only in the event Mortgagor is in default hereunder), or Mortgagee may pay over such proceeds or awards to Mortgagor.

           Upon completion of the Work, in addition to the requirements of the foregoing Clauses A, B, C, D, and E, Mortgagor shall promptly deliver to Mortgagee:

           (a) A written certificate of the architect or engineer that the Work has been fully completed in a good and workmanlike manner in accordance with the approved plans and specifications;

           (b) A written report and policy of a title insurance company or an endorsement to Mortgagee's existing policy reasonably acceptable to Mortgagee insuring the Security against mechanics' and materialmen's liens;

           (c) To the extent required by applicable law, a temporary certificate of occupancy and all other applicable certificates, licenses, consents and approvals issued by governmental agencies or authorities with respect to the Security and by the appropriate Board of Fire Underwriters or other similar bodies acting in and for the locality in which the Security is situated, provided that within thirty (30) days after completion of the Work, Mortgagor shall

Page 35
     obtain and deliver to Mortgagee a Permanent certificate of occupancy for the Security;

           (d) A final release and waiver of mechanics' or materialman's liens from each general contractor and first tier subcontractor, vendor or materialman who has performed work, or provided labor, services or materials, as the case may be, in connection with the Work, unless Mortgagor shall have obtained, and furnished evidence thereof to Mortgagee, a surety bond or other security satisfactory to Mortgagee in its sole discretion sufficient to release the lien claim of any such contractor, subcontractor, vendor or materialman.

     10. DISPOSITION OF CONDEMNATION OR INSURANCE PROCEEDS. Subject to the terms and provisions of Sections 8 and 9 above, Mortgagee, in its absolute discretion, may decide whether and to what extent, if any, proceeds of insurance or condemnation will be made available to Mortgagor for repair or restoration of the Security. Notwithstanding the foregoing or anything to the contrary set forth herein, Mortgagee agrees to make insurance and condemnation proceeds available to Mortgagor for repair or restoration if restoration or repair is required under the Operating Agreement, provided that such proceeds are held by Mortgagee and released under the terms of Section 9 hereof for repair in accordance with the Operating Agreement. Further notwithstanding the foregoing, Mortgagee also agrees to make


Page 36
insurance and condemnation proceeds available for repair or restoration, provided:

        (i) In the case of casualty only, not more than 40% of the Improvements and Personal Property by either value or square footage as reasonably determined by Mortgagee, is damaged, and in the case of condemnation only, the Improvements and Buildings are capable of being restored to substantially the same size and character as existed immediately prior to the taking, as determined by Mortgagee in its reasonable discretion;

      (ii) There is then existing no Event of Default hereunder or under the other Loan Documents, and, if there then exists a state of facts that with the giving of notice, passage of time, or both, would constitute an Event of Default, then the proceeds may be held back by Mortgagee during the cure period provided for in this Mortgage until cure has been completed, provided that Mortgagor is diligently prosecuting such cure, and, in the case of a failure to perform under Section 26(b) hereof, if cure has not been completed within 120 days after notice of failure to perform, then Mortgagee shall have the right not to make the proceeds available;


Page 37
(iii) Mortgagor can demonstrate to Mortgagee's reasonable satisfaction that Mortgagor has the financial ability to make all scheduled payments when due under the Loan Documents during repair or restoration from proceeds of rent insurance or otherwise;

(iv) The restoration or repair is greater than $1,000,000 and is capable of being completed prior to the maturity date of the Note and (a) tenants demising seventy-five percent (75%) of gross leasable area of the enclosed mall portion of the Improvements (excluding Sears, Roebuck & Co., J.C. Penney, Marshall Field & Co., and Carson, Pirie Scott which all own the land on which their respective stores are located [collectively, the "Anchor Stores"]) do not have termination rights in their leases as a result of such casualty or condemnation or agree in writing not to terminate their leases, (b) after restoration the Anchor Stores agree to operate under the existing Operating Agreement, and (c) both tenants and the Anchor Stores will be open within sixty (60) days after completion of restoration;

(v) The excess of annualized income from the Leases in place immediately prior to such casualty or condemnation, approved or Deemed Approved (as hereinafter defined) by Mortgagee, and as to which

Page 38
            there is no continuing right to terminate or the tenants or the Anchor Stores have agreed to continue to operate, over Operating Expenses (hereinafter defined), shall equal or exceed 1.25 times TADS (hereinafter defined); and

     (vi) The proceeds are released under the escrow/construction funding arrangements specified in Section 9 hereof.

    Notwithstanding anything to the contrary contained herein, in all events Mortgagee agrees to make casualty insurance proceeds and condemnation proceeds available to Mortgagor for restoration or repair of the Real Property if the cost of such restoration or repair is $1,000,000 or less and is capable of being completed prior to the maturity date of the Note.

         "Operating Expenses" shall mean all necessary and ordinary operating expenses applicable to the Security for the previous 12-month period, including, without limitation, utilities, administrative, cleaning, landscaping, security, repairs and maintenance, ground rent payments, management fees, real estate and other taxes, assessments and insurance, but excluding therefrom deductions for federal, state and other income taxes, debt service expense, depreciation or amortization of capital expenditures and other similar noncash items, the cost of tenant improvements, and brokerage commissions. Income shall be annualized for a twelve (12) month period on the basis of the

Page 39
Leases and payments from the Anchor Stores in place immediately prior to such casualty or condemnation, approved or Deemed Approved by Mortgagee, and as to which there is no continuing right to terminate, or the tenants or the Anchor Stores have agreed to continue to operate, and ordinary operating expenses shall not be prepaid. Documentation of annualized income and Operating Expenses shall be certified by an officer of the general partner of Mortgagor, or such other entity which is reasonably acceptable to Mortgagee, with detail reasonably satisfactory to Mortgagee and shall be subject to the reasonable approval of Mortgagee. "TADS" shall mean the sum of (i) the aggregate debt service payments (including principal and interest) on the loan evidenced by the Note for the applicable time period, plus (ii) the aggregate debt service payments (including principal and interest) on any other then-applicable secondary financing secured by a lien on the Security for the applicable time period.

         Subject to the provisions of this Section 10, if Mortgagee elects not to make the proceeds available for the Work as provided herein, then such proceeds shall be applied to reduce the Indebtedness in whatever order Mortgagee may elect. Any application of such proceeds to the principal indebtedness evidenced by the Note shall be at par and shall cause a pro rata reduction in payments of interest and, if applicable, principal, under the Note. In no event shall Mortgagor be obligated to pay


Page 40
any prepayment penalty or premium in connection with the payment of such proceeds to Mortgagee.

         Regardless of whether Mortgagee makes any proceeds of insurance or condemnation available to Mortgagor for repair or restoration of the Security, Mortgagor agrees to effect such repair or restoration; provided, however, Mortgagor shall have no such obligation if Mortgagee is obligated to make such proceeds available to Mortgagor but fails to do so. Notwithstanding anything to the contrary contained in this Section 10, if Mortgagee is obligated to make any proceeds of insurance or condemnation available to Mortgagor and fails to do so, or if Mortgagee is not obligated to make any such proceeds available to Mortgagor, Mortgagor shall have the right, at Mortgagor's option to prepay the Indebtedness in full; provided, however, no prepayment fee shall be payable in connection therewith. The foregoing shall not, in any way, be a limitation on Mortgagor's rights and remedies for any failure by Mortgagee to make such proceeds available to Mortgagor, but only in the event Mortgagee has an obligation hereunder to make such proceeds available to Mortgagor.

         Notwithstanding anything to the contrary contained in this
Section 10, if the Security or any part thereof is taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, and there is no Event of Default hereunder or under any of the other Loan Documents,

Page 41
Mortgagor shall have the right with the advice and prior written consent of Mortgagee, to negotiate and settle any condemnation proceeding (including, but not limited to a conveyance in lieu of condemnation), in which case the condemnation proceeds shall be paid to Mortgagee for application in accordance with this Section.

    11. FIRE AND OTHER CASUALTY; SELF-HELP. If within one hundred twenty (120) days after the occurrence of any damage to the Security in excess of $1,000,000 or the condemnation of any portion of the Security in excess of $1,000,000, Mortgagor shall not have submitted to Mortgagee and received Mortgagee's approval of plans and specifications for the Work (which approval shall not be unreasonably withheld or delayed) or shall not have obtained approval of such plans and specifications from all governmental authorities whose approval is required, or if, after such plans and specifications are approved by Mortgagee and all such governmental authorities, Mortgagor shall fail to promptly commence the Work, or if thereafter Mortgagor fails to perform the Work diligently or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with the Work, or, in the case of any loss or damage not in excess of $1,000,000, if Mortgagor shall fail to complete the Work promptly, then, in addition to all other rights herein set forth, and after giving Mortgagor twenty (20) days written notice of the nonfulfillment of one or more of the foregoing conditions Mortgagee, or any lawfully appointed receiver of the Security,

Page 42
may at its respective option, perform or cause the Work to be performed, and may take such other steps as it deems advisable to perform the Work, and may enter upon the Security for any of the foregoing purposes, and Mortgagor hereby waives, for Mortgagor and all others holding under Mortgagor, any claim against Mortgagee or such receiver arising out of anything done by Mortgagee or such receiver pursuant to this Section unless caused by the gross negligence or willful misconduct of Mortgagee or such receiver, and Mortgagee may apply insurance proceeds (without the need to fulfill the requirements of Section 9 hereof) to reimburse Mortgagee, and/or such receiver for all amounts expended or incurred by them, respectively, in connection with the performance of the Work, and any excess costs shall be paid by Mortgagor to Mortgagee upon demand and such payment shall be secured by the lien of this Mortgage.

    12. RENT INSURANCE PROCEEDS. Mortgagor hereby assigns the proceeds of all policies of rent insurance relating to the Security to Mortgagee to be applied in payment of the Indebtedness in whatever order Mortgagee may elect. Notwithstanding the foregoing, provided that for so long as Mortgagor is proceeding diligently and in compliance with the provisions of
Section 9 hereof, and there is no monetary default hereunder, or under the Note, or any of the other Loan Documents, without regard to any notice, grace or cure periods, nor any nonmonetary default hereunder or under any of the other Loan Documents for which written notice has been provided, without

Page 43
regard to any grace or cure periods, and further provided that Mortgagor shall have certified to Mortgagee in writing the type and amount of the operating and maintenance expenses incurred by Mortgagor with respect to the Security during the preceding month, Mortgagee agrees to pay each month to Mortgagor out of the rent insurance proceeds held by Mortgagee a sum equal to that amount, if any, of the rent insurance proceeds paid by the insurer which is allocable to the rental loss for the preceding month less the amount of debt service and any other sum due under the Note, and the other Loan Documents for the same preceding month, including, without limitation, deposits into escrow for the payment of Real Estate Taxes pursuant to Section 5 hereof. Mortgagee at its option may waive any of the foregoing conditions to the payment of rent insurance proceeds. If Mortgagor does not fulfill the foregoing conditions entitling Mortgagor to such monthly disbursements of applicable portions of rent insurance proceeds, then such rent insurance proceeds may be applied by Mortgagee, at Mortgagee's option to the payment of the Indebtedness in whatever order Mortgagee may elect, provided, however, no prepayment fee shall be payable in connection therewith.

    13.  INTENTIONALLY OMITTED.

    14. REPAIR; ALTERATIONS; WASTE; ENVIRONMENTAL. Mortgagor shall keep all of the Security in good and substantial repair, and expressly agrees that it will neither permit nor commit any

Page 44
waste upon the Security, nor do any act or suffer or permit any act to be done, whereby the Security will become less valuable or the lien hereof may be impaired and shall comply with all zoning laws, building codes, subdivision laws, environmental laws, and other laws, ordinances, rules and regulations made or promulgated by any government or municipality, or by any agency thereof or by any other lawful authority, which are now or may hereafter impose any duty on Mortgagor with respect to the use, occupancy, or alteration of the Security or which may otherwise become applicable to the Security including, without limitation, the Americans with Disabilities Act of 1990 ("ADA"). Mortgagor hereby represents, warrants and covenants that the Security does or will comply with all ADA requirements within the applicable required time periods. Mortgagor shall furnish to Mortgagee, promptly following Mortgagee's request therefor, a certification by a consultant approved by Mortgagee that states (a) the Security is then in compliance with all ADA requirements or (b) the applicable required time period in which the Security must be in compliance therewith. Mortgagor shall repair or restore any building now or hereafter under construction on the Security and complete the same within a reasonable period of time. Mortgagor agrees not to initiate or acquiesce in any zoning variance or reclassification, without Mortgagee's prior written consent. Mortgagor shall not construct any additional building or buildings or make any other improvements on the Land, nor alter, remove or demolish any building or other Improvements on the Land, without the prior written consent of Mortgagee, except for

Page 45
tenant improvements under the Leases (as defined in Section 21 hereof ), which shall be undertaken in accordance with the terms of such Leases.

         If an Event of Default exists under this Section, Mortgagee or a lawfully appointed receiver of the Security at its option, from time to time, may perform, or cause to be performed, any and all repairs and such other work as it deems necessary to bring the Security into compliance with the provisions of this Section and may enter upon the Security for any of the foregoing purposes, and Mortgagor hereby waives any claim against Mortgagee and/or such receiver other than claims resulting from the gross negligence or willful misconduct of Mortgagee or such receiver, arising out of such entry or out of any other act carried out pursuant to this Section.

Mortgagor shall upon demand repay to Mortgagee and such receiver all amounts expended or incurred by them, respectively, in connection with any action taken pursuant to this Section, and such repayment shall be secured by the lien of this Mortgage.

         Mortgagor represents, warrants and covenants that there are and at all times during the term of this Mortgage will be the greater of the number of parking spaces required under the Operating Agreement or the minimum required under applicable zoning laws (except as may otherwise be permitted pursuant to Section 10 hereof in the case of any casualty or condemnation affecting the Security).

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           Except as otherwise disclosed in the Phase I Environmental Assessment prepared by BCM Engineers, Inc. dated June 23, 1995 (Project No. 00-7850-20) (the "Environmental Report"), Mortgagor represents, warrants and covenants as of the date hereof that Mortgagor has not used and will not use and, to Mortgagor's actual knowledge, no prior owner or current or prior tenant, subtenant, or other occupant of all or any part of the Security has used or is using Hazardous Materials (hereinafter defined) on, from or affecting the Security in any manner that violates the Environmental Laws (hereinafter defined), that, to Mortgagor's actual knowledge, no Hazardous Materials have been disposed of on the Security nor have any Hazardous Materials migrated onto the Security. For purposes of the representations and warranties set forth in this Section, "Mortgagor's actual knowledge" shall mean the actual knowledge of Tom Castagnoli, the mall manager, Robert Cohen, the regional manager employed by the Property Manager (as hereinafter defined in the Management Agreement [as hereinafter defined]), and Doug Welker, the asset manager of the Real Property (collectively, the "Key Personnel"), who constitute all of the people currently employed by Mortgagor, Property Manager, or any Affiliate (as hereinafter defined) of Mortgagor or Property Manager and reasonably believed by Mortgagor to have been or currently to be actively involved in the operation or management of the Security and, as a result, to have actual knowledge with respect to the foregoing matters.
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     For purposes of this Section, "Affiliate" shall mean any entity controlling, controlled by, or under common control with Mortgagor or Property Manager, as applicable. For purposes hereof, "control" (including its correlative usages, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through ownership of voting securities, by contract, or otherwise. For purposes of this definition, any entity that owns, directly or indirectly, 50% or more of the securities having ordinary voting power for the election of the board of directors of the corporation or 50% or more of the ownership interests of any other entity shall be deemed to control such corporation or other entity. In addition, with respect to any general or limited partnership, an entity which is the managing or co-managing partner of such partnership, or which is a general partner with at least equal power with all general partners to direct and control the partnership, shall be deemed to control such partnership.

     The Key Personnel will be charged with having actual knowledge of the contents of the files maintained for the Security by Mortgagor, the general partners in Mortgagor, and the Property Manager. The Key Personnel shall have no duty to conduct any investigation beyond review of such files, and no knowledge of any other person shall be imputed to the Key Personnel.

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           For purposes of this Mortgage, the following terms shall have the definition set forth:

           "Hazardous Materials" shall mean and include those elements, materials, compounds, mixtures, wastes or substances which are contained in any list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") or any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious, flammable or radioactive by any of the Environmental Laws (hereinafter defined).

           Notwithstanding anything contained herein to the contrary, the term "Hazardous Materials" shall not include any ordinary use or incidental storage of substances reasonably and customarily necessary for the regular and ordinary maintenance of the Security (including, but not limited to, common office business machines located at the Security), nor to gasoline, oil, and other automotive fluids to the extent that they are contained in the common and ordinary manner in motor vehicles visiting the Security or used in the ordinary course of business by any so-called tire, battery and accessory store located on the Security, in each case provided that the same do not constitute, give rise to, or create any substantial risk of (i) any violation of any requirements of any Environmental Law pertaining to the Security, or (ii) any event, occurrence or condition as a consequence of which, pursuant to any requirements of any

Page 49
Environmental Law, (a) Mortgagor, Mortgagee, or any owner, occupant, or person having an interest in the Security shall be subject to any material restriction on use, ownership or transferability of the Security, or (b) any remedial work pertaining to Hazardous Materials shall be required under any Environmental Law, at or in connection with the Security.

           "Environmental Laws" shall mean and include any applicable federal, state, or local statute, law, ordinance, code, rule, regulation, order, decree or policy having the force of law regulating or relating to protection of human health or the environment, or regulating or imposing liability or standards of conduct concerning the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of any Hazardous Materials as now or at any time hereafter in effect including, without limitation, the Illinois Environmental Protection Act, as amended, 415 ILCS 5/1 ET. SEQ., the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Subsection 9601 ET. SEQ., the Superfund Amendments and Reauthorization Act, 42 U.S.C. Subsection 9601 ET. SEQ., the Federal Oil Pollution Act of 1990, 33 U.S.C. Subsection 2701, ET. SEQ., the Federal Toxic Substances Control Act, 15 U.S.C. Subsection 2601 ET. SEQ., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C. Subsection 6901 ET. SEQ., the Federal Hazardous Material Transportation Act 49 U.S.C. Subsection 1801 ET. SEQ., the Federal Clean Air Act 42 U.S.C. Section 7401 ET. SEQ., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET. SEQ., the River

Page 50
and Harbors Act of 1899, 33 U.S.C. Subsection 401 ET. SEQ., and all rules and regulations of the EPA, the Illinois Environmental Protection Agency, the Illinois Pollution Control Board, or any other state, county, or federal department, board, or agency, or any other agency or governmental board or entity having jurisdiction over the Security, as any of the foregoing have been, or are hereafter, amended.

           Mortgagor shall not permit any lien under any federal, state, county or municipal law, act, ordinance, rule or regulation with respect to Hazardous Materials to attach to the Security or any portion thereof or interest therein. Notwithstanding anything contained herein to the contrary, if any such lien claim is filed which Mortgagor disputes or contests, Mortgagor shall have the right to dispute or contest such lien claim; provided that, Mortgagor promptly obtain and record at its own expense a surety bond or other security reasonably satisfactory to Mortgagee sufficient to release such lien claim in the event Mortgagor's contest of such lien is decided adversely to Mortgagor. Mortgagor represents, warrants and covenants as of the date hereof that, to the best of Mortgagor's knowledge, it has not received any written notice from any governmental agency or any tenant of the Security with regard to Hazardous Materials, and has received no written notice that the environmental and ecological condition of the Security is in violation of any Environmental Law.


Page 51
           Mortgagor represents, warrants and covenants as of the date hereof that, except as otherwise disclosed in the Environmental Report, to the best of Mortgagor's knowledge and belief, the Security does not contain, and has not in the past contained, any asbestos containing material in friable form and there is no current or potential airborne contamination of the Security by asbestos fiber, including any potential contamination that would be caused by maintenance or tenant finish activities in the building(s) constituting the Improvements.

           Mortgagor represents, warrants and covenants as of the date hereof that, to the best of Mortgagor's knowledge, it has not received any written notice that the soil, surface water, and ground water of or on the Real Property contain any spills of oil or other solid or liquid waste, toxic or hazardous substance or contaminate, and Mortgagor has no actual knowledge of any such spill.

           In the event that any investigation, site monitoring, containment, clean-up, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is required under any applicable Environmental Law, any judicial order, or by any governmental entity because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Material in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within the Security (or any portion thereof), Mortgagor

Page 52
shall within thirty (30) days after written demand for performance thereof by Mortgagee (or such shorter period of time as may be required under any applicable Environmental Law, order or agreement to which Mortgagor is a party or by which Mortgagor is obligated), commence and thereafter diligently prosecute to completion, all such Remedial Work. Except in the case when the Remedial Work has been ordered by a court or a governmental entity, the demand for performance shall be accompanied by a report of an engineer describing in reasonable detail the cause and nature of such Remedial Work. All Remedial Work shall be performed by contractors approved in advance by Mortgagee, and under the supervision of a consulting engineer approved by Mortgagee. All costs and expenses of such Remedial Work shall be paid by Mortgagor including, without limitation, Mortgagee's reasonable attorneys' fees, paralegal fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Mortgagor shall fail to timely prosecute to completion, such Remedial Work, following ten (10) days prior notice to Mortgagor, Mortgagee may, but shall not be required to, cause such Remedial work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall be payable by Mortgagor upon demand or shall, at Mortgagee's option, become part of the Indebtedness and secured hereby.

           Mortgagor shall provide Mortgagee with prompt written notice
(a) upon Mortgagor's becoming aware of any release or threat of release of any Hazardous Materials upon, under or from

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the Security; (b) upon Mortgagor's receipt of any written notice from any federal, state, municipal or other governmental agency or authority in connection with any Hazardous Materials located upon or under or emanating from the Security; and (c) upon any of the Knowledge Parties (as hereinafter defined) obtaining knowledge of any incurrence of expense by any governmental agency or authority in connection with the assessment, containment or removal of any Hazardous Materials located upon or under or emanating from the Security. As used in this subsection (c) the term "Knowledge Parties" shall mean Tom Castagnoli, the mall manager, Robert Cohen, the regional manager employed by the Property Manager, and Doug Welker, the asset manager of the Real Property.

     15. ENVIRONMENTAL INDEMNIFICATION. Mortgagor will protect, indemnify, defend and hold harmless Mortgagee and its assigns and their respective directors, officers, employees, and agents and their respective heirs, legal representatives, successors, and assigns, from and against any and all loss, damage, cost, charge, lien, debt, fine, penalty, injunctive relief, claim, demand, expense, suit, judgment, adjudication liability, or injury to person, property or natural resources, including attorney's fees and consulting fees (any of the foregoing being referred to herein as a "Claim"), arising out of, attributable to, which may accrue out of, or which may result from (i) a violation or alleged violation (but only if such allegation is made by a governmental agency) of the Environmental Laws in connection with

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the Security by any person or entity or other source whether related or unrelated to Mortgagor, or (ii) the actual or alleged (but only if such allegation is made by a governmental agency) presence, release, transportation, migration, generation, treatment, processing, storage, use or disposal (herein collectively referred to as "Disposal") of Hazardous Materials (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) by any person or entity or other source in connection with the Security, whether related or unrelated to Mortgagor, which Disposal is required to be remediated under the Environmental Laws.

     16. INDEPENDENCE OF SECURITY. Without Mortgagee's prior written consent, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Security or any part thereof or any interest therein to fulfill any municipal or governmental requirement. Mortgagor hereby collaterally assigns to Mortgagee any and all rights to give consent for all or any portion of the Security or any interest therein to be so used, it being the intent of the parties that the effect of this collateral assignment shall be to disable Mortgagor from giving such consent without the prior written approval of Mortgagee but that such right to give consent shall not be exercisable by Mortgagee until after commencement of a foreclosure proceeding. Similarly, no part of the Security shall rely on any premises not subject to the lien of this Mortgage or any interest therein to

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fulfill any governmental or municipal requirement. Mortgagor shall not by act or omission impair the integrity of the Real Property as a single zoning lot, and as one or more complete tax parcels, separate and apart from all other premises. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this Section shall be void.

     17. NO OTHER LIENS. Except as otherwise set forth herein, Mortgagor shall not consent, agree to, or permit any mortgage, lien, or security interest upon or affecting the Security or any part thereof except as granted or permitted in this Mortgage and any other lien or security interest granted to Mortgagee.

           Notwithstanding anything to the contrary contained herein or in any other Loan Document, Mortgagor shall have the right to lease or finance the Personal Property without Mortgagee's prior consent in an aggregate amount not to exceed $1,000,000.

           Notwithstanding the foregoing, however, Mortgagor shall have the right to borrow additional funds from another lender and to further encumber the Security with a second priority lien, provided that all of the following conditions are satisfied:

               (i) there shall be no Event of Default hereunder or under any other Loan Documents at the time of the closing of the secondary loan transaction;
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 (ii) the proposed secondary financing shall be from an Institutional Investor (hereinafter defined);

(iii) the Debt Service Coverage (hereinafter defined) with respect to the Note and the proposed secondary financing shall exceed 1.35 times based on Mortgagee's reasonable projection of Net Operating Income (hereinafter defined) for the next twelve (12) month period;

(iv) the proposed secondary financing shall not be given in satisfaction of, or to evidence, judgments or claims against
Mortgagor, nor shall any security interest or mortgage securing the proposed financing be cross defaulted or cross collateralized with any other security interest in any other property;

(v) at least forty-five (45) days prior to the closing of such proposed secondary financing, Mortgagor must provide
Mortgagee with all of the material provisions of such financing including without limitation the proposed date of closing and the name, background and address of the proposed lender, and the principal amount, rate, periodic payments, term and other salient features of the financing;

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(vi) the proposed secondary financing must not call for an accrual of interest or additional principal and all payments must be on a current pay basis;

(vii) the Aggregate Loan-to-Value Ratio (as hereinafter defined) must not exceed 65%; provided, however, that in the event that
Mortgagor or an Affiliate (as hereinafter defined) is providing subordinate purchase money financing in connection with a permitted transfer of the Real Property pursuant to Section 19 herein, such Aggregate Loan-to-Value Ratio must not exceed 75%. For purposes hereof, the Aggregate Loan-to-Value Ratio shall be determined by adding the then outstanding principal balance of the Loan to the amount of the proposed secondary financing, and by dividing the sum thereof by Mortgagee's reasonable estimate of the fair market value of the Security. Mortgagee shall be provided with such reasonable information as it may require to determine the same. In the event Mortgagee determines that the Aggregate-Loan-to-Value Ratio exceeds 65% or 75%, as applicable, at Mortgagor's option, Mortgagee and Mortgagor shall hire an M.A.I. appraiser mutually satisfactory to both of them, at Mortgagor's sole expense, to appraise

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        the Security, and Mortgagee and Mortgagor agree that such appraisal shall be used to determine the fair market value of the Security for purposes of this clause (vii);

(viii) any transfer of all or any part of Mortgagor's interest in the Security to the secondary lender by foreclosure, trustee's sale, deed in lieu thereof or otherwise, or commencement of proceedings or negotiations concerning any of the foregoing shall be a default under this Mortgage;

  (ix) Mortgagor shall pay for all of Mortgagee's reasonable costs and expenses associated with such proposed secondary financing, including without limitation, attorneys' fees charged by Mortgagee's staff counsel or special counsel; and

   (x) the secondary lender shall enter into an intercreditor agreement with Mortgagee to the following effect:

(a) the secondary lender waives any right to marshalling or to assert priority over future advances, if any, provided for in the Loan Documents;


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(b) the secondary lender agrees to be bound by any extensions or modifications of the Loan Documents and the lien of its mortgage shall be subordinate to all leases of space in the Security;

(c) the secondary lender agrees that Mortgagee shall in all cases be paid all sums then due under the Loan Documents before the secondary lender receives any sums then due under the secondary financing;

(d) the secondary lender, together with Mortgagee, shall agree to provide each other with a copy of any written notice of default given to Mortgagor under their respective loan documents at the same time such notice is delivered to Mortgagor and with an opportunity to cure each such default during any applicable cure period afforded to Mortgagor under their respective loan documents;

(e) the secondary lender and Mortgagee shall agree to provide each other with twenty (20) days written notice prior to the acceleration of their respective loans or their exercise

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       of any of their respective rights or remedies with respect to the Security; and

(f) the secondary lender shall agree to provide Mortgagee with written notice of any transfer of its loan to another lender.

       "Institutional Investor" shall mean any bank, savings and loan association, investment bank, trust company, insurance company, pension fund, investment advisor, credit union, real estate investment trust or charitable foundation actively engaged in acquiring or financing major commercial real estate properties and any special purpose entities formed and owned by any of the foregoing, or Mortgagor, but only in connection with any subordinate purchase money financing provided by the Mortgagor in connection with a permitted transfer of the Security pursuant to Section 19(a) hereof.

       "Debt Service Coverage" shall mean the ratio, as determined by Mortgagee, of (a) Net Operating Income from the Security for the applicable period of time to (b) TADS. "Net Operating Income" shall mean gross income from operations of the Security for the previous twelve (12) month period from Leases approved or Deemed Approved by Mortgagee (to the extent Mortgagee reasonably projects such income will continue for the immediately succeeding twelve (12) month period), subtracting therefrom all necessary and ordinary Operating Expenses applicable to the Security for

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such period of time. Gross income shall not be anticipated for any greater time period than that approved by generally accepted accounting principles nor shall ordinary operating expenses be prepaid. Documentation of Net Operating Income shall be certified by an officer of a general partner of Mortgagor, or such other entity which is reasonably acceptable to Mortgagee, with detail satisfactory to Mortgagee and shall be subject to the approval of Mortgagee. "TADS" shall have the same meaning as in
Section 10 herein except that for purposes of clause (ii) thereof, the aggregate debt service payments for any contemplated secondary financing shall also be included for purposes of this Section 17.

            Except as permitted by this Section or Section 4 hereof, Mortgagor will promptly pay and discharge any and all amounts which are now or hereafter become liens against the Security whether or not superior to the lien hereof or to any assignment of rents and leases given to Mortgagee. If any lien claim is filed that Mortgagor disputes or contests, Mortgagor shall, if required by Mortgagee, promptly obtain and record at its own expense a surety bond or other security satisfactory to Mortgagee sufficient to release the lien claim.

       18. MANAGEMENT. During the term of the Loan secured hereby, the Security will be managed under a management agreement. Said management agreement shall be subject to Mortgagee's written approval, and in form and substance

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reasonably satisfactory to Mortgagee. notwithstanding anything to the contrary, the following constitute managers pre-approved by Mortgagee:
Urban Retail Properties Co. (the "Property Manager"), or any subsidiary or affiliate of JMB Realty CorPoration or Urban Shopping Centers, Inc. ("Shopping Centers") (collectively, "Approved Managers"). The Security is currently managed by the Property Manager pursuant to a management agreement between Mortgagor and JMB Properties Urban Company dated July 31, 1985, assigned by JMB Properties Urban Company to the Property Manager (the "Management Agreement"). Mortgagee has approved the Management Agreement.

       For purposes of this Section, "affiliate" shall mean any entity controlling, controlled by, or under common control with JMB Realty Corporation or Shopping Centers. For purposes hereof, "control",
"controlled by" or "under common control with" shall have the same meanings as set forth in Section 14 hereof.

       In the event Mortgagor elects not to have any of the Approved Managers manage the Security, then Mortgagee shall have the right to approve any substitute manager, such approval not to be unreasonably withheld, taking into consideration, among other things, the following: (i) the level of regional shopping center management expertise of the manager in the Mid-Western Region or, if such manager has no such experience in the Mid-Western Region, the level of national experience; and (ii) the net worth of the manager in relation to the financial requirements of the

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managerial position. Neither the Management Agreement nor any successor management agreement(s) entered into in accordance with the provisions of this Section 18, may be modified or amended without Mortgagee's approval (which approval shall not be unreasonably withheld), and the Management Agreement, and any successor management agreement(s) and the payment of any fees thereunder, shall provide for the subordination to the lien of this Mortgage, or waiver of all liens held by the Property Manager, or the Approved Managers, as the case may be, including lease brokerage liens, and the Management Agreement, and any successor management agreement(s) must be assigned, with the consent of the Property Manager or the Approved Managers, as the case may be, to Mortgagee as additional security for the Indebtedness, which assignment shall be in form and substance reasonably acceptable to Mortgagee. Mortgagee shall review and approve any such modifications, amendments or successor management agreement(s) within ten
(10) business days of the receipt thereof by both Mortgagee and its correspondent (which shall have been designated by written notice to Mortgagor), together with a written request from Mortgagor to review and approve within such time frame. If Mortgagee has not advised Mortgagor of its approval or disapproval within such time when requested to do so by Mortgagor, then such modification or amendment shall be deemed approved.

     19. PERMITTED TRANSFERS. Notwithstanding any other provisions of this Mortgage or of the Other Loan Documents to the

Page 64
contrary, Mortgagor shall be permitted a one-time transfer in accordance with the provisions of subsection (a), below, Mortgagor's partners and sub-tier entities shall be permitted internal transfers as described in subsection (b), below, and transfers of Mortgagor's partners' interests in Mortgagor and transfers of interests in Mortgagor's partners and sub-tier entities shall be permitted as described in Subsection (c), below.

            (a) ONE-TIME TRANSFER: Either (i) each general partner in Mortgagor shall have the right to a one-time sale, transfer, or assignment in whole or in part of its interest in the partnership that is the Mortgagor to the same third party or any affiliated third party, or
(ii) Mortgagor shall have the right to a one-time sale, transfer, or assignment of its entire interest in the Security, subject to the following:

                (i)     there is no Event of Default hereunder
                        or under any other Loan Documents at the time of transfer;

               (ii)     a property inspection by Mortgagee
                        or its designee shows that all reasonably necessary deferred maintenance on the Security has been completed or as a part of such transfer, transferee has agreed to complete, and transferee has further agreed to any

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           guarantees, warranties or escrows with respect to all reasonably necessary or deferred maintenance, the form and extent of which shall be reasonably determined by Mortgagee;

(iii)      the proposed transferee shall be a Qualified Real
           Estate Investor (hereinafter defined);

(iv) the Debt Service Coverage on the Loan and any permitted secondary financing shall exceed 1.35 times based on
Mortgagee's reasonable projection of Net Operating Income for the next twelve (12) month period;

  (v) the proposed transferee together with its affiliates must own or manage a minimum of five (5) regional malls with combined gross leasable area totalling a minimum of 4,500,000 square feet;

(vi)       at least forty-five (45) days prior to such a transfer
           Mortgagor must provide Mortgagee with all of the material provisions of such transfer including without limitation the proposed date of transfer, and the name, net


Page 66
           worth, background and address of the proposed transferee and the purchase price;

  (vii) Mortgagor shall provide Mortgagee with such evidence as Mortgagee may require that the proposed transferee shall fulfill each and every obligation of Mortgagor under the Loan Documents, including, without limitation, an agreement by the transferee assuming all obligations of Mortgagor under the Loan Documents (in the case of a transfer of Mortgagor's entire interest in the Security) or by the transferee partner (in the case of a transfer of a partnership interest in Mortgagor), and such transfer shall not affect or impair Mortgagee's security and rights under the Loan Documents;

(viii) such transfer may not occur during the last loan year;

  (ix) the notice received under (vii) above shall be accompanied by the payment to Mortgagee of a non-refundable fee in the amount of 1/4 of 1% of the then outstanding loan balance in cash or certified check to be retained by Mortgagee in order to induce Mortgagee to

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        allow the proposed transferee to assume the obligations of Mortgagor under the Loan Documents, and such fee shall be returned to Mortgagor if Mortgagee disapproves of such transfer;

(x) the Aggregate Loan-to-Value Ratio of this Mortgage and any then applicable secondary financing based on a current appraisal obtained by the Mortgagor (including, but not limited to, any proposed secondary purchase money financing to be provided by the Mortgagor in connection with the permitted transfer of the Security pursuant to this Section 19(a)) at Mortgagor's expense and acceptable to Mortgagee must not exceed 70%. In the event Mortgagee determines that the Aggregate-Loan-to-Value Ratio exceeds 70%, at Mortgagor's option, Mortgagee and Mortgagor shall hire an M.A.I. appraiser mutually satisfactory to both of them, at Mortgagor's sole expense, to appraise the Security, and Mortgagee and Mortgagor agree that such appraisal shall be used to determine the Aggregate Loan-to-Value Ratio for purposes of this clause (x);


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               (xi) Mortgagor shall pay for all of Mortgagee's costs and expenses associated with the transfer, including without limitation, reasonable attorney's fees charged by Mortgagee's staff counsel or special counsel.

            Notwithstanding the foregoing, in the event the transferee does not meet the above tests or Mortgagee does not, in its reasonable discretion, approve such transferee, based on the above parameters, then Mortgagor shall have the right to prepay the debt evidenced by the Note, in full but not in part, together with a prepayment fee equal to the greater of (a) 1% of the then existing balance of the Note, or (b) Yield Maintenance as defined in the Note, except that the first variable for the Monthly Interest Shortfall (as defined in the Note) shall in this case be "the positive difference, if any, of the Semi-Annual Equivalent Rate (as defined in the Note) less the sum of the Treasury Yield (as defined in the
Note) plus 70 basis points, divided by 12." Any such prepayment shall require a thirty (30) day written notice period and shall be paid simultaneously with the actual transfer of the Security.

            "Qualified Real Estate Investor" is defined as a bank, investment bank, trust company, savings and loan association, insurance company, pension fund, charitable foundation, real estate investment trust(s), or reputable corporation, partnership, joint venture, joint stock company, trust, or

Page 69
individual which, if only a partial or entire transfer of partnership interests in Mortgagor is made or a transfer of Mortgagor's entire interest in the Security, will result in a borrowing entity with itself or its general partners or any entity under common control with or controlled by or controlling any of the foregoing, having a minimum net worth of $30,000,000 and combined real estate assets of $75,000,000, based in the United States and free from any bankruptcy, reorganization or insolvency proceedings or any criminal charges or proceedings and shall not have been, at the time of transfer or in the past, a litigant, plaintiff or defendant in any suit brought against or by Mortgagee (other than in connection with a foreclosure or similar action). Mortgagee agrees to be reasonable in the review of such qualifications.

            (b) INTERNAL TRANSFERS: Any entity that owns, directly or indirectly, an interest in Mortgagor or an interest in a partner of Mortgagor (including its constituent partners) may transfer, assign, or hypothecate such interest, with prior notification of Mortgagee (except as provided for in subsection (c) below) but without Mortgagee's consent, (except prior notification will not be required for transfers of limited partnership interests in Mortgagor), so long as Mortgagor remains (i) an entity advised by JMB (as hereinafter defined) or (ii) directly or indirectly controlled by or under common control with JMB or (iii) directly or indirectly controlled by or under common control with Shopping Centers (each of the entities described in

Page 70
the foregoing clauses (i), (ii) and (iii) are hereinafter referred to as an "Approved Control Party").

            For purposes hereof, "control" (including its correlative degree usages, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through ownership of voting securities, by contract, or otherwise. For purposes of this definition, any entity that owns, directly or indirectly, 50% or more of the securities having ordinary voting power for the election of the board of directors of the corporation or 50% or more of the ownership interests of any other entity shall be deemed to control such corporation or other entity. In addition, with respect to any general or limited partnership, an entity which is the managing or co-managing partner of such partnership, or which is a general partner with at least equal power with all general partners to direct and control the partnership, shall be deemed to control such partnership.

            In addition, any partner in Mortgagor may transfer, assign or hypothecate all or any portion of its interest in Mortgagor with prior notification to Mortgagee but without Mortgagee's consent to any permitted transferees or assignees as described in Article XVI entitled "TRANSFER OF PARTNERSHIP INTERESTS" of Mortgagor's partnership agreement, as amended, but only to the extent set forth in said Article XVI as of the date

Page 71
hereof, and Mortgagor shall not be permitted to amend the transfer provisions of said partnership agreement, including, but not limited to, said Article XVI, so as to permit any additional transfers, assignments or hypothecations of any partner's interest in Mortgagor without the prior written consent of Mortgagee which shall not be unreasonably withheld.

            In addition, Mortgagor may transfer the whole of its interest in the Security to an Approved Control Party with prior notification of Mortgagee but without Mortgagee's consent, and without any adjustment to the economic terms and provisions of the Loan Documents or the payment of any fees to Mortgagee.

            The transfers, assignments or hypothecations described in this Section 19(b) may occur from time to time and without any adjustment to the economic terms and provisions of the Loan Documents or the payment of any fees to Mortgagee. Any such transfer, assignment, or hypothecation shall not be deemed an exercise by Mortgagor of its one time transfer right pursuant to subsection (a), above, nor relieve Mortgagor or other such transferor or any other party of its obligations under any guarantee or indemnification with respect to the Loan (or, with respect to the Loan, of any obligations of any party for periods prior to an internal transfer in accordance with this subsection) without Mortgagee's prior written approval, which approval may be granted or withheld in Mortgagee's sole discretion.


Page 72
            (c) TRANSFERS OF INTERESTS OF GENERAL PARTNERS OF MORTGAGOR:

(i) All of the general partners of Mortgagor may sell, transfer, assign, convey or hypothecate their respective partnership interests in Mortgagor to each other, and (ii) interests in the general partners of Mortgagor (including its constituent partners) may be sold, transferred, assigned, conveyed, or hypothecated to any party without any notification to or consent by Mortgagee.

       20. SIDEWALKS, MUNICIPAL CHARGES. Mortgagor will promptly pay and discharge any and all license fees and similar charges, with penalties and interest thereon, which may be imposed by the municipality in which the Security is situated, for the use of vaults, chutes, areas and other space beyond the lot line and under or abutting the public sidewalks in front of or adjoining the Security and which Mortgagor is not contesting in accordance with Section 17 hereof, and Mortgagor will promptly cure any violation of applicable law and comply with any order of such municipality respecting the repair, replacement or condition of the sidewalk or curb in front of or adjoining the Security, and in default thereof Mortgagee may, upon five (5) days notice to Mortgagor, pay any and all such license fees or similar charges, with penalties and interest thereon, and the charges of the municipality for such repair or replacement, and any amount so paid or advanced by Mortgagee and all costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees), with interest thereon at the Default Rate

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specified in the Note, shall be a demand obligation of Mortgagor to Mortgagee, and, to the extent permitted by law, shall be added to the Indebtedness and shall be secured by the lien of this Mortgage.

       21. ASSIGNMENT OF RENTS AND LEASES. Mortgagor hereby presently, irrevocably, absolutely and unconditionally transfers, assigns and sets over unto Mortgagee all of its right, title and interest in and to all present and future leases, license agreements, concession agreements, lease termination agreements and other occupancy agreements of any nature, oral or written, of Land and of space in the Improvements (collectively, the "Leases", and individually, a "Lease"), together with all modifications, supplements, extensions, renewals and replacements thereof now existing or hereafter made, and also together with the rights to sue for, collect and receive all rents, prepaid rents, additional rents, royalties, security deposits, termination fees, option fees, damages payable upon default by tenant, or other sums in any of said leases provided to be paid to the lessor thereunder, profits, income, license fees, concession fees, lease termination fees and issues of the Security (collectively, "Rents"), to be applied by Mortgagee in payment of the Indebtedness and also together with any and all guaranties of the obligations of the tenants thereunder and the rights of Mortgagor to receive, hold and apply all bonds and security in all of said leases provided to be furnished to the lessor thereunder, and also together with the rights of Mortgagor

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to enforce any and all of the agreements, terns, covenants and conditions in all of said leases provided and to give notices thereunder. Mortgagee may receive and collect the Rents personally or through a receiver upon the occurrence of an Event of Default and upon written notice to mortgagor, for so long as such Event of Default shall exist, and during the pendency of any foreclosure proceeding and during any redemption period. Mortgagor agrees to consent to a receiver if this is believed necessary or desirable by Mortgagee to enforce its rights under this Section after the occurrence of an Event of Default.

            Except as may be permitted pursuant to the terms of Section
17 and Section 19 hereof, Mortgagor shall not otherwise assign or pledge, or contract, expressly or by implication, to assign or pledge, any Lease of the Land or space in the Improvements or the rights to sue for, collect and receive any Rents, or the rights to receive, hold and apply any bonds and security in any of said Leases provided to be furnished to the lessor thereunder, or the rights to enforce any of the agreements, terms, covenants or conditions of said leases or to give notices thereunder, unless in each instance the written consent thereto of Mortgagee be first obtained.

            Nothing in this Mortgage shall be construed to obligate Mortgagee, expressly or by implication, to perform any of the covenants of Mortgagor as lessor under any of the Leases

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hereinabove assigned or to pay any sum of money or damages therein provided to be paid by the lessor.

            If Mortgagee shall from time to time suffer or permit
Mortgagor to sue for, collect or receive any Rents, or to receive, hold or apply any bonds or security thereunder, or to enforce any of the agreements, terms, covenants or conditions thereunder or to give notices thereunder, neither such sufferance nor permission shall constitute a waiver or relinquishment by Mortgagee of the rights hereunder and hereby assigned to Mortgagee with respect to any subsequent Rents, or with respect to any subsequent receipt, holding or application of bonds or security or any subsequent enforcement of such agreements, terms, covenants or conditions or any subsequent notices.

       22. FUTURE LEASES. Mortgagor will not hereafter make any lease to any tenant, or amend, modify, terminate, renew or extend any Lease (other than a renewal to which a tenant is entitled under the terms of an existing Lease or contained in a Lease that is subsequently approved or Deemed Approved by Mortgagee), affecting the Security unless Mortgagee shall first consent in writing to the terms of said Lease and the form of the Lease, which consent shall not be unreasonably withheld. All Leases shall provide that, in addition to the annual minimum rental specified therein, the tenant shall pay tenant's pro rata share of operating expenses and real estate taxes pursuant to additional rent and/or expense escalation clauses contained in

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each such Lease, which provisions shall be subject to Mortgagee's review and approval. Notwithstanding the foregoing, and subject to the following conditions, Mortgagor shall not be required to obtain Mortgagee's prior written approval of a Lease affecting mall space in the Security that satisfies the following conditions, or any amendment, modification, renewal, extension or supplement thereof provided that such Lease as modified by any such amendment, modification, renewal, extension or supplement continues to satisfy the following conditions:

          (i) the executed Lease does not materially differ from the Mortgagor's standard form lease approved by Mortgagee prior to the date hereof or as subsequently modified with Mortgagee's prior written approval, provided, however, that specific Leases that otherwise meet the standards of (i) through (v) herein may deviate from such form in a commercially reasonable manner, but all permanent, material and economic changes to the standard form lease (including, but not limited to, any material changes to the subordination and attornment provisions thereof) shall be subject to Mortgagee's prior written approval, which approval shall not be unreasonably withheld or delayed;

        (ii) the gross leasable area covered by such Lease does not exceed 5,000 square feet;
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(iii) the length of the initial term of such Lease does not exceed ten (10) years (except that The Limited Stores and leases of stores which are either controlled by, under common control with, or control The Limited Stores may be for an initial term which does not exceed twelve (12) years);

(iv) the Lease does not: (a) grant the tenant any purchase option or right of first refusal to purchase the Security;
(b) grant the tenant any interest in the ownership or benefits of ownership of the Security, nor grant a term, including options, beyond twenty (20) years; (c) incorporate a schedule of rents that decline over the Lease term; or (d) otherwise contain terms that would cause a material impairment of the adequacy of Mortgagee's security;

  (v) the Lease shall be an arms-length transaction at market rents and not be to the Mortgagor or an entity which either controls, is controlled by, or is under common control with Mortgagor; and

(vi) the tenant shall be obligated to take possession immediately on completion of any required improvements.


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A Lease which meets the foregoing parameters shall be deemed approved by Mortgagee (individually, a "Deemed-Approved Lease", and collectively, the "Deemed-Approved Leases").

       Notwithstanding anything to the contrary herein, Mortgagor shall have the right to terminate, cancel, accept surrender of, or waive any term or condition of, any Lease affecting not more than 5,000 square feet of the Real Property without Mortgagee's prior written consent so long as the tenant under such Lease is in default, provided that Mortgagor terminates such Lease or takes any such other action only in a commercially reasonable manner. Additionally and notwithstanding anything to the contrary herein, Mortgagor may consent to the assignment of a lessee's interest under any such Lease and consent to the subletting thereunder without Mortgagee's prior written consent, provided such Lease as assigned or sublet continues to satisfy the conditions enumerated in clauses (i) through (v) above.

       Further notwithstanding the foregoing, Mortgagor shall be permitted to alter, modify, amend, change, release, or waive the terms of any Lease covering up to 5,000 square feet of space, without Mortgagee's prior written consent, provided that such action is taken in a commercially reasonable manner and the resulting Lease after giving effect to such action is a Deemed-Approved Lease. In addition, Mortgagor shall be permitted to terminate, cancel, or accept surrender of any Lease covering up to 5,000 square feet of space, where the tenant is not in

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default, without Mortgagee's prior written consent, if contemporaneously with such action Mortgagor enters into a new Lease with such tenant that is a Deemed-Approved Lease and the action is otherwise taken in a commercially reasonable manner. Finally, all material and economic changes to the standard form lease (which are to be standardized for all future leases) used by Mortgagor for the Security shall be subject to Mortgagee's written approval, which approval shall not be unreasonably withheld or delayed.

            Mortgagee shall use its best efforts to review any Lease which is not a Deemed-Approved Lease and approve or disapprove such Lease and any amendment, modification, renewal, extension, supplement or termination thereof, that is required to be reviewed by Mortgagee hereunder, within fifteen (15) business days of the receipt thereof by both Mortgagee and Julian Toft & Downey, Inc., its correspondent, or such other correspondent identified by Mortgagee. If Mortgagee has not advised of its approval or disapproval within twenty (20) business days, such Lease, or any amendment, modification, renewal, extension, supplement or termination thereof, shall be deemed approved.

            All Leases must be subordinate to the lien of the Mortgage unless Mortgagee otherwise specifies. Each future Lease must contain a provision that, upon notice to tenant by Mortgagee, the Lease shall become superior, in whole or in part, to the lien of the Mortgage. Without limiting the foregoing,

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Mortgagee hereby reserves the right to subordinate this Mortgage to any Lease subsequently made by recording with the Office of the Recorder of Deeds of Will County, Illinois, in which this Mortgage is recorded, a declaration to that effect, executed by Mortgagee, which declaration once so recorded shall be binding upon the tenant under such Lease and its successors and assigns.

            Mortgagor will furnish to Mortgagee a true and complete copy of each Lease, amendment, modification, extension, or renewal of Lease, hereafter made by Mortgagor with respect to the Land or space in the Security, within ten (10) days after delivery of each such Lease, amendment, modification, extension, or renewal by the parties thereto. Mortgagor shall also use its diligent efforts to furnish to Mortgagee an original subordination, nondisturbance, and attornment agreement executed by each tenant under any Lease of 5,000 square feet or more, and shall use its diligent efforts to furnish to Mortgagee an original estoppel, addressed to Mortgagee, from each tenant in form and substance reasonably satisfactory to Mortgagee; provided, however, if after using diligent efforts, Mortgagor is unsuccessful in obtaining an estoppel from such tenant, Mortgagor shall furnish to Mortgagee a current certified rent roll in accordance with the provisions of Section 34 hereof; provided further, however, that in no event shall Mortgagor be required to furnish to Mortgagee a certified rent roll more frequently than once for each calendar quarter during the term of Loan secured hereby.

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            Mortgagor will from time to time upon demand of Mortgagee, confirm in writing the assignment to Mortgagee of any or all Leases of the Land and space in the Improvements, and such written confirmation shall be in such form as Mortgagee shall require and as shall be necessary to make the same recordable.

       23. MORTGAGOR'S OBLIGATIONS AS LESSOR. (a) Mortgagor shall, at Mortgagor's cost and expense, materially perform each and every covenant, condition, promise and obligation on the part of the lessor to be performed pursuant to the terms of each and every Lease affecting more than 5,000 square feet of the Real Property (individually and collectively, a "Non-Minor Lease"), written or oral, now or hereafter made with respect to the Security or any part or parts thereof, and with respect to Leases that are not Non-Minor Leases, fulfill, perform, and observe all of the obligations, covenants, and agreements of lessor the nonfulfillment of which would materially adversely affect Mortgagee's security interest in the Security.

            (b) Mortgagor shall give Mortgagee prompt notice of any written notice of default or claim of default by Mortgagor given to any lessee under any Non-Minor Lease and of the receipt by Mortgagor of any written notice of default from any lessee under any such Non-Minor Lease. Mortgagor shall also give Mortgagee prompt notice of any material default given by Mortgagor to any lessee under any Lease other than a Non-Minor Lease or the receipt by Mortgagor of any written notice of

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material default received from any such lessee under any such Lease. Mortgagor shall furnish to Mortgagee promptly any and all information which Mortgagee may request concerning the performance and observance of all covenants, agreements and conditions contained in any Lease by the lessor thereunder to be kept, observed and performed and concerning the compliance with all terms and conditions of such Leases. Mortgagor hereby authorizes Mortgagee and its representatives to make investigations and examinations concerning such performance, observance and compliance, and Mortgagor, upon request, shall promptly deposit with Mortgagee any and all documentary evidence in Mortgagor's possession or control relating to such performance, observance and compliance and copies of any and all notices, communications, plans, specifications or other instruments or documents received or given by Mortgagor in any way relating to or affecting such Leases which may concern or affect the estate of the lessor or the lessee in or under such Leases or in the premises thereby demised.

            (c) In the event of any failure by Mortgagor to keep, observe or perform any covenant, agreement or condition contained in any of the Non-Minor Leases which would give the tenants thereunder a right to terminate the Lease or to stop paying all or any part of the rent thereunder, Mortgagee may, based upon reasonable inquiry based on the information received pursuant to subparagraph (b) above and without notice to or consent of Mortgagor, take any and all action Mortgagee deems necessary or

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appropriate to effect performance, observance or compliance with such covenant, agreement, or condition or otherwise to comply with the terms of such Lease. Any and all reasonable costs and expenses incurred by Mortgagee in connection with any such performance, observance or compliance by Mortgagee on behalf of Mortgagor shall be added to the Indebtedness and shall be secured by the lien of this Mortgage.

       24. LEASES; FORECLOSURE. Any proceedings or other steps taken by Mortgagee to foreclose this Mortgage, or otherwise to protect the interests of Mortgagee hereunder, shall not operate to terminate the rights of any present or future tenant of space in the Improvements, notwithstanding that said rights may be subject and subordinate to the lien of this Mortgage, unless Mortgagee specifically elects otherwise in the case of any particular tenant, subject however to the terms of any subordination, nondisturbance and attornment agreement applicable to such tenant's Lease. The failure to make any such tenant a defendant in any such foreclosure proceeding and to foreclose such tenant's rights will not be asserted by Mortgagor or any other defendant in such foreclosure proceeding as a defense to any proceeding instituted by Mortgagee to foreclose this Mortgage or otherwise protect the interests of Mortgagee hereunder.

       25. OPERATING AGREEMENT. Mortgagor shall, at Mortgagor's cost and expense, promptly and fully perform each and every material covenant, condition, promise and obligation of the owner

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of the Security under the Operating Agreement dated December 7, 1977, between Homart Development Co. ("Homart") (Mortgagor's predecessor in interest to the Security), Marshall Field & Company ("Field"), Sears, Roebuck and Co. ("Sears"), P.A. Bergner & Co. ("Bergner") and J.C. Penney Properties, Inc. ("Penney") as amended or supplemented by the, (i) Joint Improvement Agreement, dated December 7, 1977, between Homart, Sears, Field, Penney and Bergner; (ii) Supplement to Operating Agreement and Joint Improvement Agreement, dated December 7, 1977, between Homart and Sears;
(iii) Supplement to Operating Agreement and Joint Improvement Agreement, dated December 7, 1977, between Homart and Penney; (iv) Supplement to Operating Agreement and Joint Improvement Agreement, dated December 7, 1977, between Homart and Field; (v) Supplement to Operating Agreement and Joint Improvement Agreement, dated December 7, 1977, between Homart and Bergner; (vi) Letter agreement, dated December 9, 1977, between Homart, Sears, Field, Penney and Bergner; (vii) Letter agreement, dated March 30, 1978 from Field to Mortgagee re: Paragraph 10 of the Supplement to Operating Agreement and Joint Improvement Agreement; (viii) First Amendment to Operating Agreement, dated September 7, 1978, between Homart, Field, Sears, Penney and Bergner; (ix) Second Amendment to Operating Agreement, dated October 10, 1979, between Homart, Field, Sears, Penney and Bergner;
(x) Assignment and Assumption, dated August 28, 1982, between Field and BAT Holdings I Inc.; (xi) Letter dated September 14, 1982, from Field to Homart, Penney, Bergner, Mortgagee and Sears re: Field assignment; (xii) Letter dated

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October 1, 1983, from Sears to Homart regarding Sears' decision to take over management of the common areas located on its parcel; (xiii) An undated letter agreement between Field, Penney, Bergner and Sears defining the term "Mall" as used in the operating Agreement; (xiv) Ratification of Louis Joliet Mall Agreements, dated July 26, 1985, by American National Bank and Trust Company of Chicago, not individually, but as Trustee under Trust Agreement dated April 11, 1972, and known as Trust No. 76639; (xv) Assignment and Assumption of Operating Agreement and Supplemental Agreements, dated July 31, 1985, between Homart and Mortgagor; (xvi) Exculpation letter agreement, dated October 7, 1985, from Field to Mortgagor; (xvii) Exculpation letter agreement, dated October 7, 1985, from Sears to Mortgagor; (xviii) Exculpation letter agreement, dated November 6, 1985, from Penney to Mortgagor in favor of Mortgagor; (xix) Letter agreement, dated November 7, 1985, between Penney and Mortgagor re: the name "Penney"; (xx) Exculpation letter agreement dated November 29, 1985, from Bergner to Mortgagor; and (xxi) Letter agreement, dated March 29, 1993, between Bergner and JMB Retail Properties Co. re: amendments to Operating Agreement (collectively, the "Operating Agreement"), and shall make all payments therein and thereby required to be made by the owner of the Security. Mortgagor shall not cancel, or amend, or except in accordance with any permitted secondary financing pursuant to Section 17 hereof, or any permitted transfer of the Security in accordance with
Section 19 hereof, assign or transfer the Operating Agreement without the prior written consent of

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Mortgagee which consent shall not be unreasonably delayed, and Mortgagor shall not consent to the cancellation, transfer, amendment, or assignment of the Operating Agreement by any other party thereto, without the prior written consent of Mortgagee, provided, however, that Mortgagee shall grant its consent so long as the consequences would not be materially adverse to Mortgagee's liens and security interests hereunder. Mortgagee shall review and approve any such requests for consent within fifteen (15) business days of receipt thereof by both Mortgagee and its correspondent (which shall have been designated by written notice to Mortgagor), together with a written request from Mortgagor to review and consent within such fifteen
(15) business days. If Mortgagee has not advised Mortgagor of its approval or disapproval within such time when requested by Mortgagor to do so, then such consent shall be deemed granted.

            Mortgagor shall furnish to Mortgagee, within three (3) days after receipt thereof, or after the mailing or service thereof by Mortgagor, as the case may be, a copy of each notice of default which Mortgagor shall give to, or receive from any person, based upon the occurrence, or alleged occurrence, of any default or defaults in the performance of any covenant, condition, promise or obligation under the Operating Agreement.

            Whenever and as often as Mortgagor shall fail to perform, promptly and fully, at Mortgagor's cost and expense, any material covenant, condition, promise or obligation on the part

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of the owner of the Security under and pursuant to the Operating Agreement after the expiration of any applicable notice and cure period, Mortgagee, or a lawfully appointed receiver of the Security, may, at their respective options, enter upon the Security and perform, or cause to be performed, such work, labor, services, acts or things, and take such other steps and do such other acts as they may deem advisable, to cure such defaulted covenant, condition, promise or obligation, and Mortgagor shall reimburse Mortgagee upon demand for all costs and expenses incurred by Mortgagee and any such receiver in taking any action pursuant to this Section, which reimbursement shall be secured by the lien of this Mortgage.

       26. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" hereunder and shall entitle the Mortgagee to exercise its remedies hereunder and under any of the other Loan Documents or as otherwise provided by law:

            (a) The failure of Mortgagor to pay any installment of principal or interest due under the Note, or payment of any other sum due under the Note or any payment under this Mortgage or any escrow amount or any other payment under the other Loan Documents within five (5) business days following the date when such payment was due, except that with respect to payments of principal, interest, and escrow amounts, no more frequently than once in any 12-month period, Mortgagee shall be obligated to give


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Mortgagor notice of nonpayment and five (5) days from receipt of notice in which to cure;

            (b) (i) Failure of the Mortgagor in the observance or performance of any covenant, promise or agreement provided in this Mortgage, or (ii) failure of the Mortgagor in the observance or performance of any covenant, promise or agreement provided in any other Loan Document other than relating to the payment of indebtedness or money and other than those described in (d) through (g), inclusive, of this Section (a "failure to perform"), for thirty (30) days after the giving of notice by Mortgagee to Mortgagor specifying the nature of the failure to perform; provided, however, that if the nature of such failure to perform is such that the same cannot reasonably be cured within such thirty (30) day period, such thirty (30) day period shall be deemed to have been extended for a period not to exceed one hundred twenty (120) days, so long as Mortgagor shall within such period commence to cure that failure to perform and thereafter diligently prosecute the cure to completion; provided, however, Mortgagor shall be entitled to an additional ninety (90) day cure period for any failure to perform which cannot be cured with the use of diligent efforts during the initial one hundred twenty (120) day period and is a construction related duty such as construction required by applicable law. Notwithstanding anything contained herein to the contrary, the notice and cure period provided under this clause (b) shall not be applicable to and shall not be in addition to any specific notice and cure or

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performance period provided under any other provision of this Mortgage, and the specific notice and cure or performance period provided for in such provision shall control, and a failure by Mortgagor to cure a default under such provision within the applicable cure period shall be an Event of Default under this Mortgage;

            (c) Any representation or warranty of Mortgagor, or statement of the Mortgagor contained herein or in any of the Loan Documents including without limitation the Environmental Indemnification Agreement, or in any writing delivered to Mortgagee by Mortgagor, or any party under the direction of Mortgagor, or pursuant to the Borrower's Certificate on or before the execution and delivery of the Loan Documents, proves to be untrue in any material respect as of the date when made;

            (d) Mortgagor shall (i) have an order for relief entered in a proceeding under Title 11, United States Code, whether such order shall result from a voluntary or involuntary petition, (ii) seek or consent to the appointment of a receiver or trustee for itself or for any of the Security, (iii) file a petition or initiate a proceeding under the bankruptcy, insolvency, receivership, or similar laws of the United States, any state or any jurisdiction, or (iv) make a general assignment for the benefit of creditors;



Page 90
            (e) A court shall enter an order, judgment or decree appointing, without the consent of Mortgagor, a receiver or trustee for Mortgagor, or for any of the Security or approving a petition filed against Mortgagor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered;

            (f) Except as otherwise set forth herein, without the prior written consent of Mortgagee, (i) the Security or any portion thereof or interest therein shall be mortgaged, encumbered, sold, assigned or otherwise transferred by Mortgagor or by operation of law or (ii) all or any portion of the interest of any partner or member of Mortgagor is sold or otherwise transferred; or

            (g) a material default by Mortgagor occurs under the Operating Agreement, which default continues beyond any applicable notice, grace or cure period, but only in the event such default results in a termination of such Operating Agreement or a termination of the operating covenants of the department stores which are parties to the Operating Agreement.

      27. REMEDIES UPON DEFAULT; FORECLOSURE. Immediately upon the occurrence of any Event of Default, Mortgagee shall have the option, in addition to and not in lieu of or substitution for all

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other rights and remedies provided in this Mortgage or any other Loan Document or provided by law or in equity, and is hereby authorized and empowered by Mortgagor, to do any or all of the following, subject however to the limitations on recourse liability set forth in Section 40 hereof:

            (a) Declare without notice (except as otherwise provided herein or in any of the other Loan Documents) the entire unpaid amount of the Indebtedness, including any other unpaid sums accruing under the Note, immediately due and payable, without present demand, protest or other notice of any kind, all of which are hereby expressly waived by Mortgagor, and, at Mortgagee's option, (i) to bring suit therefor, or (ii) to bring suit for any delinquent payment of or upon the Indebtedness, or (iii) to take any and all steps and institute any and all other proceedings in law or in equity that Mortgagee deems necessary to enforce payment of the Indebtedness and performance of other obligations secured hereunder and to protect the lien of this Mortgage.

            (b) Commence foreclosure proceedings against the Security, in a single parcel or in several parcels, through judicial proceedings, by advertisement, or as otherwise provided by law, at the option of Mortgagee, pursuant to the statutes in such case made and provided, and to sell the Security or to cause the same to be sold at public sale, and to convey the same to the purchaser, in accordance with said statutes in a single parcel or

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in several parcels at the option of Mortgagee. without limitation of the foregoing, as an alternative to the right of foreclosure for the full amount of the Indebtedness, after acceleration thereof, Mortgagee shall have the right to institute partial foreclosure proceedings with respect to the portion of the Indebtedness so in default, as if under a full foreclosure, and without declaring all of the Indebtedness to be immediately due and payable (such proceedings being referred to herein as "partial foreclosure"), and provided that, if Mortgagee has not elected to accelerate all of the Indebtedness and a foreclosure sale is made because of default in payment of only a part of the Indebtedness, such sale may be made subject to the continuing lien of this Mortgage for the unmatured part of the Indebtedness. Any sale pursuant to a partial foreclosure, if so made, shall not in any manner affect the unmatured portion of the Indebtedness, but as to such unmatured portion, this Mortgage and the lien thereof shall remain in full force and effect just as though no foreclosure sale had been made. Notwithstanding the filing of any partial foreclosure or entry of a decree of sale therein, Mortgagee may elect, at any time prior to a foreclosure sale pursuant to such decree, to discontinue such partial foreclosure and to accelerate the Indebtedness by reason of any Event of Default upon which such partial foreclosure was predicated or by reason of any other defaults, and proceed with full foreclosure proceedings. Mortgagee may proceed with one or more partial foreclosures without exhausting its right to proceed with a full or partial foreclosure sale for any unmatured portion of the

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Indebtedness, it being the purpose to permit, from time to time a partial foreclosure sale for any natured portion of the Indebtedness without exhausting the power to foreclose and to sell the Security pursuant to any partial foreclosure in respect of any other portion of the Indebtedness whether matured at the time or subsequently maturing, and without exhausting at any time the right of acceleration and the right to proceed with a full foreclosure.

            (c) Proceed against the Personal Property in accordance with Mortgagee's rights and remedies with respect to the Personal Property including the right to sell the Personal Property together with the Security separately and without regard to the remainder of the Security in accordance with Mortgagee's rights and remedies provided by the Illinois Uniform Commercial Code as well as other rights and remedies available at law or in equity.

            (d) Cause to be brought down to date a title examination and tax histories of the Security, procure title insurance or title reports or, if necessary, procure new abstracts and tax histories and procure an updated or entirely new environmental audit of the Security including building, soil, ground water and subsurface investigations; and, in the event a complaint for the foreclosure of this Mortgage has been filed by Mortgagee, have the Improvements inspected by an engineer or other qualified inspector and procure a building inspection

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report; procure an MAI or other appraisal of the Security or any portion thereof; enter upon the Security at any time and from time to time to accomplish the foregoing and to show the Security to potential purchasers and potential bidders at foreclosure sale; and make available to potential purchasers and potential bidders all information obtained pursuant to the foregoing and any other information in the possession of Mortgagee regarding the Security; provided, however, that to the extent any of the foregoing requires entry onto the Security by Mortgagee or its agents, employees, contractors, or prospective purchasers, such entry shall be made, and such activity shall be conducted, only upon reasonable notice, at reasonable times, and without unreasonable interference with the operation of the Security or the businesses of the tenants thereof.

            (e) To the extent permitted by applicable law, Mortgagee either by itself or by its agent to be appointed by it for that purpose or by a receiver appointed by a court of competent jurisdiction, as a matter of strict right, without notice and without regard to the adequacy or value of any security for the Indebtedness or the solvency of any party bound for its payment, to the appointment of a receiver of the Security or, at Mortgagee's option, to take possession of the Security as Mortgagee-in-possession, in which event the receiver of Mortgagee may enter upon and take possession of and operate the Security or any part thereof and whether or not any such receiver or Mortgagee has taken possession of the Security, exercise any

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assignment of rents to collect and apply the Rents, including those past due and unpaid, after payment of all necessary charges and expenses, in reduction of the Indebtedness. Said Rents are hereby assigned to Mortgagee as further security for the payment of the Indebtedness. The receiver or Mortgagee as Mortgagee-in-possession shall have all of the rights and powers permitted under the laws of the State of Illinois. Except for damage caused by Mortgagee's gross negligence or willful misconduct, Mortgagor hereby waives any claim Mortgagor may have against Mortgagee for mismanagement of the Security during Mortgagee's operation of the Security under this subparagraph or as mortgagee in actual possession under applicable statutes. Mortgagor will pay Mortgagee upon demand all reasonable, out-of-pocket expenses, including receiver's fees, attorney's fees, costs and agent's compensation, incurred pursuant to the provisions of this subparagraph, and any such amounts paid to Mortgagee shall be secured by this Mortgage.

            (f) Mortgagee may, at its option without waiving any Event of Default, but subject to any limitations set forth in the Loan Documents, pay, perform or observe any defaulted term, covenant or condition contained herein, in any of the leases of any part of the Security, or the Operating Agreement, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, upon demand therefor, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Default Rate hereunder. Mortgagee

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shall be the sole judge of the necessity For and such actions and of the amounts to be paid. Subject to any limitations set forth in the Loan Documents, Mortgagee is hereby empowered to enter and to authorize others to enter upon the Security or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without hereby becoming liable to Mortgagor or any person in possession holding under Mortgagor.

            (g) Apply against the Indebtedness in such order as Mortgagee shall determine any funds held for the benefit of Mortgagor in escrow by Mortgagee or by any third-party escrow agent under any of the Loan Documents, including without limitation any funds held under the escrow established by Section 5 of this Mortgage.

            Upon any foreclosure sale, Mortgagee may bid for and purchase the Security and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price. In the event of any sale of the Security by foreclosure, through judicial proceedings, or otherwise, the proceeds of any such sale which are applied in accordance with this Mortgage shall be applied in the order following to: (i) all expenses incurred for the collection of the Indebtedness and the foreclosure of this Mortgage, including reasonable attorneys' fees, or such attorneys' fees as are permitted by law; (ii) all sums expended or incurred by Mortgagee directly or indirectly in carrying out

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the terms, covenants and agreements of the Note or notes evidencing the Indebtedness, of this Mortgage and any other Loan Documents, together with interest thereon as therein provided; (iii) all accrued and unpaid interest upon the Indebtedness; (iv) the unpaid principal amount of the Indebtedness; and (v) the surplus, if any, to the person or persons legally entitled thereto.

            In the event of any acceleration of the Indebtedness pursuant to subparagraph (a) of this Section 27, Mortgagor shall pay to Mortgagee together with the principal indebtedness and interest thereon an amount equal to the prepayment fee provided for in the Note and such fee shall be included as part of the Indebtedness.

            Failure to exercise any option to accelerate upon the occurrence of an Event of Default or other circumstance permitting the exercise of such option, shall not constitute a waiver of the default or of the right to exercise such option at a later time (unless Mortgagor has cured such default pursuant to the terms of this Mortgage or any other Loan Document, or as otherwise provided by applicable law), or a waiver of the right to exercise such option upon the occurrence of any other Event of Default or circumstance specified above.

      28. ACCELERATION INTEREST. In addition to any late payment charge which may be due under the Note, Mortgagor shall pay

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interest on all sums due hereunder at a rate (the "Default Rate") equal to the lesser of (i) the interest rate set forth in the Note plus four percent (4%) per annum, or (ii) the maximum rate permitted by law, from and after the first to occur of the following events: if Mortgagee elects to cause the Acceleration of Maturity (as defined in the Note) upon the occurrence of an Event of Default, if a petition under Title 11, United States Code, shall be filed by or against Mortgagor or if Mortgagor shall seek or consent to the appointment of a receiver or trustee for itself or themselves, as the case may be, or for any of the Security, file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, or make a general assignment for the benefit of creditors, provided that, in the case of any involuntary proceeding under the bankruptcy or similar laws of the United States, any state or other jurisdiction, the proceeding is not dismissed within sixty
(60) days after the filing thereof; if a court shall enter an order, judgment or decree appointing, with or without the consent of Mortgagor, a receiver or trustee for it or for any of the Security or approving a petition filed against Mortgagor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and any such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered; or if all sums due hereunder are not paid on the Maturity Date as set forth in the Note.
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      29. LATE CHARGE. In the event any sums due under the Note, this Mortgage, or any other Loan Document, are not paid by Mortgagor to Mortgagee when due (except any sums due and payable on the Maturity Date or upon acceleration of the Loan), without regard to any cure or grace period, Mortgagor shall pay to Mortgagee for the month during which such payment is not made when due, and for each month thereafter that such sum remains unpaid, a late charge equal to the lesser of four percent (4%) of such sum or the maximum amount allowed by law, for the purpose of defraying the expense incurred by Mortgagee in handling and processing such delinquent payment, and such amount shall be secured hereby. Such late charge shall be paid without prejudice to the right of Mortgagee to collect any other amounts provided to be paid or to declare an Event of Default under this Mortgage or any other Loan Document.

      30. WAIVER OF STATUTORY RIGHTS. Mortgagor agrees, to the full extent permitted by law, that in an Event of Default on the part of Mortgagor hereunder, neither Mortgagor nor anyone claiming through or under Mortgagor will set up, claim, or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, homestead, extension, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the sale of the Security or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Mortgagor, for itself and all who may at any time claim through

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or under it, hereby waives to the full extent that it may lawfully do so, the benefit of all such laws, and any and all rights to have the assets subject to the security interest of this Mortgage marshalled upon any foreclosure or sale under the power granted herein and agrees that Mortgagee or any court having jurisdiction to foreclose such lien may sell the Security in part or as an entirety. Mortgagor represents, warrants and acknowledges that the transaction of which this Mortgage is a part is a transaction which does not include either agricultural real estate (as defined in Section 15-1201 of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15 - 1101 ET. SEQ.) (the "Act")) or residential real estate (as defined in Section 15-1219 of the Act), and, to the full extent now or hereafter permitted by law, hereby voluntarily and knowingly waives its rights to reinstatement and redemption as allowed under Section 15-1601 ET. SEQ. of the Act.

      31. SECURITY INTEREST. This Mortgage shall, as to any equipment and other Personal Property covered hereby, be deemed to constitute a security agreement, and Mortgagor, as debtor, hereby grants to Mortgagee, as secured party, a security interest therein pursuant to the Illinois Uniform Commercial Code. Mortgagor agrees, upon request of Mortgagee, to furnish an inventory of Personal Property owned by Mortgagor and subject to this Mortgage and, upon request by Mortgagee, to execute any supplements to this Mortgage, any separate security agreement and any financing statements and continuation statements in order to

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include specifically said inventory of Personal Property or otherwise to perfect the security interest granted hereby. Upon any Event of Default, Mortgagee shall have all of the rights and remedies provided in said Code or otherwise provided by law or by this Mortgage, including but not limited to the right to require Mortgagor to assemble such Personal Property and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties, the right to take possession of such Personal Property with or without demand and with or without process of law and the right to sell and dispose of the same and distribute the proceeds according to law. The parties hereto agree that any requirement of reasonable notice shall be met if Mortgagee sends such notice to Mortgagor at least five (5) days prior to the date of sale, disposition or other event giving rise to the required notice, and that the proceeds of any disposition of any such Personal Property may be applied by Mortgagee first to the reasonable expenses in connection therewith, including reasonable attorneys' fees and legal expenses incurred, and then to payment of the Indebtedness. With respect to the Personal Property that has become so attached to the Real Property that an interest therein arises under the real property law of the State, this Mortgage shall also constitute a financing statement and a fixture filing under the Illinois Uniform Commercial Code in all fixtures now or hereafter located on the Land.



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      32. RIGHT OF ENTRY. Mortgagee and Mortgagee's representatives may at all times and without notice to Mortgagor enter upon the Security and inspect the same, or cause it to be inspected by agents, employees or independent contractors of Mortgagee, and show the same to others, but Mortgagee shall not be obligated to make any such entry or inspection.

      33. ESTOPPEL CERTIFICATE. Mortgagor, within fifteen (15) days after written request from Mortgagee, will furnish a signed statement in writing, duly acknowledged, of the amount of the Principal Indebtedness (as defined in the Note) hereunder and whether or not any offsets or defenses exist against the Indebtedness, and if so, specifying such offsets and defenses. Mortgagee, within fifteen (15) days after written request from Mortgagor, will furnish Mortgagor with a statement in writing specifying the Principal Indebtedness and any accrued and unpaid interest then due or outstanding under the Note, any unpaid late charges, and the date of the last payment of principal or interest under the Note. Upon request by Mortgagee, Mortgagor shall exercise any right it may have under the applicable Lease(s) to request an estoppel certificate from any or all of the tenants on the Security within five (5) days following Mortgagee's request; provided, however, that in no event shall Mortgagor be required to furnish an estoppel certificate more than twice in any consecutive twelve
(12)-month period.



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      34.  ANNUAL STATEMENTS.  Mortgagor shall, within one hundred twenty
(120) days after the end of each fiscal year of Mortgagor, deliver to Mortgagee (a) annual statements audited and certified by an independent certified public accountant reasonably satisfactory to Mortgagee and prepared in accordance with generally accepted accounting principles, showing in detail (1) a balance sheet for the Security as of the last day of such fiscal year, (2) a statement of sources and uses from the Security for such fiscal year showing, among other things, all rents and other income therefrom and all expenses paid or incurred in connection with the operation of the Security, (3) an operating cash flow statement for the Security; and (b) a statement signed by Mortgagor listing all leases of space in the Improvements as of the last day of such fiscal year, the respective areas demised thereunder, the names of the tenants, the respective expiration dates of the leases, the respective rentals provided for therein, and such other information as may reasonably be requested by Mortgagee. In addition, Mortgagor agrees upon request to provide Mortgagee with unaudited cash flow reports for each calendar quarter and a current rent roll in the detail described in the immediately preceding clause (b) for such calendar quarter whether or not such rent roll is required to be furnished pursuant to Section 22 hereof. Mortgagor also agrees to provide Mortgagee with a copy of its annual 10-K statement within thirty (30) days after it is filed with the Securities and Exchange Commission.


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            Notwithstanding anything herein to the contrary, for so long as title to the Security remains with Mortgagor and there are no defaults, or any state of facts which, with the passage of time or giving of notice, or both, would constitute a default under any of the Loan Documents, then in lieu of the opinion from certified public accountants, Mortgagee will accept financial statements containing the information set forth in the preceding paragraph, in form and substance reasonably satisfactory to Mortgagee, signed by the general partner of Mortgagor. However, if audited statements are available with regard to the Security, then Mortgagor shall provide such statements to Mortgagee.

            If an Event of Default as provided for in this Mortgage occurs under this Section, Mortgagee may elect, in addition to exercising any remedy for an Event of Default as provided for in this Mortgage, to make an audit of all books and records of Mortgagor and its beneficiaries, including without limitation their bank accounts, which in any way pertain to the Security, and to prepare the statement or statements which Mortgagor failed to procure and deliver. Such audit shall be made and such statements shall be prepared by an independent Certified Public Accountant to be selected by Mortgagee. Mortgagor shall pay all expenses of the audit and other services, which expenses shall be secured hereby as part of the Indebtedness and shall be immediately due and payable with interest thereon at the Default Rate set forth herein.


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            Mortgagee shall use reasonable care to afford any information received pursuant to this Section, or other information concerning the net worth of Mortgagor or the physical condition of the Real Property designated in writing by Mortgagor as confidential, whether or not such information is delivered to Mortgagee by Mortgagor or by a third party, the same degree of confidentiality that Mortgagee affords similar information proprietary to Mortgagee; provided, however, that Mortgagee does not in any way warrant or represent that any such information received from Mortgagor will remain confidential, and, provided further, that Mortgagee shall have the unconditional right to disclose, as necessary, any such information in the event Mortgagee sells, transfers, conveys, or assigns the Note, in whole or in part, or the Mortgage; and provided further, however, that Mortgagee may disclose to other persons and entities any such information (a) as shall have become generally available to the public, (b) as shall be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body or to the National Association of Insurance Commissioners or similar organizations or their successors, (c) as shall be required or appropriate in response to any summons or subpoena or in connection with any litigation or (d) to the extent that Mortgagee shall believe it appropriate in order to protect Mortgagee's investment or in order to comply with any law, order, regulation or ruling applicable to Mortgagee.


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35. RIGHTS CUMULATIVE. Each right and remedy of Mortgagee under this Mortgage, the Note, and any other Loan Documents, shall be in addition to every other right and remedy of Mortgagee and such rights and remedies may be enforced separately or in any combination.

      36. SUBROGATION. To the extent that proceeds of the Indebtedness are used to pay any outstanding lien, charge or encumbrance affecting the Security, such proceeds have been advanced by Mortgagee at Mortgagor's request, and Mortgagee shall be subrogated to all rights, interest and liens owned or held by any owner or holder of such outstanding liens, charges and encumbrances, irrespective of whether such liens, charges or encumbrances are released of record; provided, however, that the terms and provisions hereof shall govern the rights and remedies of Mortgagee and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which Mortgagee is subrogated hereunder.

      Mortgagor and Mortgagee agree that the title insurance company issuing the Title Policy is not a third-party beneficiary of any of the Loan Documents and shall not have any right of subrogation in connection therewith.

   37. NO WAIVER.Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of

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the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions hereof to be performed by Mortgagor.

      38. MORTGAGE EXTENSION. The lien hereof shall remain in full force and effect during any postponement or extension of the time of payment of the Indebtedness, or of any part thereof, and any number of extensions or modifications hereof, or any additional notes taken by Mortgagee, shall not affect the lien hereof or the liability of Mortgagor or of any subsequent obligor to pay the Indebtedness unless and until such lien or liability be expressly released in writing by Mortgagee.

      39.   INDEMNIFICATION.  Mortgagor shall indemnify and hold
Mortgagee harmless from and against all obligations, liabilities, losses, costs, expenses, fines, penalties or damages (including attorneys' fees) which Mortgagee may incur by reason of this Mortgage or with regard to the Security prior to the exercise of any remedies under this Mortgage. Mortgagor shall defend Mortgagee against any claim or litigation involving Mortgagee for the same, and should Mortgagee incur such obligation, liability, loss, cost, expense, fine, penalty or damage, then Mortgagor shall reimburse Mortgagee upon demand. Any amount owed Mortgagee under this provision shall bear interest at the Default Rate set forth herein.

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      40.  NONRECOURSE.  Except as provided hereinafter in this Section
40, Mortgagor (or any direct or indirect partner [or their respective shareholders] of Mortgagor) shall not be personally liable for the payment of any sums due hereunder or under the other Loan Documents or the performance of any obligations of Mortgagor by Mortgagor hereunder or under any of the other Loan Documents. Without in any way limiting the generality of the foregoing, no judgment for the repayment of the Indebtedness or interest thereon or other sums, charges and amounts owed by Mortgagor (or any direct or indirect partner of Mortgagor [or their respective shareholders]) to Mortgagee will be enforced against Mortgagor (or any direct or indirect partner [or their respective shareholders] of Mortgagor) personally or any property of the Mortgagor (or any direct or indirect partner [or their respective shareholders] of Mortgagor) other than the Security and any other security furnished under the Loan Documents in any action to foreclose this Mortgage or to otherwise realize upon any such security furnished under the Loan Documents or to collect any amount payable under the Loan Documents. Notwithstanding the foregoing:

            (a) Nothing herein contained shall be construed as prohibiting Mortgagee from exercising any and all remedies which the Loan Documents permit or any other remedies available to Mortgagee at law or in equity, or Mortgagee's rights in the Security, including the right to bring actions or proceedings against Mortgagor and to enter a judgment against Mortgagor, (but

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not any direct or indirect partner for their respective shareholders] of Mortgagor), so long as the exercise of any remedy does not extend to execution against or recovery out of any property of Mortgagor (or any direct or indirect partner [or their respective shareholders] of Mortgagor) other than the security furnished under the Loan Documents in any action to foreclose this Mortgage or otherwise to realize upon any security furnished under the Loan Documents or to collect any amount payable hereunder, or under any other Loan Document;

            (b) Mortgagor (but not any direct or indirect partner [or their respective shareholders] of Mortgagor) shall be fully and personally liable for (i) misapplying (i.e., using in a manner other than as required under the Loan Documents) any condemnation awards or insurance awards attributable to the Security, but only to the extent of such awards so misapplied, (ii) at the time of foreclosure or transfer in lieu thereof, failing to turn over any security deposits attributable to the Security and held by Mortgagor under the terms of any of the Leases, but only to the extent of such deposits not turned over, (iii) collecting any rents in advance in violation of any covenant contained in the Loan Documents, but only to the extent that such rents so collected in advance are not applied to the Security or the Loan, (iv) committing fraud, intentional misrepresentation, or waste in connection with the operation of the Security or the making of the loan evidenced hereby, but only to the extent of any loss, damage, expense or costs (including

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reasonable attorneys' fees) incurred by Mortgagee resulting from such fraud, intentional misrepresentation, or waste, (v) gross revenues actually collected from the Security, from and after either (a) nonpayment by Mortgagor of any principal or interest due under the Note or (b) receipt by Mortgagor of notice from Mortgagee of a nonmonetary or other monetary default pursuant to the terms of the Note, this Mortgage, or any of the other Loan Documents, if and only to the extent, such gross revenues are sufficient to pay any portion of the Indebtedness, operating and maintenance expenses, insurance premiums, deposits into a reserve for taxes, insurance, or replacements (if any), or other sums required by the Loan Documents, and Mortgagor fails to make such payments or deposits when due, but only to the extent of any funds diverted from such payments, expenses or deposits.

            (c) There shall be no limitation, in any event, on the Mortgagor's (but not any direct or indirect partner [or their respective shareholders] of Mortgagor) personal liability under, and the exercise of any of Mortgagee's rights under any indemnity from Mortgagor to Mortgagee including, but not limited to, the Environmental Indemnification Agreement of even date herewith from Mortgagor to Mortgagee with regard to the Security except as may be expressly set forth therein.

            (d) There shall be no limitation on the rights of Mortgagee to proceed against any entity or person whatsoever, including Mortgagor, with respect to the enforcement of any

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indemnifications or guarantees of the Principal Indebtedness by such entity or person or other sums due hereunder or under any of the other Loan Documents or any part thereof, or any master leases by such person or entity all of which may be entered into for the benefit of Mortgagee after the date hereof, except as may be expressly set forth therein.

      In no event shall any trustee, advisor, beneficiary, director, shareholder, officer, or employee of Mortgagor, or any partner in Mortgagor, or any partner of a partner of Mortgagor, or of JMB Properties Co., Urban Retail Properties Co., JMB Institutional Realty Corporation, or JMB Realty Corporation, or their respective affiliates and subsidiaries (collectively, "JMB") have any personal liability under the Loan Documents, and with respect to the foregoing exceptions to non-recourse, Mortgagee's recourse shall be limited to the assets of the Mortgagor.

      For purposes hereof, an entity will be deemed to be an "affiliate" of JMB if such entity controls, is under common control with, or is controlled by JMB. As used in this definition of "affiliate", "control" (including its correlative usages, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through ownership of voting securities, by contract, or otherwise. For purposes of this definition, any entity that owns, directly or

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indirectly, 50% or more of the securities having ordinary voting power for the election of the board of directors of the corporation, or 50% or more of the ownership interests of any other entity shall be deemed to control such corporation or other entity. In addition, with respect to any general or limited partnership, an entity which is the managing or co-managing partner of such partnership, or which is a general partner with at least equal power with all general partners to direct and control the partnership, shall be deemed to control such partnership.

      Additionally, and notwithstanding anything to the contrary contained herein, no negative capital account of any partner of Mortgagor or of any sub-tier entities of Mortgagor, or any obligation of any such partner or sub-tier entity to restore a negative capital account or to contribute capital to Mortgagor or any such partner or sub-tier entity, shall be deemed to be the property or an asset of Mortgagor or any such partner or sub-tier entity. Accordingly, neither Mortgagee nor any of its successors or assigns shall have any right to collect, enforce, or proceed against or with respect to such negative capital account or obligation to restore or contribute.

      The provisions of this Section 40 will not affect other legal or equitable remedies available to Mortgagee or Mortgagee's rights in and to the Security or constitute a waiver by Mortgagee or any such remedies or rights in and to the Security.

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      41.   ATTORNEYS' FEES.  Any reference to "attorney fees",
"attorneys' fees", or "attorney's fees" in this document includes but is not limited to both the fees, charges and costs incurred by Mortgagee through its retention of outside legal counsel and the allocable fees, costs and charges for services rendered by Mortgagee's in-house counsel. Any reference to "attorney fees", "attorneys' fees", or "attorney's fees" shall also include but not be limited to those attorneys or legal fees, costs and charges incurred by Mortgagee in the collection of any Indebtedness, the enforcement of any obligations hereunder, the protection of the Security, the foreclosure of this Mortgage, the sale of the Security, the defense of actions arising hereunder and the collection, protection or setoff of any claim the Mortgagee may have in a proceeding under Title 11, United States Code. Attorneys fees provided for hereunder shall be reasonable in amount and shall accrue whether or not Mortgagee has provided notice of default or of an intention to exercise its remedies for such default.

      42. ADMINISTRATIVE FEES. Mortgagee shall have the right to charge administrative fees during the term of the Note as Mortgagee may determine, in its sole reasonable discretion, in connection with any servicing requests made by Mortgagor requiring Mortgagee's evaluation, preparation and processing of any such requests. Administrative fees shall not be charged for routine servicing matters contemplated by the Loan Documents including, without limitation: processing payments; processing

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insurance and UCC continuation documentation; processing escrow draws; review of tenant leases, subordination non-disturbance and attornment agreements and tenant estoppels on standard forms approved by Mortgagee without material modifications. Such administrative fees shall apply without limitation to requests for matters not permitted or contemplated by the Loan Documents (including, without limitation: requests for transfers or assignments, requests for partial releases; requests for review of new easements), and to requests, which, while contemplated by the Loan Documents, because of the nature of the request, will require significantly more time than an institutional lender, acting reasonably, would contemplate for such request (including without limitation, requests for the approval of tenant leases, tenant estoppels and tenant subordination, non-disturbance and attornment agreements which contain material differences from Mortgagee's standard forms). Mortgagee shall also be entitled to reimbursement for professional fees it incurs for such administration, including without limitation, those of architects, engineers and attorneys (whether (i) employed by Mortgagee or its affiliate or (ii) engaged by Mortgagee or its affiliates as independent contractors).

      43. PROTECTION OF SECURITY; COSTS AND EXPENSES. Mortgagor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Mortgagee, and shall pay all costs and expenses, including without limitation cost of evidence of title and reasonable

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attorneys' fees, in any such action or proceeding in which Mortgagee may appear, and in any suit brought by Mortgagee to foreclose this Mortgage or to enforce or establish any other rights or remedies of Mortgagee hereunder. If Mortgagor fails to perform any of the covenants or agreements contained in this Mortgage, and as a result thereof an Event of Default exists hereunder, or if any action or proceeding is commenced which affects Mortgagee's interest in the Security or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, and a Triggering Event (as hereinafter defined) occurs and is continuing, then Mortgagee may, but without obligation to do so and with at least three (3) days prior notice (the "Prior Notice") to Mortgagor and without releasing Mortgagor from any obligation hereunder, (a) make such appearances, disburse such sums and take such action as Mortgagee deems necessary or appropriate to protect Mortgagee's interest, including, but not limited to, disbursement of reasonable attorneys' fees, (b) enter upon the Security to make repairs or take other action to protect the security hereof, and (c) pay, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of either Mortgagee appears to be prior or superior hereto. Mortgagor acknowledges that the Prior Notice shall not in any way extend any notice and/or cure rights required to be given under Section 26 (EVENTS OF DEFAULT) as a

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condition to the existence of an Event of Default hereunder and that no Prior Notice shall be required to be given by Mortgagee to Mortgagor either
(i) under exigent circumstances or in cases where Mortgagee's failure to immediately take action or proceed would materially impair Mortgagee's security for the loan evidenced by the Note, or (ii) with respect to Mortgagee's rights to immediately procure insurance as provided in Section 7 (INSURANCE) hereof.

      As used herein, a "Triggering Event" means the occurrence of any one of the following events: (1) Mortgagor fails to appear in and prosecute any such proceeding, (2) Mortgagee reasonably determines that Mortgagor's interests are adverse to the interests of the Mortgagee in such proceeding,
(3) Mortgagor is not diligent in conducting and controlling any such proceeding, action or litigation, or (4) Mortgagor's conduct and control of any such proceeding, action or litigation or the positions asserted by Mortgagor in connection therewith materially impair the security of this Mortgage, as determined by Mortgagee.

      Mortgagor further agrees to pay all reasonable expenses of Mortgagee (including without limitation reasonable fees and disbursements of counsel) incident to the protection of the rights of Mortgagee hereunder, or to enforcement or collection of payment of the Indebtedness, whether by judicial or non-judicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of

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Mortgagor, or otherwise. Any amounts disbursed by Mortgagee pursuant to this Section shall be additional indebtedness of Mortgagor secured by the Loan Documents as of the date of disbursement and shall bear interest at the Default Rate. All such amounts shall be payable by Mortgagor immediately without demand. Nothing contained in this Section shall be construed to require Mortgagee to incur any expense, make any appearance, or take any other action.

      44. NOTICES. Any notice, demand, request, statement or consent made hereunder shall be in writing, signed by the party giving such notice, request, demand, statement, or consent, and shall be delivered personally, delivered to a reputable overnight delivery service providing a receipt or deposited in the United States mail, postage prepaid and registered or certified return receipt requested, at the address set forth below, or at such other address within the continental United States of America as may have theretofore have been designated in writing. The effective date of any notice given as aforesaid shall be the date of personal service, one
(1) business day after delivery to such overnight delivery service, or three (3) business days after being deposited in the United States mail, whichever is applicable. For purposes hereof, the addresses are as follows:





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If to Mortgagee:

           CIGNA Corporation
           c/o CIGNA Investment Management - Real Estate
           900 Cottage Grove Road
           Hartford, CT 06152-2319
           Attn:    Real Estate Investment Services, 5-319

With a copy to:

           CIGNA Companies
           Investment Law Department,
           900 Cottage Grove Road
           Hartford, CT 06152-2215
           Attn:    Real Estate Division, 5-215A

If to Mortgagor:

           Carlyle Real Estate Limited Partnership - XIV
           900 North Michigan Ave.
           Chicago, IL 60611-1575
           Attn:    Mr. Stephen A. Lovelette

For the purpose of giving notice pursuant to Section 62 hereof only:

           JMB Realty Corporation
           900 North Michigan Avenue
           Chicago, IL 60611-1575
           Attn:    Mr. Stephen A. Lovelette

With a courtesy copy to:

           Pircher, Nichols & Meeks
           1999 Avenue of the Stars
           26th Floor
           Los Angeles, CA 90067
           Attn:    Real Estate Notices (EJML)


           Notwithstanding the foregoing agreement to provide courtesy copies to the above-named persons, such copies shall be courtesy copies only, and failure to provide such courtesy copies shall have absolutely no effect or entitle Mortgagor to any remedy whatsoever. Any notice duly given to Mortgagor shall be effective whether or not the courtesy copies were given to the above-named persons.

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     45. BUSINESS PURPOSE. Mortgagee has been advised by its Mortgagor that the proceeds of the loan secured by this Mortgage will be used for the purposes specified in Section 4(1) (c) of the Illinois Interest Act (815 ILCS 205/4), as amended and that the principal obligation secured hereby constitutes a "business loan" within the purview of said statute.

     46. AGGREGATE INDEBTEDNESS. At all times, regardless of whether any loan proceeds have been disbursed, this Mortgage secures (in addition to any loan proceeds disbursed from time to time) the payment of any and all expenses and advances due to or incurred by Mortgagee in connection with the Indebtedness secured hereby; provided, however, notwithstanding anything to the contrary herein, the total aggregate Indebtedness secured by this Mortgage shall not exceed an amount equal to ten times the face amount of the Note.

     47. APPLICABLE LAW. The provisions hereof shall be construed in accordance with the laws of the State of Illinois (the "State").

     48. INVALIDITY. If any provision of this Mortgage shall be held inconsistent with any provision of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15-1101 ET. SEQ.) (herein called the "Act") the provisions of the Act shall take precedence over the Provisions of this Mortgage, the same shall not affect in any respect whatsoever the validity of the other provisions of this

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Mortgage that can be construed in a manner consistent with the Act, except that if such provision relates to the payment of a monetary sum, then the Mortgagee may, at its option, declare the Indebtedness due and payable upon sixty (60) days prior written notice to Mortgagor and, provided there exists no Event of Default hereunder, without prepayment fee or premium.

           If any provision of this Mortgage shall grant to Mortgagee any rights or remedies upon default of the Mortgagor with respect to foreclosure of this Mortgage which are more limited than the rights that would otherwise be vested in Mortgagee under the Act in the absence of said provision, Mortgagee shall be vested with the rights granted in the Act to the full extent permitted by law.

           Without limiting the generality of the foregoing, all expenses incurred by Mortgagee to the extent reimbursable under Sections 15-1510 and 15-1512 of the Act, whether incurred before or after any decree or judgment of foreclosure, and whether enumerated elsewhere in this Mortgage, shall be added to the Indebtedness or by the judgment of foreclosure.

     49. CAPTIONS. The captions in this instrument are inserted only as a matter of convenience and for reference, and are not and shall not be deemed to be any part hereof.

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     50. MODIFICATIONS. This Mortgage may not be changed or terminated except in writing signed by both parties. The provisions of this Mortgage shall extend and be applicable to all renewals, amendments, extensions, consolidations, and modifications of the other Loan Documents, and any and all references herein to the Guaranty or the Loan Documents shall be deemed to include any such renewals, amendments, extensions, consolidations or modifications thereof.
     51. BIND AND INURE. The provisions of this Mortgage shall be binding on the Mortgagor and its heirs, successors and assigns, and any subsequent owners of the Security. The covenants of Mortgagor herein shall run with the land, and this Mortgage and all of the covenants herein contained shall inure to the benefit of the Mortgagee, its successors and assigns.
     52. REPLACEMENT OF NOTE. Upon receipt of evidence reasonably satisfactory to Mortgagor of the loss, theft, destruction or mutilation of the Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Mortgagor or, in the case of any such mutilation, upon surrender and cancellation of the Note, Mortgagor will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in this Mortgage to the Note shall be deemed to refer to such replacement Note.

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      53. TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of Mortgagor under this Mortgage, the Note and the other Loan Documents.

     54. FURTHER ASSURANCES. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Mortgagee shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage and, on demand, will execute and deliver, and hereby authorizes Mortgagee after the occurrence of an Event of Default to execute in the name of Mortgagor to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Personal Property.



Page 123
      55.  RECORDATION.

            (a) Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter from time to time, will cause this Mortgage, and any security instrument creating a lien or evidencing the lien hereof upon the Personal Property and each instrument of further assurance, to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Mortgagee in, the Security.

            (b) Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Personal Property encumbered hereby and any instrument of further assurance and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note, this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the chattels or any instrument of further assurance.

     56. RECEIPT OF DOCUMENTS. Mortgagor hereby acknowledges receipt of copies of the Loan Documents.

Page 124
      57. RELEASE. Upon the satisfaction in full of the Indebtedness, Mortgagee shall release of record the Security from the lien hereof and shall surrender this Mortgage and all notes evidencing indebtedness secured by this Mortgage to Mortgagor. Mortgagor shall pay all costs of recordation.

     58. REMEDIES CUMULATIVE. No right, power or remedy conferred upon or reserved to Lender by the Note, this Mortgage or any other Loan Document or any instrument evidencing or securing the Indebtedness is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Note or any other Loan Document or any instrument evidencing or securing Mortgagor's liabilities, or now or hereafter existing at law, in equity or by statute.

     59. HEIRS, SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever Mortgagor or Mortgagee is named or referred to herein, heirs and successors and assigns of such person or entity shall be included, and all covenants and agreements contained in this Mortgage shall bind the successors and assigns of Mortgagor, including any subsequent owner of all or any part of the Security and inure to the benefit of the successors and assigns of Mortgagee. This Section shall not be construed to permit an assignment, transfer, conveyance, encumbrance or other
Page 125
disposition otherwise prohibited by this Mortgage or any other Loan
Document.

     60.   WAIVER OF TRIAL BY JURY.  TO INDUCE MORTGAGEE TO MAKE THE
LOAN SECURED HEREBY, MORTGAGOR AND MORTGAGEE EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHTS WHICH MORTGAGOR OR MORTGAGEE MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDINGS IN WHICH MORTGAGOR AND MORTGAGEE ARE ADVERSE PARTIES, AS TO ANY MATTER ARISING OUT OF OR CONCERNING THE SUBJECT MATTER OF THE NOTE, THIS MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS.

     61. CONSENT TO JURISDICTION. SERVICE OF PROCESS. TO INDUCE MORTGAGEE TO MAKE THE LOAN, MORTGAGOR AND EACH PARTNER IN MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY AGREE THAT ALL ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OF THE NOTE, THIS MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING SITUS IN THE CITY OF CHICAGO, ILLINOIS, AND MORTGAGOR AND EACH PARTNER IN MORTGAGOR HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT LOCATED AND HAVING SITUS IN SAID CITY OF CHICAGO, AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS. MORTGAGOR AND EACH PARTNER IN MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS, AND CONSENTS THAT, AT MORTGAGEE'S OPTION, ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MORTGAGOR

Page 126
     AND EACH PARTNER IN MORTGAGOR, AS THE CASE MAY BE, AT THE ADDRESS FOR MORTGAGOR AND EACH PARTNER IN MORTGAGOR INDICATED IN SECTION 44 HERETO.

           IN WITNESS WHEREOF, the Mortgagor has duly executed and ensealed this Mortgage, or has caused it to be executed and ensealed on its behalf by its duly authorized representatives, as of September 14, 1995, in the presence of:

                           MORTGAGOR:

                           CARLYLE REAL ESTATE LIMITED PARTNERSHIP -
                           XIV, an Illinois limited partnership

                           By: JMB Realty Corporation, a Delaware
                              corporation, its corporate general partner


                           By: K. JAY WEAVER
                           Name: K. Jay Weaver
                           Title: Vice President











           [Attach the Appropriate Acknowledgments]










Page 127
STATE OF ILLINOIS     )
                      ) SS.
COUNTY OF COOK        )


               I, LAURA ANN KLENSKE, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY, that K. JAY WEAVER of JMB REALTY CORPORATION, a Delaware corporation, a general partner of CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XIV, an Illinois limited partnership, personally known to me to be the VICE PRESIDENT this corporation and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such VICE PRESIDENT, he signed and delivered this instrument as VICE PRESIDENT of this corporation, pursuant to authority, given by the Board of Directors of this corporation as his/her free and voluntary act and deed, and as the free and voluntary act and deed of JMB REALTY CORPORATION, as partner on behalf of CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XIV, for the uses and purposes therein set forth.

       Given under my hand and notarial seal this 14TH day of September, 1995.



                              LAURA ANN KLENSKE
                              Notary Public

                              [SEAL]
                              OFFICIAL SEAL
                              LAURA ANN KLENSKE
                              NOTARY PUBLIC, STATE OF ILLINOIS
                              My Commission Expires: 6-11-99



My Commission Expires: 6-11-99



         EXHIBIT A TO MORTGAGE AND SECURITY AGREEMENT


Record Owner:

Legal Description:

PARCEL I

THAT PART OF THE NORTHEAST QUARTER OF SECTION 26 AND THAT PART OF THE NORTHWEST QUARTER OF SECTION 25, ALL IN TOWNSHIP 36 NORTH, RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWEST CORNER OF SAID NORTHEAST QUARTER OF SECTION 26; THENCE SOUTH 1 DEGREE 55 MINUTES 08 SECONDS EAST ALONG THE WEST LINE OF THE NORTHEAST QUARTER OF SAID SECTION 26 A DISTANCE OF 275.01 FEET TO A POINT OF INTERSECTION WITH THE SOUTH BOUNDARY LINE OF THE COMMONWEALTH EDISON COMPANY'S PROPERTY CONVEYED BY DEEDS RECORDED AS DOCUMENT NO. 859420 DATED OCTOBER 14, 1958 AND DOCUMENT NO. 853160 DATED JULY 18, 1958; THENCE NORTH 88 DEGREES 55 MINUTES 41 SECONDS EAST ALONG SAID SOUTH BOUNDARY LINE A DISTANCE OF 534.66 FEET TO A POINT; THENCE SOUTH 1 DEGREE 04 MINUTES 19 SECONDS EAST ALONG A LINE PERPENDICULAR TO THE LAST DESCRIBED COURSE A DISTANCE OF 80.00 FEET TO A POINT; THENCE NORTH 88 DEGREES 55 MINUTES 41 SECONDS EAST A DISTANCE OF 364.10 FEET TO THE POINT OF BEGINNING OF THE FOLLOWING DESCRIBED PARCEL OF LAND; THENCE CONTINUING NORTH 88 DEGREES 55 MINUTES 41 SECONDS EAST A DISTANCE OF 169.90 FEET TO A POINT OF CURVATURE; THENCE NORTHEASTERLY 315.55 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHEAST AND HAVING A RADIUS OF 740.00 FEET TO A POINT OF REVERSE CURVATURE; THENCE NORTHEASTERLY 281.44 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHWEST AND HAVING A RADIUS OF 660.0 FEET TO A POINT OF TANGENCY; THENCE NORTH 88 DEGREES 55 MINUTES 41 SECONDS EAST A DISTANCE OF
48.26 FEET TO A POINT; THENCE SOUTH 1 DEGREE 26 MINUTES 20 SECONDS EAST A DISTANCE OF 128.29 FEET TO A POINT; THENCE NORTH 88 DEGREES 33 MINUTES 40 SECONDS EAST A DISTANCE OF 64.11 FEET TO A POINT OF CURVATURE; THENCE SOUTHEASTERLY 161.67 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHEAST AND HAVING A RADIUS OF 757.00 FEET TO A POINT; THENCE SOUTH 10 DEGREES 47 MINUTES 46 SECONDS WEST A DISTANCE OF 57.00 FEET TO A POINT ON A CURVE; THENCE NORTHWESTERLY 149.50 FEET ALONG THE ARC OF CIRCLE CONVEX TO THE NORTHEAST AND HAVING A RADIUS OF 700.00 FEET TO A POINT OF TANGENCY; THENCE SOUTH 88 DEGREES 33 MINUTES 40 SECONDS WEST A DISTANCE OF 112.10 FEET TO A POINT; THENCE SOUTH 1 DEGREE 26 MINUTES 20 SECONDS EAST A DISTANCE OF 52.00 FEET TO A POINT; THENCE SOUTH 1 DEGREE 32 MINUTES 29 SECONDS EAST A DISTANCE OF 200.00 FEET TO A POINT; THENCE NORTH 88 DEGREES 27 MINUTES 31 SECONDS EAST A DISTANCE OF 23.69 FEET; THENCE SOUTH 1 DEGREE 32 MINUTES 29 SECONDS EAST A DISTANCE OF 130.17 FEET TO A POINT; THENCE NORTH 88 DEGREES 27 MINUTES 31 SECONDS EAST A DISTANCE OF 46.65 FEET TO A POINT; THENCE SOUTH 1 DEGREE 32 MINUTES 29 SECONDS EAST A DISTANCE OF 72.22 FEET TO A POINT; THENCE SOUTH 46 DEGREES 32 MINUTES 29 SECONDS EAST A DISTANCE OF
75.00 FEET TO A POINT; THENCE SOUTH 43 DEGREES 27 MINUTES 31 SECONDS WEST A DISTANCE OF 44.50 FEET TO A POINT; THENCE SOUTH 46 DEGREES 32 MINUTES 29 SECONDS EAST A DISTANCE OF 270.00 FEET TO A POINT; THENCE NORTH 43 DEGREES 27 MINUTES 31 SECONDS EAST A DISTANCE OF 6.00 FEET TO A POINT; THENCE SOUTH 46 DEGREES 32 MINUTES 29 SECONDS EAST A DISTANCE OF 22.00 FEET TO A POINT; THENCE SOUTH 43 DEGREES 27 MINUTES 31 SECONDS WEST A DISTANCE OF 6.00 FEET TO A POINT; THENCE SOUTH 46 DEGREES 32 MINUTES 29 SECONDS EAST A DISTANCE OF 10 FEET TO A POINT; THENCE NORTH 43 DEGREES 27 MINUTES 31 SECONDS EAST A DISTANCE OF 311.87 FEET TO A POINT; THENCE NORTH 88 DEGREES 27 MINUTES 31 SECONDS EAST A DISTANCE OF 239.15 FEET TO A POINT; THENCE SOUTH 18 DEGREES 07 MINUTES 05 SECONDS A DISTANCE OF 49.67 FEET TO A POINT; THENCE
NORTH 71 DEGREES 52 MINUTES 55 SECONDS EAST A DISTANCE OF 82.00 FEET TO A POINT; THENCE SOUTH 18 DEGREES 07 MINUTES 05 SECONDS EAST A DISTANCE OF
151.58 FEET EAST TO A POINT OF CURVATURE; THENCE SOUTHEASTERLY 607.10 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHWEST AND HAVING A RADIUS OF 2,143.00 FEET TO A POINT; THENCE SOUTH 55 DEGREES 39 MINUTES 01 SECONDS WEST A DISTANCE OF 35.00 FEET TO A POINT ON A CURVE; THENCE NORTHWESTERLY
298.75 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHWEST AND HAVING A RADIUS OF 2,178.00 FEET TO A POINT; THENCE SOUTH 43 DEGREES 27 MINUTES 31 SECONDS WEST A DISTANCE OF 73.93 FEET TO A POINT; THENCE NORTH 46 DEGREES 32 MINUTES 29 SECONDS WEST A DISTANCE OF 189.55 FEET TO A POINT; THENCE SOUTH 43 DEGREES 27 MINUTES 31 SECONDS WEST A DISTANCE OF 287.88 FEET TO A POINT; THENCE NORTH 46 DEGREES 32 MINUTES 29 SECONDS WEST A DISTANCE OF
10.00 FEET TO A POINT; THENCE SOUTH 43 DEGREES 27 MINUTES 31 SECONDS WEST A DISTANCE OF 430.00 FEET TO A POINT; THENCE SOUTH 8 DEGREES 36 MINUTES 53 SECONDS EAST A DISTANCE OF 273.60 FEET TO A POINT; THENCE SOUTH 01 DEGREE 22 MINUTES 10 SECONDS EAST A DISTANCE OF 230.00 FEET TO A POINT ON A CURVE; THENCE EAST 529.44 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHEAST AND HAVING A RADIUS OF 1,500.00 FEET TO A POINT OF COMPOUND CURVATURE; THENCE NORTHEASTERLY 128.23 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHEAST AND HAVING A RADIUS OF 500.00 FEET TO A POINT; THENCE SOUTH 23 DEGREES 37 MINUTES 22 SECONDS EAST A DISTANCE OF 78.37 FEET TO A POINT OF CURVATURE; THENCE SOUTHEASTERLY 135.94 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHEAST AND HAVING A RADIUS OF 350.00 FEET TO A POINT OF TANGENCY; THENCE SOUTH 01 DEGREE 22 MINUTES 07 SECONDS EAST A DISTANCE OF
1.48 FEET TO A POINT; THENCE SOUTH 88 DEGREES 41 MINUTES 54 SECONDS WEST A DISTANCE OF 55.69 FEET TO A POINT OF CURVATURE; THENCE NORTHEASTERLY 12.14 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHEAST AND HAVING A RADIUS OF 7.63 FEET TO A POINT OF COMPOUND CURVATURE; THENCE NORTHWESTERLY 100.45 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHEAST AND HAVING A RADIUS OF 302.00 FEET TO A POINT OF COMPOUND CURVATURE; THENCE NORTHWESTERLY 43.33 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHEAST AND HAVING A RADIUS OF 30.00 FEET TO A POINT; THENCE SOUTH 82 DEGREES 49 MINUTES 24 SECONDS WEST A DISTANCE OF 67.04 FEET TO A POINT OF A CURVE; THENCE WESTERLY 791.33 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTH AND HAVING A RADIUS OF 1,550.00 FEET TO A POINT; THENCE NORTH 1 DEGREE 32 MINUTES 29 SECONDS WEST A DISTANCE OF 515.6 FEET TO A POINT; THENCE NORTH 5 DEGREES 36 MINUTES 29 SECONDS EAST A DISTANCE OF 71.90 FEET TO A POINT; THENCE NORTH 43 DEGREES 27 MINUTES 31 SECONDS EAST A DISTANCE OF 80.00 FEET TO A POINT; THENCE NORTH 46 DEGREES 32 MINUTES 29 SECONDS WEST A DISTANCE OF 282.00 FEET TO A POINT; THENCE SOUTH 43 DEGREES 27 MINUTES 31 SECONDS WEST A DISTANCE OF
54.08 FEET TO A POINT; THENCE SOUTH 80 DEGREES 18 MINUTES 31 SECONDS WEST A DISTANCE OF 81.23 FEET TO A POINT; THENCE SOUTH 88 DEGREES 27 MINUTES 31 SECONDS WEST A DISTANCE OF 430.32 FEET TO A POINT ON A CURVE; THENCE SOUTHEASTERLY 132.99 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHEAST AND HAVING A RADIUS OF 700.00 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHEASTERLY 428.66 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHWEST AND HAVING A RADIUS OF 700.00 FEET TO A POINT; THENCE SOUTH 41 DEGREES 19 MINUTES 37 SECONDS WEST, A DISTANCE OF 59.00 FEET TO A POINT ON A CURVE; THENCE NORTHWESTERLY 464.79 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHWEST AND HAVING A RADIUS OF 759.00 FEET TO A POINT OF REVERSE CURVE; THENCE NORTHWESTERLY 372.39 FEET ALONG THE ARC OF A CIRCLE CONVEX
TO THE NORTHEAST AND HAVING A RADIUS OF 641.00 FEET TO A POINT OF REVERSED CURVE; THENCE NORTHWESTERLY 651.99 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHWEST AND HAVING A RADIUS OF 559.00 FEET TO A POINT; THENCE SOUTH 70 DEGREES 02 MINUTES 40 SECONDS EAST A DISTANCE OF 59.00 FEET TO A POINT ON A CURVE; THENCE SOUTHWESTERLY 56.75 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHWEST AND HAVING A RADIUS OF 500.00 FEET TO A POINT; THENCE SOUTH 46 DEGREES 32 MINUTES 29 SECONDS EAST A DISTANCE OF 559.50 FEET TO A POINT; THENCE NORTH 43 DEGREES 27 MINUTES 31 SECONDS EAST A DISTANCE OF 132.07 FEET TO A POINT; THENCE SOUTH 46 DEGREES 32 MINUTES 29 SECONDS EAST A DISTANCE OF 84.50 FEET TO A POINT; THENCE NORTH 43 DEGREES 27 MINUTES 31 SECONDS EAST A DISTANCE OF 80.00 FEET TO A POINT; THENCE NORTH 46 DEGREES 32 MINUTES 29 SECONDS WEST A DISTANCE OF 75.00 FEET TO A POINT; THENCE NORTH 43 DEGREES 27 MINUTES 31 SECONDS EAST A DISTANCE OF
370.72 FEET TO A POINT; THENCE NORTH 01 DEGREES 32 MINUTES 29 SECONDS WEST A DISTANCE OF 404.83 FEET TO A POINT; THENCE SOUTH 88 DEGREES 33 MINUTES 40 SECONDS WEST A DISTANCE OF 331.49 FEET TO A POINT OF CURVATURE; THENCE SOUTHWESTERLY 182.48 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHWEST AND HAVING A RADIUS OF 350.00 FEET TO A POINT OF COMPOUND CURVATURE; THENCE SOUTHWESTERLY 295.68 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHWEST AND HAVING A RADIUS OF 750.00 FEET TO A POINT; THENCE NORTH 53 DEGREES 53 MINUTES 58 SECONDS WEST A DISTANCE OF 50.00 FEET TO A POINT ON A CURVE; THENCE NORTHEASTERLY 236.42 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHWEST AND HAVING A RADIUS OF 800.00 FEET TO A POINT; THENCE NORTH 36 DEGREES 19 MINUTES 50 SECONDS WEST A DISTANCE OF 128.87 FEET TO THE HEREIN ABOVE DESCRIBED POINT OF BEGINNING, IN WILL COUNTY, ILLINOIS.

                     PIN#:  03-26-200-006

PARCEL II

LOT 1 IN LOUIS JOLIET SOUTHEAST UNIT 1, BEING A SUBDIVISION OF PART OF THE NORTHWEST QUARTER OF SECTION 25, TOWNSHIP 36 NORTH, RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED AUGUST 8, 1985, AS DOCUMENT NO. R85-36615.

                     PIN#:  03-25-103-001

PARCEL III

NON-EXCLUSIVE EASEMENT FOR THE BENEFIT OF PARCELS I AND II, FOR STORM DRAINAGE PURPOSES AS RESERVED IN A DEED DATED NOVEMBER 30, 1982 FROM HOMART DEVELOPMENT COMPANY TO THE CITY OF JOLIET, RECORDED JUNE 24, 1983 AS DOCUMENT NO. R83-17525 AND AS SHOWN ON A DUPLICATE EXHIBIT "A" PLAT OF DEDICATION RECORDED JUNE 7, 1983 AS DOCUMENT NO. R83-15542 TOGETHER WITH NON-EXCLUSIVE STORM SEWER EASEMENTS OVER, UNDER, ACROSS AND THROUGH THE FOLLOWING DESCRIBED PARCEL OF LAND: THAT PART OF THE NORTHEAST QUARTER OF
SECTION 26 IN TOWNSHIP 36 NORTH, RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN IN WILL COUNTY, ILLINOIS, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHEAST CORNER OF SAID NORTHEAST QUARTER OF SECTION 26, THENCE NORTH 1 DEGREE 52 MINUTES 56 SECONDS WEST ALONG THE EAST LINE OF SAID
NORTHEAST QUARTER OF SECTION 26, A DISTANCE OF 140.98 FEET TO A POINT OF INTERSECTION WITH THE NORTH LINE OF HENNEPIN DRIVE AS DEDICATED; THENCE SOUTH 88 DEGREES 41 MINUTES 54 SECONDS WEST ALONG SAID NORTH LINE OF HENNEPIN DRIVE, A DISTANCE OF 71.80 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING ALONG SAID NORTH LINE OF HENNIPIN DRIVE SOUTH 88 DEGREES 41 MINUTES 54 SECONDS WEST, A DISTANCE OF 22.92 FEET TO A POINT; THENCE NORTH 28 DEGREES 22 MINUTES 39 SECONDS EAST, A DISTANCE OF 5.88 FEET TO A POINT; THENCE NORTH 1 DEGREE 23 MINUTES 22 SECONDS WEST, A DISTANCE OF 118.46 FEET TO A POINT ON A CURVE; THENCE SOUTHEASTERLY 25.25 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHEAST WHOSE RADIUS IS 30 FEET AND WHOSE CHORD OF
24.51 FEET BEARS SOUTH 45 DEGREES 43 MINUTES 57 SECONDS EAST TO A POINT OF COMPOUND CURVATURE; THENCE SOUTHEASTERLY 8.63 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHEAST, WHOSE RADIUS IS 302.00 FEET AND WHOSE CHORD OF 8.63 FEET BEARS SOUTH 20 DEGREES 48 MINUTES 06 SECONDS EAST TO A POINT OF TANGENCY; THENCE SOUTH 1 DEGREE 23 MINUTES 22 SECONDS EAST A DISTANCE OF
97.79 FEET, ALL IN WILL COUNTY, ILLINOIS.

AND ALSO;

THAT PART OF THE EAST QUARTER OF SECTION 26, IN TOWNSHIP 36 NORTH, RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN WILL COUNTY, ILLINOIS, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION 26; THENCE NORTH 88 DEGREES 54 MINUTES 10 SECONDS EAST, A DISTANCE OF 1,487.74 FEET TO A POINT; THENCE NORTH 1 DEGREE 05 MINUTES 50 SECONDS WEST, A DISTANCE OF 133.87 FEET TO A POINT; THENCE NORTH 1 DEGREE 27 MINUTES 54 SECONDS WEST, A DISTANCE OF 5.00 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING NORTH 1 DEGREE 27 MINUTES 54 SECONDS WEST, A DISTANCE OF 114.98 FEET TO A POINT ON A CURVE; THENCE NORTHEASTERLY 63.34 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHWEST WHOSE RADIUS IS
265.00 FEET AND WHOSE CHORD OF 63.19 FEET BEARS NORTH 16 DEGREES 59 MINUTES 07 SECONDS EAST TO A POINT; THENCE SOUTH 1 DEGREE 27 MINUTES 54 SECONDS EAST A DISTANCE OF 177.92 FEET TO A POINT; THENCE SOUTH 12 DEGREES 51 MINUTES 34 SECONDS EAST A DISTANCE OF 0.43 FEET TO A POINT OF INTERSECTION WITH THE NORTHERLY LINE OF HENNEPIN DRIVE; THENCE SOUTH 88 DEGREES 41 MINUTES 54 SECONDS WEST ALONG SAID NORTHERLY LINE OF HENNIPIN DRIVE A DISTANCE OF 10.61 FEET TO A POINT OF CURVATURE; THENCE NORTHWESTERLY 10.26 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHWEST WHOSE RADIUS IS
15.00 FEET AND WHOSE CHORD OF 10.06 FEET BEARS NORTH 71 DEGREES 42 MINUTES 00 SECONDS WEST TO THE HEREINABOVE DESIGNATED POINT OF BEGINNING, ALL IN WILL COUNTY, ILLINOIS.

AS CREATED BY AN INSTRUMENT BY HOMART DEVELOPMENT CO., RECORDED JULY 31, 1985, AS DOCUMENT NO. R85-24389, IN WILL COUNTY, ILLINOIS.

PARCEL IV

EASEMENT FOR THE BENEFIT OF PARCELS I AND II, AS CREATED BY A DEED DATED JANUARY 31, 1978, RECORDED JANUARY 31, 1978 AS DOCUMENT NO. R78-03592 AND RE-RECORDED APRIL 17, 1978 AS DOCUMENT NO. R78-13279, FROM AMERICAN NATIONAL BANK AND TRUST COMPANY, TRUST NO. 76639 TO HOMART DEVELOPMENT CO. FOR DRAINAGE PURPOSES, OVER THE FOLLOWING DESCRIBED PARCEL OF LAND:
THAT PART OF THE NORTHWEST QUARTER
OF SECTION 25, TOWNSHIP 36 NORTH AND IN RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER OF SAID SECTION 25; THENCE NORTH 89 DEGREES 28 MINUTES 33 SECONDS EAST ALONG THE SOUTH LINE OF THE NORTHWEST QUARTER OF SAID SECTION 25, A DISTANCE OF 25.00 FEET TO THE POINT OF BEGINNING; THENCE NORTH 01 DEGREE 52 MINUTES 56 SECONDS WEST, A DISTANCE OF 25.59 FEET; THENCE NORTH 01 DEGREE 38 MINUTES 14 SECONDS WEST, A DISTANCE OF 60.85 FEET; THENCE NORTH 88 DEGREES 41 MINUTES 54 SECONDS EAST, A DISTANCE OF 728.80 FEET TO A POINT OF CURVATURE; THENCE NORTHEASTERLY 819.94 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHEAST AND HAVING A RADIUS OF 1,040.00 FEET TO A POINT OF TANGENCY; THENCE NORTH 43 DEGREES 27 MINUTES 31 SECONDS EAST, A DISTANCE OF 195.75 FEET; THENCE SOUTH 46 DEGREES 32 MINUTES 29 SECONDS EAST, A DISTANCE OF 431.28 FEET; THENCE NORTH 64 DEGREES 08 MINUTES 21 SECONDS EAST, A DISTANCE OF 56.56 FEET; THENCE NORTH 50 DEGREES 45 MINUTES 58 SECONDS EAST, A DISTANCE OF 49.24 FEET; THENCE NORTH 68 DEGREES 04 MINUTES 32 SECONDS EAST, A DISTANCE OF 229.01 FEET; THENCE NORTH 43 DEGREES 27 MINUTES 31 SECONDS EAST, A DISTANCE OF 41.27 FEET TO A POINT OF INTERSECTION WITH THE CENTER LINE OF U.S. ROUTE 30; THENCE SOUTH 46 DEGREES 32 MINUTES 29 SECONDS EAST ALONG THE CENTER LINE OF U.S. ROUTE 30; A DISTANCE OF 40.00 FEET; THENCE SOUTH 43 DEGREES 27 MINUTES 31 SECONDS WEST, A DISTANCE OF 50.00 FEET; THENCE SOUTH 68 DEGREES 04 MINUTES 32 SECONDS WEST, A DISTANCE OF 231.65 FEET; THENCE SOUTH 50 DEGREES 45 MINUTES 58 SECONDS WEST, A DISTANCE OF 47.84 FEET; THENCE SOUTH 64 DEGREES 08 MINUTES 21 SECONDS WEST, A DISTANCE OF 88.90 FEET; THENCE NORTH 46 DEGREES 32 MINUTES 29 SECONDS WEST, A DISTANCE OF 388.95 FEET; THENCE SOUTH 43 DEGREES 27 MINUTES 31 SECONDS WEST, A DISTANCE OF 155.75 FEET TO A POINT OF CURVATURE; THENCE SOUTHWESTERLY A DISTANCE OF 676.75 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHEAST AND HAVING A RADIUS OF 1,110.00 FEET TO A POINT; THENCE SOUTH 05 DEGREES 06 MINUTES 46 SECONDS EAST, A DISTANCE OF
19.93 FEET; THENCE SOUTH 89 DEGREES 17 MINUTES 59 SECONDS WEST, A DISTANCE OF 80.24 FEET; THENCE SOUTH 89 DEGREES 34 MINUTES 36 SECONDS WEST, A DISTANCE OF 315.62 FEET; THENCE SOUTH 02 DEGREES 56 MINUTES 36 SECONDS WEST, A DISTANCE OF 28.28 FEET TO A POINT OF INTERSECTION WITH THE SOUTH LINE OF THE NORTHWEST QUARTER OF SAID SECTION 25; THENCE SOUTH 89 DEGREES 28 MINUTES 33 SECONDS WEST ALONG SAID SOUTH LINE OF THE NORTHWEST QUARTER OF SAID SECTION 25, A DISTANCE OF 529.04 FEET TO THE POINT OF BEGINNING, IN WILL COUNTY, ILLINOIS.

PARCEL V

THE RECIPROCAL AND NON-EXCLUSIVE EASEMENTS APPURTENANT TO AND FOR THE BENEFIT OF PARCEL I FOR THE USE OF THE COMMON AREA, MANAGEMENT, OPERATION, MAINTENANCE, RECONSTRUCTION AND REPAIR OF THE COMMON AREA, PARKING, RING ROAD, INGRESS AND EGRESS, ACCESS, ABUTMENT OF MALL AND DEVELOPER BUILDING, UTILITIES, MAINTENANCE, REPAIR OR RECONSTRUCTION OF FACILITIES AND STRUCTURES; CONSTRUCTION; RE-CONSTRUCTION, ERECTION AND MAINTENANCE OF FOOTINGS, FOUNDATIONS, SUPPORTS AND COMMON WALLS, CANOPIES, ROOF AND BUILDING OVERHANGS OR PROJECTIONS, AWNINGS, ALARM BELLS, SIGNS, LIGHTS AND LIGHTING DEVICES AND OTHER SIMILAR APPURTENANCES TO PARCEL I, AS CREATED, DEFINED AND LIMITED BY THE JOLIET OPERATING AGREEMENT
WHICH WAS RECORDED ON DECEMBER 9, 1977 IN THE OFFICE OF THE RECORDER OF WILL COUNTY, ILLINOIS, AS DOCUMENT NO. R77-48631 AND AS AMENDED BY THE FIRST AMENDMENT TO OPERATING AGREEMENT, RECORDED NOVEMBER 10, 1978, AS DOCUMENT NO. R78-45043 AND ALSO AS AMENDED BY THE SECOND AMENDMENT TO OPERATING AGREEMENT RECORDED NOVEMBER 8, 1979, AS DOCUMENT NO. R79-41766, AND AS RATIFIED BY AN INSTRUMENT RECORDED JULY 31, 1985, AS DOCUMENT NO. R85-24383; IN, OVER, UPON UNDER THE SHOPPING CENTER SITE AS SHOWN ON THE PLAT ATTACHED TO THE AFORESAID OPERATING AGREEMENT (EXCEPT AS TO THAT PART FALLING IN PARCEL I), ALL IN WILL COUNTY, ILLINOIS.

PARCEL VI

THAT PART OF THE NORTHEAST QUARTER AND THE SOUTHEAST QUARTER OF SECTION 26, TOWNSHIP 36 NORTH, RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 26, THENCE SOUTH 01 DEGREE 52 MINUTES 56 SECONDS EAST A DISTANCE OF 25.00 FEET TO A POINT; THENCE SOUTH 87 DEGREES 26 MINUTES 00 SECONDS WEST A DISTANCE OF 40.04 FEET TO THE POINT OF BEGINNING OF THE FOLLOWING DESCRIBED PARCEL OF LAND; THENCE CONTINUING SOUTH 87 DEGREES 26 MINUTES 00 SECONDS WEST A DISTANCE OF 654.79 FEET TO A POINT OF INTERSECTION WITH AN ARC OF A CIRCLE; THENCE SOUTHEASTERLY 278.15 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHEAST AND HAVING A RADIUS OF
310.00 FEET TO A POINT ON A CURVE; THENCE SOUTHWESTERLY 190.37 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHEAST AND HAVING A RADIUS OF 840.00 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHERLY 283.11 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE WEST AND HAVING A RADIUS OF 310.00 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHERLY 348.96 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHEAST AND HAVING A RADIUS OF 330.00 FEET TO A POINT OF INTERSECTION WITH A LINE; THENCE SOUTH 01 DEGREE 02 MINUTES 22 SECONDS EAST, A DISTANCE OF 232.32 FEET TO A POINT OF INTERSECTION WITH THE SOUTH LINE OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 26; THENCE SOUTH 88 DEGREES 57 MINUTES 38 SECONDS WEST ALONG THE SOUTH LINE OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF SAID 26, A DISTANCE OF 2,009.02 FEET TO THE SOUTHWEST CORNER OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 26; THENCE NORTH ALONG THE WEST LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 26 A DISTANCE OF 777.05 FEET TO A POINT; THENCE NORTH 88 DEGREES 08 MINUTES 59 SECONDS EAST ALONG A LINE PERPENDICULAR TO THE LAST DESCRIBED COURSE A DISTANCE OF 260.50 FEET TO A POINT ON A CURVE; THENCE EASTERLY 91.58 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTHEAST AND HAVING A RADIUS OF 220.00 FEET TO A POINT OF REVERSE CURVE; THENCE EASTERLY
327.42 FEET ALONG THE ARC OF A CIRCLE, CONVEX TO THE SOUTH AND HAVING A RADIUS OF 360.00 FEET TO A POINT OF REVERSE CURVE; THENCE EASTERLY 334.63 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE NORTH AND HAVING A RADIUS OF 330 FEET TO A POINT OF REVERSE CURVE; THENCE EASTERLY 371.43 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTH AND HAVING A RADIUS OF 460.00 FEET TO A POINT OF COMPOUND CURVATURE; THENCE NORTHEASTERLY 142.68 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE SOUTHEAST AND HAVING A RADIUS OF 90.00 FEET TO A POINT OF REVERSE CURVE; THENCE NORTHERLY 304.34 FEET ALONG THE ARC OF A CIRCLE CONVEX TO THE WEST AND HAVING A RADIUS OF 640.00 FEET TO A POINT; THENCE NORTH 02 DEGREES 18 MINUTES 01 SECONDS WEST A DISTANCE OF 238.2 FEET TO A POINT; THENCE NORTH 88 DEGREES 41
MINUTES 54 SECONDS EAST A DISTANCE OF 1,212.74 FEET TO A POINT ON A LINE
40.00 FEET WEST OF AND PARALLEL WITH THE EAST LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 26, WHICH POINT IS 85.55 FEET NORTH OF THE HEREINABOVE DESIGNATED POINT OF BEGINNING; THENCE SOUTH 01 DEGREE 52 SECONDS EAST A DISTANCE OF 85.55 FEET TO THE HEREINABOVE DESIGNATED POINT OF BEGINNING, IN WILL COUNTY, ILLINOIS.

                      PIN# 03-26-400-004
                        Promissory Note

               [The Promissory Note follows this page]

                        PROMISSORY NOTE
                       Louis Joliet Mall
                       Joliet, Illinois

 $26,000,000.00                          September 14, 1995

      FOR VALUE RECEIVED, CARLYLE REAL ESTATE LIMITED
PARTNERSHIP-XIV, an Illinois limited partnership (hereinafter referred to as the "Maker"), promises to pay to the order of CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, having its principal address at 900 Cottage Grove Road, Bloomfield, Connecticut 06002, (the "Payee") or such other place in the United States as the Holder hereof may designate in writing (the legal holder from time to time of this Note, including Payee as the initial holder, hereinafter referred to as "Holder"), the principal sum of Twenty-Six Million and NO/100 Dollars ($26,000,000.00), or so much thereof as may be advanced to or for the benefit of Maker by Holder (hereinafter referred to as "Principal Indebtedness"), together with interest thereon at an annual rate of eight and three one-hundredths percent (8.03%) (the "Interest Rate"), in accordance with the provisions hereinafter set forth.

      1.   TERMS OF PAYMENT.  (a) If the date on which Principal
Indebtedness is advanced to Maker ("the Advancement Date") is not the first day of a calendar month, then Maker shall pay to Holder on the first day of the first calendar month following the Advancement Date, interest only on the Principal Indebtedness, at

Page 1
the Interest Rate, calculated on the basis of a 365-day year and the number of days from and including the Advancement Date to and including the last day of the calendar month in which the Advancement Date occurs. On the first day of the second calendar month following the Advancement Date (or on the first day of the first calendar month following the date of this
Note if the Advancement Date is the first day of a calendar month), and on the first day of each calendar month thereafter (hereinafter called the "monthly payment dates") until and including the first day of the eighteenth calendar month following the Advancement Date (or the first day of the nineteenth calendar month if the Advancement Date is not the first day of a calendar month), Maker shall pay to Holder the sum of $173,983.33 to be applied to interest on the Principal Indebtedness from time to time outstanding at the Interest Rate for the immediately preceding calendar month. Except as otherwise provided hereinabove, interest shall be calculated and applied on the basis of a 360-day year consisting of twelve 30-day months.

           (b) Commencing on the first day of the nineteenth calendar month following the Advancement Date (or on the first day of the twentieth calendar month if the Advancement Date is not the first day of a calendar month), until October 1, 2002, Maker shall pay to Holder the sum of $201,189.20, to be applied first to interest on the Principal Indebtedness from time to time outstanding at the Interest Rate and the balance to be applied to the reduction of the Principal Indebtedness (based on a 25-year

Page 2
amortization schedule). The interest component of such monthly payments shall be calculated and applied on the basis of a 360-day year consisting of twelve 30-day months, except that interest for any partial month shall be calculated and applied on the basis of a 365-day year and the actual number of days in such partial month during which the Principal Indebtedness is outstanding.

           (c) On October 1, 2002 (the "Maturity Date"), Maker shall pay to Holder the entire Principal Indebtedness then remaining unpaid, together with all accrued and unpaid interest thereon at the Interest Rate, and any other charges due under this Note, the Mortgage (hereinafter defined), and any other documents evidencing or securing or pertaining to the advancement or disbursement of the Principal Indebtedness (collectively, the "Loan Documents"). The period from and including the date hereof to the Maturity Date will be referred to hereinafter as the "Term".

      2. PREPAYMENT. Except as specifically provided herein or in the Mortgage, no prepayment of the Principal Indebtedness shall be allowed during the first two loan years (as hereinafter defined) (the "Closed Period"). Maker, whether or not a debtor in a proceeding under Title 11, United States Code, may prepay the Principal Indebtedness in full, but not in part, on any monthly payment date after the Closed Period, provided Maker gives Holder forty-five (45) days prior written notice of Maker's


Page 3
intent to prepay this Note and pays a prepayment fee (the "Prepayment Fee") as described below.

      The Prepayment Fee shall be calculated as follows:

      The greater of:

      (a) one percent (1%) of the then-existing balance of this Note, or

      (b)  Yield Maintenance as defined below.

      The loan may be prepaid at par during the last six (6) months of the Term (the "Six-Month Period"). The loan years shall be consecutive 12-month periods measured from the initial monthly payment date. The Prepayment Fee will be due when the loan is prepaid prior to the Six-Month Period, whether such prepayment is voluntary or results from default, acceleration or any other cause, except to the extent otherwise set forth herein or in any other Loan Document.

      Notwithstanding anything to the contrary herein, in the event Maker has negotiated a bona fide third party sale of the Security (hereinafter defined) in accordance with the provisions of Section 19(a) of the Mortgage, except that the transferee does not meet the tests set forth in
Section 19(a) of the Mortgage or Holder does not, in its reasonable discretion, approve such

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transferee based on the provisions set forth in said Section 19(a) of the Mortgage, then prepayment shall in such case be allowed with payment of a prepayment fee equal to the greater of (a) one percent (1%) of the then existing balance of this Note, or (b) Yield Maintenance, except that the first variable for the Monthly Interest Shortfall (as defined below) shall in this case be "(i) the positive difference, if any, of the Semi-Annual Equivalent Rate (as defined below) less the sum of the Treasury Yield (as defined below) plus 70 basis points, divided by 12." Any such prepayment shall require a thirty (30) day prior written notice period and shall be simultaneous with the actual transfer of the Security. Any failure by Maker to make any such prepayment following notice given by Maker to Holder shall constitute a default under the Loan Documents unless (i) Maker shall have given Holder written notice of prepayment cancellation no later than 5 days before the scheduled date of the prepayment provided for in the notice of prepayment given in accordance with the preceding sentence and relating to such prepayment or (ii) Maker shall have failed to make such prepayment as a result of a default by a third party lender or purchaser under a commitment from or purchase agreement with such third party lender or purchaser to provide funds for such prepayment; in the event of either (i) or (ii) above, no prepayment shall be due hereunder.

      YIELD MAINTENANCE: "Yield Maintenance" is defined as the sum of the present values on the date of prepayment of each of the Monthly Interest Shortfalls for the remaining Term of the

Page 5
loan discounted at the monthly Treasury Yield plus 50 basis points.

      The "Monthly Interest Shortfall" for each month is the product of
(i) the positive difference, if any, of the Semi-Annual Equivalent Rate less the Treasury Yield, plus 50 basis points, divided by 12, times (ii) the outstanding principal balance of this Note on each monthly payment date for each full and partial month remaining in the Term.

      The present value of each Monthly Interest Shortfall is then determined by discounting each such Monthly Interest Shortfall to the date of prepayment at the Treasury Yield plus 50 basis points, divided by twelve.

      The "Semi-Annual Equivalent Rate" for this loan is 8.17%.

      The "Treasury Yield" will be determined by reference to the Federal Reserve Statistical Release H.15 (519) of Selected Interest Rates (or any similar successor publication of the Federal Reserve) for the first week ending not less than two full weeks prior to the prepayment date. If the remaining Term is less than one year, the Treasury Yield will equal the sum of the yield for 1-Year Treasury Constant Maturities. If the remaining Term is equal to one of the maturities of the Treasury Constant Maturities (e.g., 1-year, 2-year, etc.), then the Treasury Yield will equal the sum of the yield for the Treasury Constant
Page 6
Maturity with a maturity equalling the remaining Term. If the remaining Term is longer than one year, but does not equal one of the maturities of the Treasury Constant Maturities, then the Treasury Yield will equal the sum of the yield for the Treasury Constant Maturity closest to, but not exceeding, the remaining Term.

      FOR EXAMPLE: If a 9% loan were prepaid with 24 months remaining in the Term, at a time when Federal Reserve Statistical Release H.15 (519) reported a two-year Treasury Yield of 7.0%, and the outstanding loan balance was $10,000,000, then:


  Semi-Annual Equivalent Rate                      .0917
  less the Treasury Yield (7.0% plus .50%) -       .0750
                                           -------------
  equals the positive rate difference              .0167
  divided by 12
  equals the monthly rate differential           .001392
  times the principal balance              x $10.000.000
                                           -------------
  equals the Monthly Interest Shortfall    $   13,916.67
                                           =============

        The sum of the present values of each Monthly Interest Shortfall ($13,917.00) discounted at the monthly Treasury Yield plus 50 basis points (7.50% divided by 12 or .625%) equals $309,262.13.


      The aforementioned prepayment fee does not constitute a penalty, but rather represents the reasonable estimate, agreed to between Maker and Payee, of a fair compensation for the loss that may be sustained by Holder due to prepayment of the Principal Indebtedness prior to the Maturity Date.

Any prepayment fee required pursuant to the preceding paragraphs shall be paid without prejudice to the right of Holder to collect any of the amounts owing under this Note or the Mortgage or otherwise to

Page 7
enforce any of its rights or remedies arising out of an Event of Default (hereinafter defined) hereunder.
      In no event shall the prepayment fee hereunder exceed the maximum allowed by applicable law.
      3. SECURITY. This Note is given to evidence a loan of TWENTY-SIX MILLION AND 00/100 DOLLARS ($26,000,000.00) made to Maker by Payee (the Maker's receipt of which from Payee is hereby acknowledged) and is secured by, among other things, a Mortgage and Security Agreement (the "Mortgage") of even date herewith (and recorded or intended to be recorded in the office of the Recorder of Deeds of Will County, Illinois) from Maker for the benefit of Holder, and constitutes a first lien on certain real estate and a first priority security interest in personal property and any leasehold interest in such personal property and an assignment of rents and leases relating to such real property (hereinafter collectively referred to as the "Security"), in the City of Joliet, County of Will, State of Illinois, and specifically described in the Mortgage.

      4. LOCATION AND MEDIUM OF PAYMENTS. The sums payable under this Note or under the Mortgage shall be paid to Holder at its principal address hereinabove set forth, or at such other place in the United States as Holder may from time to time hereafter designate to Maker in writing, in legal tender of the United States of America.

Page 8
      5. ACCELERATION OF MATURITY. At the option of Holder, which may be exercised at any time after one or more of the following events (each being an "Event of Default") shall have occurred, the whole of the Principal Indebtedness, together with all interest, the applicable Prepayment Fee, if any, and other charges due under any of the Loan Documents, shall immediately become due and payable ("Acceleration of Maturity"): (a) if any payment of any installment of the Principal Indebtedness, including, without limitation, a prepayment of all the Principal Indebtedness following, and in accordance with, a notice of prepayment by Maker to Holder, and/or interest or of any other sum due hereunder is not received by Holder within five (5) business days following the date when such payment was due, or on the scheduled maturity date of this Note, provided that, except for the payments due on the Maturity Date of this Note, no more frequently than once in any twelve (12) month period, Holder shall give Maker notice of nonpayment and five (5) business days from receipt thereof in which to cure such nonpayment; or (b) if an Event of Default (as defined in the Mortgage) shall occur under the Mortgage.

      For purposes hereof, "business day" means any day other than a Saturday, Sunday or legal holiday on which national banking institutions are authorized or required to be closed in Hartford, Connecticut.

Page 9
      6. LATE CHARGES: INTEREST FOLLOWING EVENT OF DEFAULT. If any payment due under this Note, the Mortgage, or any other Loan Document (other than any payment due on the Maturity Date or upon any acceleration of the Principal Indebtedness), is not paid when due, without regard to any cure or grace period, Maker shall pay and Holder shall be entitled to collect a late payment charge for each month or fraction thereof during which such payment is not made when due and for each month thereafter that such sum remains unpaid, equal to the lesser of four percent (4%) of such late payment or the maximum amount permitted by law, for the purpose of defraying the expense incurred by Holder in handling and processing such delinquent payment, and such amount shall be secured by the Loan Documents securing the Note.

      In addition to any late payment charge which may be due under this Note, Maker shall pay interest on all sums due hereunder at a rate (the "Default Rate") equal to the lesser of (i) the Interest Rate plus four percent (4%) per annum, or (ii) the maximum rate permitted by law, from and after the first to occur of the following events: if Holder elects to cause the Acceleration of Maturity upon the occurrence of an Event of Default; if a petition under Title 11, United States Code, shall be filed by Maker or if Maker shall seek or consent to the appointment of a receiver or trustee for itself or for any of the Security, file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, make a general assignment for the benefit of

Page 10
creditors, or be generally unable to pay its material debts as they become due; if any involuntary proceeding under the bankruptcy laws or other similar laws of the United States, any state or other jurisdiction is filed against Maker and is not dismissed within sixty (60) days following the filing thereof; if a court shall enter an order, judgment or decree appointing, with or without the consent of Maker, a receiver or trustee for it or for any of the Security or approving a petition filed against Maker which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and any such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered; or if all sums due hereunder are not paid on the Maturity Date.

      7. COLLECTION AND ENFORCEMENT COSTS. Maker, upon demand, shall pay Holder for all costs and expenses, including without limitation attorneys' fees, paid or incurred by Holder in connection with the collection of any sum due hereunder, or in connection with enforcement of any of Holder's rights or Maker's obligations under this Note, the Mortgage or any of the other Loan Documents.

      8. CONTINUING LIABILITY. Subject to Section 15 hereof, the obligation of Maker to pay the Principal Indebtedness, interest and all other sums due hereunder shall continue in full force and effect and in no ways be impaired, until the actual payment thereof to Holder, and in case of a sale or transfer of

Page 11
all or any part of the Security, or in case of any further agreement given to secure the payment of this Note, or in case of any agreement or stipulation extending the time or modifying the terms of payment above recited, Maker shall nevertheless continue to be liable on this Note, as extended or modified by any such agreement or stipulation, unless released and discharged in writing by Holder.

      9.  INTENTIONALLY OMITTED.

      10. NO ORAL CHANGES: WAIVERS. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of a change is sought. The provisions of this Note shall extend and be applicable to all renewals, amendments, extensions, consolidations, and modifications of the Mortgage and/or the other Loan Documents, and any and all references herein to the Mortgage and/or the Loan Documents shall be deemed to include any such renewals, amendments, extensions, consolidations, or modifications thereof.

      Maker and any future endorsers, sureties, and guarantors hereof, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default (except notice of default required hereby, if any), or enforcement of the payment of this Note, and they

Page 12
agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by an indulgence, extension of time, renewal, waiver, or modification granted or consented to by the Holder; and Maker and all future indorsers, sureties and guarantors hereof consent to any and all extensions of time or waivers that may be granted unilaterally by the Holder hereof and to any renewals or modifications that may be agreed to between the Holder hereof and Maker, with respect to the payment or other provisions of this Note, and to the release of the collateral, or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder. The parties hereto recognize and acknowledge that no endorser, surety, guarantor or additional maker currently exists hereunder or is presently required under the Loan Documents.

      Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event. The acceptance by Holder of payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not without the express written consent of Holder: (i) constitute a waiver of

Page 13
the right to exercise any of Holder's remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy.

      No failure to cause an Acceleration of Maturity hereof by reason of an Event of Default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or
(ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of Illinois; and, to the maximum extent permitted by law, Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

      To the maximum extent permitted by law, Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, and appraisement now provided, or which may hereafter be provided, by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal,

Page 14
against the enforcement and collection of the obligations evidenced by this Note.

      11. BIND AND INURE. This Note shall bind and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

      12. APPLICABLE LAW. The provisions of this Note shall be construed and enforceable in accordance with the laws of the State of Illinois.
      If any provision of this Note or the application hereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law, except that if such provision relates to the payment of a monetary sum, then the Holder may, at its option, declare the entire indebtedness evidenced hereby due and payable upon sixty (60) days prior written notice to Maker and, provided no Event of Default is then continuing, without the Prepayment Fee or premium; provided that in the event Maker continues timely to make all payments of principal and interest due to Holder in accordance with the terms of this Note, whether or not any term or provision of this Note shall become invalid or unenforceable, Holder agrees to extend the aforementioned sixty (60) day period
Page 15
to one hundred eighty (180) days, or such shorter period as may be required by applicable law.

      13. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then IPSO FACTO the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity. In no event shall Maker be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the current legal limit; the right to demand any such excess being hereby expressly waived by Holder.

      14. NOTICE. Any notice, request, demand, statement or consent made hereunder shall be in writing signed by the party giving such notice, request, demand, statement or consent, and shall be delivered personally, delivered to a reputable overnight delivery service providing a receipt, or deposited in the United States Mail, postage prepaid and registered or certified return receipt requested, at the address set forth below, or at such other address within the continental United States of America as may have theretofore been designated in writing. The effective date of any notice given as aforesaid shall be the date of

Page 16
personal service, one (1) business day after delivery to such overnight delivery service, or three (3) business days after being deposited in the United States Mail, whichever is applicable. For purposes hereof, the addresses are as follows:

If to Holder:
          Connecticut General Life Insurance Company c/o CIGNA Investment Management - Real Estate 900 Cottage Grove Road
          Hartford, CT 06152-2319
          Attn:  Real Estate Investment Services, S-319

With a copy to:
          CIGNA Companies Investment Law Department 900 Cottage Grove Road Hartford, CT 06152-2215
          Attn:  Real Estate Division, S-215A

If to Maker:
          Carlyle Real Estate Limited Partnership - XIV 900 North
Michigan Avenue
          Chicago, IL 60611-1575
          Attn: Mr.  Stephen  A. Lovelette

With a courtesy copy to:
          Pircher, Nichols & Meeks 1999 Avenue of the Stars 26th Floor Los Angeles, CA 90067
          Attn:  Real Estate Notices (EJML)



     Notwithstanding the foregoing agreement to provide courtesy copies to the above-named persons, such copies shall be courtesy copies only, and failure to provide such courtesy copies shall have absolutely no effect or entitle Maker to any remedy whatsoever. Any notice duly given to Maker shall be effective

Page  17
whether or not the courtesy copies were given to the above-named persons.

     15.  NONRECOURSE.  Except as provided hereinafter in this Section
15, Maker (or any direct or indirect partner [or their respective shareholders] of Maker) shall not be personally liable For the payment of any sums due hereunder or under the other Loan Documents or the performance of any obligations of Maker by Maker hereunder or under any of the other Loan Documents. Without in any way limiting the generality of the foregoing, no judgment for the repayment of the Principal Indebtedness or interest thereon or other sums, charges and amounts owed by Maker (or any direct or indirect partner of Maker [or their respective shareholders]) to Holder will be enforced against Maker (or any direct or indirect partner [or their respective shareholders] of Maker) personally or any property of the Maker (or any direct or indirect partner [or their respective shareholders] of Maker) other than the Security and any other security furnished under the Loan Documents in any action to foreclose the Mortgage or to otherwise realize upon any such security furnished under the Loan Documents or to collect any amount payable under the Loan Documents. Notwithstanding the foregoing:

          (a) Nothing herein contained shall be construed as prohibiting Holder from exercising any and all remedies which the Loan Documents permit or any other remedies available to Holder at law or in equity, or Holder's rights in the Security,

Page  18
including the right to bring actions or proceedings against Maker and to enter a judgment against Maker, (but not any direct or indirect partner [or their respective shareholders] of Maker), so long as the exercise of any remedy does not extend to execution against or recovery out of any property of Maker (or any direct or indirect partner [or their respective shareholders] of Maker) other than the security furnished under the Loan Documents in any action to foreclose the Mortgage or otherwise to realize upon any security furnished under the Loan Documents or to collect any amount payable hereunder, or under any other Loan Document;

          (b) Maker (but not any direct or indirect partner [or their respective shareholders] of Maker) shall be fully and personally liable for
(i) misapplying (i.e., using in a manner other than as required under the Loan Documents) any condemnation awards or insurance awards attributable to the Security, but only to the extent of such awards so misapplied, (ii) at the time of foreclosure or transfer in lieu thereof, failing to turn over any security deposits attributable to the Security and held by Maker under the terms of any of the Leases, but only to the extent of such deposits not turned over, (iii) collecting any rents in advance in violation of any covenant contained in the Loan Documents, but only to the extent that such rents so collected in advance are not applied to the Security or the Loan,
(iv) committing fraud, intentional misrepresentation, or waste in connection with the operation of the Security or the making of the loan evidenced hereby, but only to the extent of any loss,

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damage, expense or costs (including reasonable attorneys' fees) incurred by Holder resulting from such fraud, intentional misrepresentation, or waste,
(v) gross revenues actually collected from the Security, from and after either (a) nonpayment by Maker of any principal or interest due under this Note or (b) receipt by Maker of notice from Holder of a nonmonetary or other monetary default pursuant to the terms of this Note, the Mortgage, or any of the other Loan Documents, if and only to the extent, such gross revenues are sufficient to pay any portion of the Principal Indebtedness, operating and maintenance expenses, insurance premiums, deposits into a reserve for taxes, insurance, or replacements (if any), or other sums required by the Loan Documents, and Maker fails to make such payments or deposits when due, but only to the extent of any funds diverted from such payments, expenses or deposits.
          (c) There shall be no limitation, in any event, on the Maker's (but not any direct or indirect partner [or their respective shareholders] of Maker) personal liability under, and the exercise of any of Holder's rights under the Environmental Indemnification Agreement of even date herewith from Maker to Holder with regard to the Security except as may be expressly set forth therein.
          (d) There shall be no limitation on the rights of Holder to proceed against any entity or person whatsoever, including Maker, with respect to the enforcement of any

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indemnifications or guarantees of the Indebtedness by such person or entity or other sums due hereunder or under any of the other Loan Documents or any part thereof, or any master leases by such person or entity, all of which may be entered into for the benefit of Holder after the date hereof, except as may be expressly set forth therein.

     In no event shall any trustee, advisor, beneficiary, director, shareholder, officer, or employee of Maker, or any partner in Maker, or any partner of a partner of Maker, or of JMB Properties Co., Urban Retail Properties Co., Institutional Realty Corporation, or JMB Realty Corporation, or their respective affiliates and subsidiaries (collectively, "JMB") have any personal liability under the Loan Documents, and with respect to the foregoing exceptions to non-recourse, Holder's recourse shall be limited to the assets of the Maker.

     For purposes hereof, an entity will be deemed to be an "affiliate" of if such entity controls, is under common control with, or is controlled by JMB. As used in this definition of "affiliate", "control" (including its correlative usages, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through ownership of voting securities, by contract, or otherwise. For purposes of this definition, any entity that owns, directly or indirectly, 50% or more of the securities having ordinary voting

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power for the election of the board of directors of the corporation, or 50% or more of the ownership interests of any other entity shall be deemed to control such corporation or other entity. In addition, with respect to any general or limited partnership, an entity which is the managing or co-managing partner of such partnership, or which is a general partner with at least equal power with all general partners to direct and control the partnership, shall be deemed to control such partnership.

     Additionally, and notwithstanding anything to the contrary contained herein, no negative capital account of any partner of Maker or of any sub-tier entities of Maker, or any obligation of any such partner or sub-tier entity to restore a negative capital account or to contribute capital to Maker or any such partner or sub-tier entity, shall be deemed to be the property or an asset of Maker or any such partner or sub-tier entity. Accordingly, neither Holder nor any of its successors or assigns shall have any right to collect, enforce, or proceed against or with respect to such negative capital account or obligation to restore or contribute.

     The provisions of this Section 15 will not affect other legal or equitable remedies available to Holder or Holder's rights in and to the Security or constitute a waiver by Holder or any such remedies or rights in and to the Security.

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16. TIME OF THE ESSENCE. Time is of the essence in this Note and the other Loan Documents.

     17. ATTORNEYS' FEES. Any reference to "attorney fees" in this document includes but is not limited to both the fees, charges and costs incurred by Holder through its retention of outside legal counsel and the allocable fees, costs and charges for services rendered by Holder's in-house counsel. Any reference to "attorney fees" shall also include but not be limited to those attorneys or legal fees, costs and charges incurred by Holder in the collection of any Principal Indebtedness, the enforcement of any obligations hereunder, the protection of the Security, the foreclosure of the Mortgage, the sale of the Security, the defense of actions arising hereunder and the collection, protection or setoff of any claim the Holder may have in a proceeding under Title 11, United States Code. Attorneys fees provided for hereunder shall be reasonable in amount and shall accrue whether or not Holder has provided notice of an Event of Default or of an intention to exercise its remedies for such Event of Default.

     18. WAIVER OF TRIAL OF JURY. TO INDUCE HOLDER TO MAKE THE LOAN EVIDENCED BY THIS NOTE, MAKER AND HOLDER EACH HEREBY KNOWINGLY,
VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHTS WHICH MAKER OR HOLDER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDINGS IN WHICH MAKER AND HOLDER ARE

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ADVERSE PARTIES AS TO ANY MATTER ARISING OUT OF OR CONCERNING
THE SUBJECT MATTER OF THIS NOTE.

     19. SEVERABILITY. No determination by any court or governmental authority that any provision in this Note is invalid, illegal or unenforceable in any instance shall affect the validity, legality or enforceability of (a) any other provision hereof, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with applicable law.

     20. REPLACEMENT OF NOTE. Upon receipt of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Maker or, in the case of any such mutilation, upon surrender and cancellation of this Note, Maker will execute and deliver, in lieu thereof, a replacement Note (the "Replacement Note"), identical in form and substance to this Note and dated as of the date of this Note.





                   (Signatures on next page]

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     IN WITNESS WHEREOF, Maker has duly executed this Note as a sealed instrument as of the day and year first above written.

                          MAKER:

                          CARLYLE REAL ESTATE LIMITED PARTNERSHIP-
                          XIV, an Illinois limited partnership

                          By: JMB Realty Corporation, a Delaware
                          corporation, its corporate general partner


                          By: K. JAY WEAVER
                          Name: K. Jay Weaver
                          Title: Vice President